                                                                  EXHIBIT 4.5(a)


                                                                  EXECUTION COPY





================================================================================


                                  $1.55 BILLION

                                CREDIT AGREEMENT

                                      among

                                  TENNECO INC.
                    (to be renamed TENNECO AUTOMOTIVE INC.),
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                                   COMMERZBANK

                                       and

                             BANK OF AMERICA, N.A.,

                           as Co-Documentation Agents,

                               CITICORP USA, INC.,
                              as Syndication Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                         Dated as of September 30, 1999


================================================================================



            CHASE SECURITIES INC., as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS.......................................................2
         1.1  Defined Terms...................................................2
         1.2  Other Definitional Provisions..................................24

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................25
         2.1  Term Commitments...............................................25
         2.2  Procedure for Term Loan Borrowing..............................25
         2.3  Repayment of Term Loans........................................25
         2.4  Revolving Commitments..........................................27
         2.5  Procedure for Revolving Loan Borrowing.........................27
         2.6  Swingline Commitment...........................................28
         2.7  Procedure for Swingline Borrowing; Refunding of
                Swingline Loans..............................................28
         2.8  Commitment Fees, etc. .........................................30
         2.9  Termination or Reduction of Commitments........................30
         2.10  Optional Prepayments..........................................30
         2.11  Mandatory Prepayments and Commitment Reductions...............31
         2.12  Conversion and Continuation Options...........................33
         2.13  Limitations on Eurodollar Tranches............................34
         2.14  Interest Rates and Payment Dates..............................34
         2.15  Computation of Interest and Fees..............................35
         2.16  Inability to Determine Interest Rate..........................35
         2.17  Pro Rata Treatment and Payments...............................36
         2.18  Requirements of Law...........................................37
         2.19  Taxes.........................................................38
         2.20  Indemnity.....................................................40
         2.21  Change of Lending Office......................................40
         2.22  Replacement of Lenders........................................41

SECTION 3.  LETTERS OF CREDIT................................................41
         3.1  L/C Commitment.................................................41
         3.2  Procedure for Issuance of Letter of Credit.....................42
         3.3  Fees and Other Charges.........................................42
         3.4  L/C Participations.............................................42
         3.5  Reimbursement Obligation of the Borrower.......................43
         3.6  Obligations Absolute...........................................43
         3.7  Letter of Credit Payments......................................44
         3.8  Applications...................................................44

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................44
         4.1  Financial Condition............................................44

                                                                            Page
                                                                            ----

         4.2  No Change......................................................45
         4.3  Corporate Existence; Compliance with Law.......................45
         4.4  Corporate Power; Authorization; Enforceable Obligations........46
         4.5  No Legal Bar...................................................46
         4.6  Litigation.....................................................46
         4.7  No Default.....................................................46
         4.8  Ownership of Property; Liens...................................47
         4.9  Intellectual Property..........................................47
         4.10  Taxes.........................................................47
         4.11  Federal Regulations...........................................47
         4.12  Labor Matters.................................................47
         4.13  ERISA.........................................................47
         4.14  Investment Company Act; Other Regulations.....................48
         4.15  Subsidiaries..................................................48
         4.16  Use of Proceeds...............................................48
         4.17  Environmental Matters.........................................48
         4.18  Accuracy of Information, etc..................................49
         4.19  Security Documents............................................50
         4.20  Solvency......................................................50
         4.21  Year 2000 Matters.............................................50
         4.22  Senior Indebtedness...........................................51
         4.23  Certain Documents.............................................51

SECTION 5.  CONDITIONS PRECEDENT.............................................51
         5.1  Conditions to Signing Date.....................................51
         5.2  Conditions to Effective Date...................................52
         5.3  Conditions to Initial Extensions of Credit.....................52
         5.4  Conditions to Each Extension of Credit.........................56

SECTION 6.  AFFIRMATIVE COVENANTS............................................56
         6.1  Financial Statements...........................................56
         6.2  Certificates; Other Information................................57
         6.3  Payment of Obligations.........................................58
         6.4  Maintenance of Existence; compliance...........................58
         6.5  Maintenance of Property; Insurance.............................58
         6.6  Inspection of Property; Books and Records; Discussions.........58
         6.7  Notices........................................................58
         6.8  Environmental Laws.............................................59
         6.9  Interest Rate Protection.......................................59
         6.10  Additional Collateral, etc....................................59

SECTION 7.  NEGATIVE COVENANTS...............................................61
         7.1  Financial Condition Covenants..................................61
         7.2  Indebtedness...................................................62
         7.3  Liens..........................................................63

                                                                            Page
                                                                            ----

         7.4  Fundamental Changes............................................65
         7.5  Disposition of Property........................................65
         7.6  Restricted Payments............................................66
         7.7  Capital Expenditures...........................................67
         7.8  Investments....................................................67
         7.9  Optional Payments and Modifications of Senior
                  Subordinated Notes. .......................................68
         7.10  Transactions with Affiliates..................................68
         7.11  Sales and Leasebacks..........................................69
         7.12  Changes in Fiscal Periods.....................................69
         7.13  Negative Pledge Clauses.......................................69
         7.14  Lines of Business.............................................69
         7.15  Amendments to Spin-Off Documents..............................69

SECTION 8.  EVENTS OF DEFAULT................................................69

SECTION 9.  THE AGENTS.......................................................73
         9.1  Appointment....................................................73
         9.2  Delegation of Duties...........................................73
         9.3  Exculpatory Provisions.........................................73
         9.4  Reliance by Administrative Agent...............................73
         9.5  Notice of Default..............................................74
         9.6  Non-Reliance on Agents and Other Lenders.......................74
         9.7  Indemnification................................................75
         9.8  Agent in Its Individual Capacity...............................75
         9.9  Successor Administrative Agent.................................75
         9.10  Co-Documentation Agents and Syndication Agent.................76

SECTION 10.  MISCELLANEOUS...................................................76
         10.1  Amendments and Waivers........................................76
         10.2  Notices.......................................................77
         10.3  No Waiver; Cumulative Remedies................................78
         10.4  Survival of Representations and Warranties....................78
         10.5  Payment of Expenses and Taxes.................................78
         10.6  Successors and Assigns; Participations and Assignments........79
         10.7  Adjustments; Set-off..........................................82
         10.8  Counterparts..................................................83
         10.9  Severability..................................................83
         10.10  Integration..................................................83
         10.11  GOVERNING LAW................................................83
         10.12  Submission To Jurisdiction; Waivers..........................83
         10.13  Acknowledgments..............................................84
         10.14  Releases of Guarantees and Liens.............................84
         10.15  Confidentiality..............................................85
         10.16  WAIVERS OF JURY TRIAL........................................85

ANNEX:

A                     Pricing Grid


SCHEDULES:

1.1A                  Commitments
1.1B                  Mortgaged Property
4.4                   Consents, Authorizations, Filings and Notices
4.15                  Subsidiaries
4.19(a)               UCC Filing Jurisdictions
4.19(b)               Mortgage Filing Jurisdictions
7.2(d)                Existing Indebtedness
7.3(f)                Existing Liens
7.5                   Dispositions
7.8(i)                Existing Investments


EXHIBITS:

A                     Form of Guarantee and Collateral Agreement
B                     Form of Compliance Certificate
C                     Form of Closing Certificate
D                     Form of Mortgage
E                     Form of Assignment and Acceptance
F                     Form of Legal Opinion of Jenner & Block (Signing Date)
G                     Form of Prepayment Option Notice
H                     Form of Exemption Certificate

                  CREDIT AGREEMENT, dated as of September 30, 1999, among TENNECO INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), COMMERZBANK, AG and BANK OF AMERICA, N.A., as co-documentation agents (in such capacity, the "Co-Documentation Agents"), CITICORP USA, INC., as syndication agent (in such capacity, the "Syndication Agent"), and THE CHASE MANHATTAN BANK, as administrative agent.

                                    RECITALS

                  1. Pursuant to the Distribution Agreement (such term and the other capitalized terms used in these recitals having the meaning set forth in this Agreement unless the context otherwise requires) between the Borrower and Tenneco Packaging Inc., a Delaware corporation ("Packaging") which is a direct wholly owned Subsidiary of the Borrower, the Borrower has agreed to separate and divide the existing businesses of the Borrower so that (a) the Packaging Business shall be owned directly and indirectly by Packaging, and (b) the Automotive Business shall be directly and indirectly owned by the Borrower, and the Borrower will be renamed Tenneco Automotive, Inc. immediately following the separation and division described above and prior to the distribution described in the succeeding paragraph.

                  2. Following the separation and division described in the preceding paragraph 1 the Borrower shall distribute, as a dividend to the holders of the shares of its common stock, all of the capital stock of Packaging (the transactions described in paragraph 1 above and this paragraph 2, as more particularly described in the Spin-Off SEC Filings (as defined below), the "Spin-Off").

                  3. Packaging intends to sell the 43% of the common stock of Packaging Corporation of America, a Delaware corporation ("PCA"), owned by it to the public in a registered public offering (the "PCA IPO"). The PCA IPO may occur before or after the Spin-Off and is not a condition to the Spin-Off.

                  4. Pursuant to the Distribution Agreement and in connection with the Spin-Off, certain pre-existing indebtedness of the Borrower and Packaging and certain of their respective Subsidiaries will be paid in full and canceled, or realigned through some combination of tender offers, exchange offers, prepayments and other refinancings (the Spin-Off and the other transactions to be performed pursuant to and in connection with the Spin-Off, the "Spin-Off Transactions").

                  5. The Borrower has requested that the Lenders, the Co-Documentation Agents, the Administrative Agent and the Syndication Agent enter this Agreement in order to make available to the Borrower the $1,550,000,000 credit facilities described herein on the terms and conditions set forth herein.

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent": Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Funding Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                            ABR Loans          Eurodollar Loans
    Revolving Loans and Swingline Loans                       1.75%                  2.75%
    Tranche A Term Loans                                      1.75%                  2.75%
    Tranche B Term Loans                                      2.25%                  3.25%
    Tranche C Term Loans                                      2.50%                  3.50%

; provided, that on and after the first Adjustment Date occurring after the first anniversary of the Funding Date, the Applicable Margin with respect to Revolving Loans, Swingline Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

                  "Applicable Prepayment Percentage": (a) with respect to any prepayment of the Term Loans required pursuant to Section 2.11(a)(i) in connection the issuance of any Capital Stock, 50%; (b) with respect to any prepayment of the Term Loans required pursuant to Section 2.11(a)(i) in connection with the issuance or incurrence of any Indebtedness (i) 100% if the Consolidated Leverage Ratio is equal to or more than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter, (ii) 75% if the Consolidated Leverage Ratio is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter and (iii) 50% if the Consolidated Leverage Ratio is less than 2.5 to 1.0 as of the last day of the most recently ended fiscal quarter;
(c) with respect to any prepayment of the Term Loans required pursuant to
Section 2.11(b) in connection with any Asset Sale or Recovery Event (i) if the Borrower's senior unsecured long-term debt rating is at least investment grade from each of Moody's Investors Service, Inc. and Standard & Poor's Rating Group and one of such ratings is higher than BAA3 or BBB-, as applicable, 50% or (ii) otherwise, 100%; and (d) with respect to any prepayment of the Term Loans required pursuant to Section 2.11(c) for any fiscal year (i) 75% if the Consolidated Leverage Ratio is equal to or more than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter and (ii) 50% if the Consolidated Leverage Ratio is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e), (f), (h) or (i) of Section 7.5) that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries in excess of $2,000,000.

                  "Assignee":  as defined in Section 10.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit E.

                  "Assignor":  as defined in Section 10.6(c).

                  "Automotive Business": as defined in the Distribution
Agreement.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Benefitted Lender":  as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business":  as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Chase":  The Chase Manhattan Bank.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents":  as defined in the preamble hereto.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Tranche A Term Commitment, the Tranche B Term Commitment, the Tranche C Term Commitment and the Revolving Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the first anniversary of the Funding Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated July 1999 and furnished to the Lenders, as supplemented by letter dated September 10, 1999 from the Borrower to the Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), and minus, to the extent taken into account in calculating Consolidated Net Income for such period, the sum of (a) interest income, (b) any non-cash extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $5,000,000. Notwithstanding the forgoing, (i) the Consolidated EBITDA for the fiscal quarters ended June 30, 1999 and September 30, 1999 shall be deemed to be $124,000,000 and $91,000,000, respectively, and
(ii) with respect to the fiscal quarter ended December 31, 1999, Consolidated EBITDA shall be increased by (x) the amount (such amount not to be in excess of $55,000,000) of restructuring charges associated with the Borrower's cost-reduction plan included in the calculation of Consolidated Net Income for such quarter and (y) the amount (such amount not to be in excess of $400,000,000) of transaction fees and expenses and debt realignment costs (including certain taxes related thereto) incurred in connection with the Spin-Off included in the calculation of Consolidated Net Income for such quarter.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations but net of interest income) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers? acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Total Assets": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": the directors of the Borrower on the Funding Date, after giving effect to the Spin-Off and the other Transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than any transaction for purposes of collateral or security to the extent permitted hereunder). The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Distribution Agreement": the Distribution Agreement to be entered into between the Borrower and Packaging substantially in the form included in Amendment No.2 to the Form S-4 Filing, as amended, modified or supplemented from time to time in accordance with Section 7.15.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Effective Date": the date on which the conditions precedent set forth in Section 5.2 shall have been satisfied.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                Eurodollar Base Rate
                     ------------------------------------------
                     1.00 --- Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures, any such expenditures financed with the proceeds of any Reinvestment Deferred Amount and any Capital Expenditures with respect to which the Borrower delivered a certificate pursuant to the immediately following clause (iii) in connection with the calculation of Excess Cash Flow for the last fiscal year), (iii) the aggregate amount of Capital Expenditures that the Borrower or any of its Subsidiaries became obligated to make but that are not made during such fiscal year, provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such fiscal year, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditure will be made in the following fiscal year and the aggregate amount of all such Capital Expenditures shall not exceed the limitations set forth in Section 7.7 for such fiscal year,
(iv) the net amount of all prepayments of Revolving Loans and Swingline Loans and other revolving credit facilities during such fiscal year and all optional prepayments of the Term Loans during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year, (vi) increases in Consolidated Working Capital for such fiscal year, and (vii) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                  "Excess Cash Flow Application Date": as defined in Section 2.11(c).

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Excluded Subsidiary": (i) any Foreign Subsidiary, (ii) any other Subsidiary if and at such time as the Borrower and its Subsidiaries own Capital Stock representing less than 80% of the ordinary voting power of such other Subsidiary, (iii) any Immaterial Subsidiary and (iv) any Finance Subsidiary if the execution and delivery of any Loan Document by such Finance Subsidiary would materially adversely affect the treatment of any Permitted Receivables Financing as a true sale transaction.

                  "Facility": each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Facility"), (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), (c) the Tranche C Term Commitments and the Tranche C Term Loans made thereunder (the "Tranche C Term Facility"), (d) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility"), and (e) each other credit facility that may be added to this Agreement after the date hereof.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Finance Subsidiary": Tenneco Automotive RSA Company and any other Wholly Owned Subsidiary of the Borrower that is formed for the sole purpose of engaging in Permitted Receivables Financings.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Form S-4 Filing": the Registration Statement on Form S-4 filed by Packaging with the SEC on July 15, 1999 with respect to the Spin-Off Transactions, as amended from time to time thereafter.

                  "Form 10 Filing": the General Form for Registration of Securities on Form 10 filed by Packaging with the SEC on July 15, 1999 with respect to the Spin-Off Transactions, as amended from time to time thereafter.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Date": the date on which the conditions precedent set forth in Section 5.3 shall have been satisfied.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1 and the definition of "Applicable Prepayment Percentage," GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1, provided that, if the Borrower notifies the Administrative Agent within one year after the effectiveness of any applicable Accounting Change (as defined below) that the Borrower requests an amendment to any provision hereof to eliminate the effect of such Accounting Change or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower within one year after the effectiveness of any such Accounting Change that the Administrative Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such Accounting Change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. "Accounting Change" refers to a change after the date hereof in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Granting Bank":  as defined in Section 10.6(d).

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person?s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to the Subsidiary Guarantors and any other Person that guarantees payment of all or a portion of the Obligations.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Immaterial Subsidiary": at any time, any Domestic Subsidiary of the Borrower having total assets (as determined in accordance with GAAP) in an amount of less than 1% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries; provided, however, that the total assets (as so determined) of all Immaterial Subsidiaries shall not exceed 5% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries. In the event that total assets of all Immaterial Subsidiaries exceed 5% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries, the Borrower will designate Domestic Subsidiaries which would otherwise constitute Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such 5% threshold is met.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than any such obligations incurred in the ordinary course of such Person?s business maturing less than one (1) year from the creation thereof), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than an operating lease, synthetic lease or similar arrangement), (d) for the purposes of Sections 7.2 and 8(e) only, all indebtedness created or arising under any conditional sale or other title retention agreement (other than an operating lease) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) for the purposes of Sections 7.2 and 8(e) only, all Capital Lease Obligations of such Person, (f) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person, contingent or otherwise, as an account party under acceptances, surety bonds or similar arrangements (other than obligations arising out of endorsements of instruments for deposit or collection in the ordinary course of business), (g) all unpaid reimbursement obligations of such Person in respect of drawings under letters of credit and, for purposes of Sections 7.2 and 8(e) only, the face amount of all letters of credit issued for the account of such Person, (h) for the purposes of Sections 7.2 and 8(e) only, all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (i) without limitation of the foregoing, all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided that the amount of any such obligation shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar

                                                                             15
         month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": Chase, Chase Manhattan Bank (Delaware) or any other Lender which agrees to act as an Issuing Lender hereunder, in its capacity as issuer of any Letter of Credit.

                  "Joint Venture": any Person in which the Borrower and/or its Subsidiaries hold less than a majority of the Capital Stock, and which does not constitute a Subsidiary of the Borrower, whether direct or indirect.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                  "Lenders":  as defined in the preamble hereto.

                  "Letters of Credit":  as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Notes.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving

Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

                  "Material Adverse Effect": a material adverse effect on (a) the Transaction or (b) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, after giving effect to the Spin-Off Transactions.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages, and any other real properties required to be mortgaged pursuant to Section 6.10.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys? fees, accountants? fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys? fees, investment banking fees, accountants? fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in Section 2.19(a).

                  "Non-U.S. Lender": as defined in Section 2.19(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder (exclusive of any franchise tax or any tax assessment on the overall net income of a recipient) or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Packaging": as defined in the recitals hereto.

                  "Packaging Business": as defined in the Distribution
Agreement.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PCA": as defined in the recitals hereto.

                  "PCA IPO": as defined in the recitals hereto.

                  "Permitted Receivables Financing": (a) any sale by the Borrower or a Domestic Subsidiary of accounts receivable to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) by the Finance Subsidiary, in each case without any guarantee by the Borrower or any other Subsidiary thereof , provided, however, that (i) the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions entered into after the date hereof must be reasonably acceptable to the Administrative Agent and (b) any sale or financing by any Foreign Subsidiary to or with local buyers or lenders of accounts receivable in the ordinary course of business, in each case without any guarantee by the Borrower or any Domestic Subsidiary. The aggregate principal amount of the receivables sold or financed and which remain uncollected in all transactions described in the preceding clauses (a) and (b) will not exceed $150,000,000 at any time and from time to time.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Properties": as defined in Section 4.17(a).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Refunded Swingline Loans": as defined in Section 2.7.

                  "Refunding Date": as defined in Section 2.7.

                  "Register": as defined in Section 10.6(e).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Term Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice and for which the Borrower or a Subsidiary has received the Net Cash Proceeds.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. sec. 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Funding Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower or any other applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, Treasurer and Controller of the Borrower or such Loan Party, as the case may be.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $500,000,000.

                  "Revolving Commitment Period": the period from and including the Funding Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": as defined in Section 2.4(a).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

                  "Revolving Termination Date": the date which is the sixth anniversary of the Funding Date.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Indenture": the Indenture to be entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, which shall contain the terms set forth in the Preliminary Offering Memorandum therefor, with such changes as are approved by the Administrative Agent, such approval not to unreasonably withheld, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 7.9.

                  "Senior Subordinated Notes": the subordinated notes of the Borrower issued on the Funding Date pursuant to the Senior Subordinated Note Indenture.

                  "Signing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPC": as defined in Section 10.6(d).

                  "Specified Change of Control": a "Change of Control" as defined in the Senior Subordinated Note Indenture.

                  "Spin-Off": as defined in the recitals hereto.

                  "Spin-Off Documents": collectively (i) the Distribution Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith and (ii) the Ancillary Agreements (as defined in the Distribution Agreement as in effect on the date hereof, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.

                  "Spin-Off SEC Filings": the collective reference to the Form S-4 Filing and the Form 10 Filing.

                  "Spin-Off Transactions": as defined in the recitals hereto.

                  "Stub Debt": as defined in subsection 2.11(a)(iv)

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified (i) all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (ii) each Finance Subsidiary shall be deemed not to be a Subsidiary of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Subsidiary.

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.

                  "Swingline Lender": Chase, in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": as defined in Section 2.6.

                  "Swingline Participation Amount": as defined in Section 2.7.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Term Commitments": the collective reference to the Tranche A Term Commitments, the Tranche B Term Commitments and the Tranche C Term Commitments of the Lenders.

                  "Term Lenders": the collective reference to the Tranche A Term Lenders, the Tranche B Term Lenders and the Tranche C Term Lenders.

                  "Term Loans": the collective reference to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Tranche A Final Maturity Date": the date which is the sixth anniversary of the Funding Date.

                  "Tranche A Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche A Term Commitments is $450,000,000.

                  "Tranche A Term Lender": each Lender that has a Tranche A Term Commitment or is the holder of a Tranche A Term Loan.

                  "Tranche A Term Loan": as defined in Section 2.1.

                  "Tranche A Term Percentage": as to any Tranche A Term Lender at any time, the percentage which such Lender's Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Funding Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "Tranche B Final Maturity Date": the date which is the eighth anniversary of the Funding Date.

                  "Tranche B Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Commitments is $300,000,000.

                  "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                  "Tranche B Term Loan": as defined in Section 2.1.

                  "Tranche B Term Percentage": as to any Tranche B Term Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Funding Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding); provided, that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Tranche B Term Lender, such Term Lender's Tranche B Term Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Lender's Tranche B Term Loans that shall have been declined by such Term Lender (or, in the case of any Term Lender that shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

                  "Tranche C Final Maturity Date": the date which is eight and one-half years after the Funding Date.

                  "Tranche C Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche C Term Commitments is $300,000,000.

                  "Tranche C Term Lender": each Lender that has a Tranche C Term Commitment or that holds a Tranche C Term Loan.

                  "Tranche C Term Loan": as defined in Section 2.1.

                  "Tranche C Term Percentage": as to any Tranche C Term Lender at any time, the percentage which such Lender's Tranche C Term Commitment then constitutes of the aggregate Tranche C Term Commitments (or, at any time after the Funding Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding); provided, that solely for purposes of calculating the amount of each installment of Tranche C Term Loans (other than the last installment) payable to a Tranche C Term Lender, such Term Lender's Tranche C Term Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Lender's Tranche C Term Loans that shall have been declined by such Term Lender (or, in the case of any Term Lender that shall have acquired its Tranche C Term Loans by assignment from another Person, by such other Person).

                  "Transaction": the collective reference to (i) the Spin-Off and the other Spin-Off Transactions (exclusive of the PCA IPO), (ii) the issuance of the Senior Subordinated Notes and the use of the proceeds thereof and (iii) the entering into, and creating security interests in Collateral under, the Loan Documents and the use of the proceeds of the Loans.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Funding Date in an amount requested by the Borrower not to exceed the amount of the Tranche A Term Commitment of such Lender, (b) each Tranche B Term Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Funding Date in an amount requested by the Borrower not to exceed the amount of the Tranche B Term Commitment of such Lender and (c) each Tranche C Term Lender severally agrees to make a term loan (a "Tranche C Term Loan") to the Borrower on the Funding Date in an amount requested by the Borrower not to exceed the amount of the Tranche C Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, one Business Day prior to the anticipated Funding Date in the case of ABR Loans or three Business Days prior to the anticipated Funding Date in the case of Eurodollar Loans) requesting that the Term Lenders make the Term Loans on the Funding Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Funding Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds. The proceeds of the Term Loans will then be promptly made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower.

                  2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Lender shall be payable in 18 consecutive equal quarterly installments, commencing on September 30, 2001, with the last installment being made on the Revolving Termination Date, each of which installments shall be in an amount equal to such Lender's Tranche A Term Percentage multiplied by the amount of $25,000,000.

                  (b) The Tranche B Term Loan of each Tranche B Term Lender shall be payable in 26 consecutive quarterly installments, commencing on September 30, 2001, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:


          Installment                   Amount                      Installment                       Amount

      September 30, 2001               $750,000                    March 31, 2005                    $750,000

       December 31, 2001               $750,000                    June 30, 2005                     $750,000

                                                                 September 30, 2005                  $750,000

        March 31, 2002                 $750,000                  December 31, 2005                   $750,000

         June 30, 2002                 $750,000

      September 30, 2002               $750,000                    March 31, 2006                    $750,000

       December 31, 2002               $750,000                    June 30, 2006                     $750,000

                                                                 September 30, 2006                  $750,000

        March 31, 2003                 $750,000                  December 31, 2006                   $750,000

         June 30, 2003                 $750,000

      September 30, 2003               $750,000                    March 31, 2007                  $70,875,000

       December 31, 2003               $750,000                    June 30, 2007                   $70,875,000

                                                                 September 30, 2007                $70,875,000

        March 31, 2004                 $750,000            Tranche B Final Maturity Date           $70,875,000

         June 30, 2004                 $750,000

      September 30, 2004               $750,000

       December 31, 2004               $750,000

                  (c) The Tranche C Term Loan of each Tranche C Term Lender shall be payable in 28 consecutive quarterly installments, commencing on September 30, 2001, each of which shall be in an amount equal to such Lender's Tranche C Term Percentage multiplied by the amount set forth below opposite such installment:



         Installment                   Amount                       Installment                        Amount

     September 30, 2001               $750,000                     March 31, 2005                     $750,000

      December 31, 2001               $750,000                     June 30, 2005                      $750,000

                                                                 September 30, 2005                   $750,000

       March 31, 2002                 $750,000                   December 31, 2005                    $750,000

        June 30, 2002                 $750,000

     September 30, 2002               $750,000                     March 31, 2006                     $750,000

      December 31, 2002               $750,000                     June 30, 2006                      $750,000

                                                                 September 30, 2006                   $750,000

       March 31, 2003                 $750,000                   December 31, 2006                    $750,000

        June 30, 2003                 $750,000

     September 30, 2003               $750,000                     March 31, 2007                     $750,000

      December 31, 2003               $750,000                     June 30, 2007                      $750,000

                                                                 September 30, 2007                   $750,000

       March 31, 2004                 $750,000                   December 31, 2007                    $750,000

        June 30, 2004                 $750,000

     September 30, 2004               $750,000                     March 31, 2008                   $140,250,000

      December 31, 2004               $750,000             Tranche C Final Maturity Date            $140,250,000

                  (d) In the event the Tranche A Term Commitments, Tranche B Term Commitments or Tranche C Term Commitments are reduced on or prior to the Funding Date in accordance with Section 2.11(a) or (b), each of the applicable principal installment amounts set forth in this Section 2.3 shall be ratably reduced.

                  2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time at the Borrower's request during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swingline Loans then outstanding does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.5 and 2.12.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                  2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent
(a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) prior to 12:00 Noon, New York City time one Business Day prior to the requested Borrowing Date (or, if same day borrowing is requested, prior to 10:00 a.m., New York City time, on the requested Borrowing Date), in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of

$1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                  2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

                  (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

                  2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 p.m., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 p.m., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Signing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily unused portion of (i) the Revolving Commitment, the Tranche A Term Commitment, the Tranche B Term Commitment and the Tranche C Term Commitment of such Lender prior to the Funding Date and (ii) the Available Revolving Commitment of such Lender thereafter, in each case during the period for which payment is made, payable on the Funding Date and thereafter quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the Funding Date.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  2.9 Termination or Reduction of Commitments. (a) The Borrower shall have the right prior to the Funding Date, upon not less than three Business Days'R notice to the Administrative Agent, to terminate the Tranche A Term Commitments, the Tranche B Term Commitments and/or the Tranche C Term Commitments or, from time to time, to reduce the amount of the Tranche A Term Commitments, Tranche B Term Commitments or Tranche C Term Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall permanently reduce the applicable Commitments then in effect.

                  (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as set forth below), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the

                                                                             31
Borrower shall also pay any amounts owing pursuant to Section 2.20 provided, however, that the Tranche B Term Loans and the Tranche C Term Loans may only be prepaid at a price equal to (i) 102% of the principal amount thereof prior to the first anniversary of the Funding Date and (ii) 101% of the principal amount thereof on or after the first anniversary and prior to the second anniversary of the Funding Date. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Any optional prepayments of the Term Loans shall be applied to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, ratably based on the respective outstanding principal amounts thereof, subject to Section 2.11(e).

                  2.11 Mandatory Prepayments and Commitment Reductions. (a) (i) If any Capital Stock or Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries after the Funding Date (excluding (A) any Capital Stock issued by the Borrower in connection with employee compensation arrangements, and (B) any Indebtedness incurred in accordance with Section 7.2), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(d).

                  (ii) Notwithstanding the foregoing paragraph (i), if the PCA IPO occurs on or prior to the Funding Date, the Borrower shall be entitled to retain and hold in escrow for such purpose a portion of the Net Cash Proceeds thereof required to satisfy any tax liabilities in connection therewith within 12 months of the Funding Date and the balance of any such Net Cash Proceeds held in escrow for such tax liabilities not used to pay taxes due to the PCA IPO within 12 months of the Funding Date shall be applied first, to repay any outstanding Revolving Loans (without reducing the Total Revolving Commitments) and, second, to reduce the Tranche A Term Commitments, the Tranche B Term Commitments and the Tranche C Term Commitments, ratably based on the respective principal amounts thereof.

                  (iii) Notwithstanding the foregoing paragraph (i), if the Senior Subordinated Notes are issued in an aggregate principal amount in excess of $500,000,000, then the Net Cash Proceeds of such excess shall be applied to reduce the Term Commitments on the Funding Date (or, if such issuance occurs after the Funding Date, to repay Term Loans on such later date) as follows: 50% of such amount shall be applied to reduce the Tranche A Term Commitments (or prepay Tranche A Term Loans); 25% of such amount shall be applied to reduce the Tranche B Term Commitments (or prepay Tranche B Term Loans); and 25% of such amount shall be applied to reduce the Tranche C Term Commitments (or prepay Tranche C Term Loans) unless the Required Lenders agree to a different allocation.

                  (iv) Notwithstanding the foregoing paragraph (i), if any indebtedness with respect to the existing publicly traded notes and debentures of the Borrower intended to be paid in full and canceled or realigned through the Spin-Off is not paid in full and canceled or realigned (such remaining indebtedness, the "Stub Debt") on the Funding Date, then the Term Commitments shall be reduced on the Funding Date in an aggregate amount equal to the aggregate amount of the Stub Debt in excess of $150,000,000 as follows: 50% of such amount shall be applied to reduce the Tranche A Term Commitments; 25% of such amount shall be applied to reduce the Tranche B Term Commitments; and 25% of such amount shall be applied to reduce the Tranche C Term Commitments unless the Required Lenders agree to a different allocation.

                  (b) (i) If on any date on or after the Funding Date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, the Applicable Prepayment Percentage of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 2.11(d); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.11(d).

                  (ii) If the Borrower or any of its Subsidiaries (other than the Packaging Business) shall receive Net Cash Proceeds from Asset Sales and Recovery Events (other than in connection with the corporate restructuring of the Borrower as part of the Spin-Off Transactions set forth in the Distribution Agreement) during the period from July 8, 1999 to but excluding the Funding Date in excess of $50,000,000, then on each date on which any such excess Net Cash Proceeds are received, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date to reduce the Tranche A Term Commitments, the Tranche B Term Commitments and the Tranche C Term Commitments, ratably based on the respective principal amounts thereof; provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the Reinvestment Event shall be applied toward reduction of the Tranche A Term Commitments, Tranche B Term Commitments or Tranche C Term Commitments, as provided above, or, if after the Funding Date, to the prepayment of the Term Loans as set forth in Section 2.11(d).

                  (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2000, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the Applicable Prepayment Percentage of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 2.11(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

                  (d) The application of any prepayment pursuant to Section 2.11 shall be made within any Facility, first, to ABR Loans and second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Except as provided in Sections 2.11(a)(iii) and 2.11(a)(iv), prepayments of the Term Loans shall be applied as set forth in Section 2.17(b).

                  (e) Notwithstanding anything to the contrary in Section 2.10, 2.11(d) or 2.17, with respect to the amount of any optional prepayment described in Section 2.10 (at the Borrower's option) or with respect to the amount of any mandatory prepayment described in Section 2.11, in each case that would be allocated to Tranche B Term Loans or Tranche C Term Loans (such amounts, the "Tranche B Prepayment Amount" and the "Tranche C Prepayment Amount," respectively), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans and Tranche C Term Loans, respectively, as provided in paragraph (d) above, on the date specified in Section 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender and Tranche C Term Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Lender and Tranche C Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each an "Applicable Prepayment Date") that is five Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be. Each Tranche B Term Lender and Tranche C Term Lender shall give notice to the Administrative Agent prior to the Applicable Prepayment Date if it elects to accept such prepayment, and each Tranche B Term Lender and Tranche C Term Lender which has not notified the Administrative Agent of whether or not it elects to accept such prepayment shall be deemed to have accepted such prepayment. On the Applicable Prepayment Date (i) the Borrower shall pay to the relevant Tranche B Term Lenders and Tranche C Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above and (ii) the Borrower shall pay to the Tranche A Term Lenders an amount equal to the portion of the Tranche B Prepayment Amount and the Tranche C Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

                  2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b Any Eurodollar Loan which is a Term Loan shall be continued as such upon the expiration of the then current Interest Period with respect thereto unless the Borrower gives irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of a different length of the next Interest Period to be applicable to such Loans or elects to convert such Loan to an ABR Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Any Eurodollar Loan which is a Revolving Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty (20) Eurodollar Tranches shall be outstanding at any one time.

                  2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

                  2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Percentages, Tranche B Term Percentages, Tranche C Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders (except as otherwise provided in Sections 2.11(a) and (b)).

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 2.11(e)). Except as otherwise provided in Section 2.11, the amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof provided, however, that the Tranche B Term Loans and the Tranche C Term Loans may only be prepaid at a price equal to (i) 102% of the principal amount thereof prior to the first anniversary of the Funding Date and (ii) 101% of the principal amount thereof on or after the first anniversary and prior to the second anniversary of the Funding Date. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand and delivery of the calculation of such amount, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled together with a calculation of such amount claimed.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed on the overall net income of the recipient) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.
Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

                  2.12 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                           SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Notwithstanding the foregoing, the aggregate undrawn amount of outstanding Letters of Credit and unpaid Reimbursement Obligations shall not exceed $250,000,000 at any time.

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee in an amount per annum separately agreed with the Issuing Lender on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing,
Section 2.14(b) and (ii) thereafter, Section 2.14(c).

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or may have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's failure to exercise the agreed standard of care (as set forth in Section 3.7 below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the Issuing Lender.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that (it being agreed that prior to the Funding Date the only representations and warranties that will be made by the Borrower are the following, which will be made on the Signing Date: Sections 4.3 through 4.21, inclusive, with references to the Borrower and its Subsidiaries therein being deemed to refer to the Borrower and its Subsidiaries as they will exist after giving effect to the Spin-Off):

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower as at June 30, 1999 (including the notes thereto) (the "Pro Forma Balance

Sheet") included in the Form S-4 Filing has been prepared giving effect
(as if such events had occurred on such date) to (i) the consummation of the Spin-Off Transactions (other than the PCA IPO), (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Funding
Date and the use of proceeds thereof and (iii) the payment of estimated fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at June 30, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date and based upon the assumptions and adjustments in the notes accompanying the Pro Forma Balance Sheet.

                  (b) The audited consolidated balance sheets of the Borrower as at December 31, 1998 and December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP and reflecting the Packaging Business as a discontinued operation, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at June 30, 1999 (and, if available as of the Funding Date, as at September 30, 1999), and the related unaudited consolidated statements of income and cash flows for the six-month (and, if applicable, nine-month) period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month (and, if applicable, nine-month) period then ended (subject to normal year-end audit adjustments and reflecting the Packaging Business as a discontinued operation). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries (after giving effect to the Spin-Off Transactions) do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph, other than income taxes payable in connection with the PCA IPO. During the period from June 30, 1999 (or, if applicable, September 30, 1999) to and including the date hereof there has been no Disposition (other than as contemplated by the Spin-Off Transactions) by the Borrower of any material part of its business or property.

                  4.2 No Change. Since December 31, 1998 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to be qualified or comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or will have been obtained or made and be in full force and effect on the Funding Date and
(ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors? rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

                  4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries (other than Foreign Subsidiaries, as to which no representation is made) has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12 Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Neither a Reportable Event which could give rise to a material liability nor an "accumulated funding deficiency" (within the meaning of Section 412 of the

Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which would reasonably be expected to have a Material Adverse
Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Signing Date, (a)
Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors? qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                  4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to refinance certain existing Indebtedness of the Borrower and its Subsidiaries, to pay fees and expenses relating to the Transaction and for general corporate purposes. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes.

                  4.17 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement (including the Spin-Off SEC filings) furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, when taken as a whole, not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Funding Date, the representations and warranties contained in the Spin-off Documents and the Spin-Off SEC Filings are true and correct in all material respects. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule 4.19(a) in appropriate form are filed in the offices specified on
Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. As of the Funding Date, Schedule 1.1B lists each of the real properties in the United States owned in fee simple by the Borrower or any of its Subsidiaries having a value, in the reasonable opinion of the Borrower, in excess of $1,000,000.


                  4.20 Solvency. Each Loan Party is, and after giving effect to the Spin-Off and the other Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by October 31, 1999 to the extent the failure to so reprogram and test would reasonably be expected to have a Material Adverse Effect. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 would not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

                  4.22 Senior Indebtedness. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture and the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

                  4.23 Certain Documents. Prior to the Effective Date, the Borrower will have delivered to the Administrative Agent a complete and correct copy of the Spin-off Documents, the Spin-Off SEC Filings and the Senior Subordinated Note Indenture including any amendments, supplements or modifications with respect to any of the foregoing.

                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Signing Date. The agreement of each Lender to execute this Agreement is subject to the fulfillment on or before September 30, 1999 of the following conditions precedent:

                  (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Borrower.

                  (b) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or which will be discharged on or prior to the Funding Date.

                  (c) Environmental Audit. The Administrative Agent shall have received available environmental information requested by the Administrative Agent with respect to the real properties of the Borrower and its Subsidiaries specified by the Administrative Agent.

                  (d) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Signing Date.

                  (e) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Jenner & Block, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit F, and such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

The Administrative Agent shall solely determine when the conditions to the Signing Date have been fulfilled and will provide immediate notification thereof to the Borrower and the Lenders.

                  5.2 Conditions to Effective Date. The occurrence of the Effective Date is subject to the fulfillment on or before November 30, 1999 of the following conditions precedent:

                           (a) Signing Date. The Signing Date shall have occurred.

                           (b) Financial Statements. The Lenders shall have received the financial statements of the Borrower referred to in
         Section 4.1 (which may be delivered in the form included in the Form S-4 Filing) and such financial statements shall not be materially different from the financial statements included in the Form S-4 Filing unless such material differences are satisfactory to all the Lenders.

                           (c) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.

                           (d) Solvency Opinion. The Administrative Agent shall have received a satisfactory solvency opinion from an independent valuation firm satisfactory to the Administrative Agent which shall document the solvency of the Borrower and its Subsidiaries after giving effect to the Transaction and the other transactions contemplated hereby.

                           (e) Tax Status. The Borrower shall have received a tax ruling from the Internal Revenue Service or an opinion from its outside legal counsel to the effect that the Spin-Off will be free of federal income taxes payable by the Borrower.

The Administrative Agent will, after consultation with the Lenders, determine when the conditions to the Effective Date have been met and will provide immediate written notification thereof to the Borrower and the Lenders.

                  5.3 Conditions to Initial Extensions of Credit on Funding Date. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Funding Date (but in any event no later than November 30, 1999), of the following conditions precedent:

                           (a) Effective Date. The Effective Date shall have occurred.

                           (b) Guarantee and Collateral Agreement. The
         Administrative Agent shall have received (i) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (ii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

                           (c) Senior Subordinated Notes. The Borrower shall have issued at least $500,000,000 of Senior Subordinated Notes and shall have received the net proceeds thereof. The Senior Subordinated Notes will be issued at par or at a discount not to exceed 1/4%.

                           (d) Spin-Off. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that, to the best of such Responsible Officer's knowledge after due inquiry, the Spin-Off and other Spin-Off Transactions have been consummated (or shall be consummated substantially simultaneously on the Funding Date) on substantially the terms set forth in the Spin-Off SEC Filings, as filed with the SEC on the date hereof, and without giving effect to any material amendments thereto (other than any amendment to the extent relating to the Packaging Business) unless approved by the Required Lenders (which approval will not be unreasonably withheld or delayed) . The consolidated financial condition of the Borrower on the Funding Date shall not be materially different from that set forth in the Pro Forma Balance Sheet.

                           (e) Approvals. All governmental and third party approvals necessary in connection with the Transaction, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing contemplated hereby.

                           (f) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Funding Date.

                           (g) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Funding Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                           (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Jenner & Block, counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

                           (ii) the legal opinion of special New York counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

                           (iii) the legal opinion of the General Counsel of the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and

                           (iv) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Spin-Off Documents, accompanied by a reliance letter in favor of the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                           (i) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and executed Uniform Commercial Code Financing Statements covering such Capital Stock.

                           (j) Filings, Registration and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                           (k) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                           (ii) If requested by the Administrative Agent, the
                  Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause
                  (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance

                  Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company.

                           (iii) The Administrative Agent shall have received in
                  respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except those defects and encumbrances which would not materially detract from the value of the Mortgaged Property or the present use thereof; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (iv) If requested by the Administrative Agent, the
                  Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and
                  (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                           (v) The Administrative Agent shall have received a
                  copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                           (l) Availability. On the Funding Date the aggregate Available Revolving Commitments (calculated by excluding Letters of Credit outstanding on the Funding Date) shall be at least the lesser of
         (i) $500,000,000 and (ii) $350,000,000 plus the aggregate amount of Stub Debt less the aggregate amount of optional reductions of the Term Commitments made by the Borrower on or prior to the Funding Date, in each case, adjusted downward as agreed by the Borrower and the Administrative Agent to be appropriate to take into account the daily working capital needs of the Automotive Business on the Funding Date.

                           (m) Permitted Receivables Financings. The Borrower and its Subsidiaries shall have no Permitted Receivables Financings in effect.

                  5.4 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.4 have been satisfied.

                         SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to (it being agreed that prior to the Funding Date the Borrower and its Subsidiaries shall only be required to comply with Sections 6.2(d), 6.2(f), 6.4, 6.7 and 6.8):

                  6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows (or such other similar or additional statement then required by the SEC for annual reports filed pursuant to the Exchange Act) for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or other material qualification or exception, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows (or such other or similar or additional statement then required by the SEC for quarterly reports filed pursuant to the Exchange Act) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising as a result of non-compliance with Section 7.1, except as specified in such certificate;

                  (b) within 10 days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (c) within 60 days after the end of each of the first three
         (3) fiscal quarters of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year (or such other or similar additional statement then required by the SEC for quarterly reports filed pursuant to the Exchange Act);

                  (d) no later than three (3) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture or the Spin-off Documents;

                  (e) promptly upon the mailing thereof, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the Business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, upon prior written notice, to make reasonable visits to and inspections of any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default upon obtaining knowledge thereof;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental

         Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $15,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 180 days after the Funding Date, enter into Hedge Agreements to the extent necessary to provide interest rate protection for at least 50% of the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries through the use of interest rate swaps, caps, floors or other appropriate hedging arrangements is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Funding Date by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Funding Date by the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (z) real property acquired by any Excluded Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                   (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Funding Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, (iii) cause such new Subsidiary (other than Excluded Subsidiaries) (A) to become a party to the Guarantee and Collateral Agreement and (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Foreign Subsidiary created or acquired after the Funding Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged, provided, further, that the Borrower shall not be obligated to pledge the Capital Stock of a Foreign Subsidiary to the extent such pledge would violate the laws of the jurisdiction of such Foreign Subsidiary's organization), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and
(iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (it being agreed that prior to the Funding Date the Borrower and its Subsidiaries shall only be required to comply with Section 7.15):

                  7.1  Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter during any fiscal year set forth below, commencing with the fiscal quarter ending on or about March 31, 2000, to exceed the ratio set forth below opposite such fiscal year:

                                                     Consolidated
          Fiscal Year                               Leverage Ratio
          -----------                               --------------
             2000                                       4.75
             2001                                       4.25
             2002                                       3.75
             2003                                       3.50
             2004                                       3.50
             2005                                       3.50
             2006                                       3.50
             2007                                       3.50
             2008                                       3.50

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter during any fiscal year set forth below, commencing with the fiscal quarter ending on or about March 31, 2000, to be less than the ratio set forth below opposite such fiscal year:

                                                 Consolidated Interest
          Fiscal Year                               Coverage Ratio
          -----------                            ---------------------
             2000                                        2.00
             2001                                        2.25
             2002                                        2.75
             2003                                        3.25
             2004                                        3.50
             2005                                        3.50
             2006                                        3.50
             2007                                        3.50
             2008                                        3.50

; provided that for the purposes of determining the ratio described for the periods ending March 31, 2000, June 30, 2000 and September 30, 2000, such determinations shall be made for the one, two or three consecutive fiscal quarters, respectively, ending with such fiscal quarter.

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter during any fiscal year set forth below, commencing with the fiscal quarter ending on or about December 31, 2000, to be less than the ratio set forth below opposite such fiscal year:

                                                  Consolidated Fixed
          Fiscal Year                            Charge Coverage Ratio
          -----------                            ---------------------
             2000                                       1.00
             2001                                       1.00
             2002                                       1.25
             2003                                       1.50
             2004                                       1.75
             2005                                       1.75
             2006                                       1.75
             2007                                       1.75
             2008                                       1.75

                  7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any of its Subsidiaries and of any Subsidiary to the Borrower or any other Subsidiary of the Borrower;

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Subsidiary in an aggregate amount not to exceed $50,000,000 at any time, unless otherwise permitted hereunder;

                  (d) Indebtedness outstanding on the date hereof (or to become outstanding after the date hereof) and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) or (i) in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;

                  (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $750,000,000 and any refinancings, refundings, renewals or extensions thereof on terms and conditions no more restrictive to the Borrower and its Subsidiaries unless approved by the Administrative Agent, provided, that the Borrower shall not, in any case, increase, or shorten the maturity of, the principal amount thereof, or alter the subordination provisions thereof without the consent of the Administrative Agent and
         (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided, that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

                  (g) Hedge Agreements in respect of (i) Indebtedness that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes and (ii) currencies as long as such agreements are entered into to hedge actual exposure and not entered into for speculative purposes;

                  (h) additional Indebtedness of Foreign Subsidiaries of the Borrower under lines of credit in an aggregate principal amount not to exceed the local currency equivalent of $100,000,000 at any time;

                  (i) Indebtedness of the Borrower or any of its Subsidiaries in respect of Stub Debt; and

                  (j) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $50,000,000 at any one time outstanding.

                  7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of any Loan Party or any Excluded Subsidiary, as the case may be, in conformity with GAAP;

                  (b) statutory liens of landlords and liens of carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof (or to be entered into after the date hereof) listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Funding Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness incurred pursuant to Section 7.2(e) on property at the time it is acquired by any the Borrower or any of its Subsidiaries, provided that such Liens do not spread to cover other properties;

                  (h) Liens arising solely by virtue of any statutory or common law provisions related to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts;

                  (i) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased;

                  (j)  Liens created pursuant to the Security Documents;

                  (k) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal and other bonds in connection with court proceedings or judgments up to the aggregate at any time outstanding of $15,000,000;

                  (l) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (m)  Permitted Receivables Financings;

                  (n) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $50,000,000 at any one time; and

                  (o) Liens on property of Foreign Subsidiaries securing Indebtedness permitted by Section 7.2(h).

                  7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (c) any Subsidiary in which the Borrower and its Subsidiaries own Capital Stock representing less than 80% of the ordinary voting power of such Subsidiary may be liquidated as long as the proceeds of such liquidation (after satisfying all Contractual Obligations of such Subsidiary) are distributed to the holders of the Capital Stock of such Subsidiary on an approximately ratable basis (based on their respective equity ownership interests in such Subsidiary); and

                  (d) the Spin-Off Transactions may be consummated in accordance with the Spin-Off Documents.

                  7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b)  the sale of inventory in the ordinary course of business;

                  (c)  Dispositions permitted by Section 7.4(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (e)  any Permitted Receivables Financing;

                  (f) Dispositions listed and described on Schedule 7.5 attached hereto;

                  (g) the Disposition of other property not described in clauses
         (a) - (f) above for fair market value as long as (i) at least 80% of the consideration consists of cash and cash equivalents and (ii) the aggregate fair market value of such property so disposed of does not exceed the sum of (A) 10% of the Consolidated Total Assets of the Borrower as determined on the Funding Date plus (B) the proceeds of all Reinvestment Deferred Amounts with respect to Dispositions reinvested in the business of the Borrower and its Subsidiaries after the Funding Date; provided, that neither the Borrower nor any Subsidiary Guarantor shall make Dispositions, the proceeds of which are reinvested in Subsidiaries that are not Subsidiary Guarantors, with respect to property having an aggregate fair market value in excess of 25% of the Consolidated Total Assets of the Borrower as determined on the Funding Date;

                  (h) the Spin-Off Transactions may be consummated in accordance with the Spin-Off Documents; and

                  (i) the PCA IPO.

                  7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary;

                  (b) the Borrower may purchase the Borrower's common stock or common stock options from present or former officers or employees of the Borrower or any Subsidiary, provided, that the aggregate amount of payments under this paragraph after the Funding Date (net of any proceeds received by the Borrower after the Funding Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $10,000,000;

                  (c) the Borrower and its Subsidiaries may make Restricted Payments required in order to consummate the Spin-Off;

                  (d) the Borrower may pay tax liabilities within 12 months of the Funding Date arising from the PCA IPO;

                  (e) the Borrower may pay dividends in the fourth quarter of fiscal year 1999 in an aggregate amount not to exceed $2,500,000; and

                  (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends and repurchase its Capital Stock in any fiscal year (beginning with fiscal year 2000) in an aggregate amount not to exceed $15,000,000.

                  7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business, together with any Investments in Joint Ventures in excess of $25,000,000 under subsection 7.8(h), not exceeding (a) $75,000,000 from the Funding Date through December 31, 1999 and
(b) $275,000,000 per fiscal year thereafter; provided, that (i) up to 50% of any such amount not so expended in the period for which it is permitted may be carried over for expenditure in the next succeeding fiscal year only and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year (beginning with fiscal year 2000) shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

                  7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c)  Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower not to exceed $10,000,000 at any one time outstanding;

                  (e) the Spin-off Transactions consummated substantially in accordance with the Spin-Off Documents;

                  (f) Investments made by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (g) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary;

                  (h) Investments in Joint Ventures in an aggregate amount not to exceed (x) $8,000,000 from the Funding Date through December 31, 1999 and (y) $50,000,000 in each fiscal year thereafter; provided, that
         (i) up to 50% of any such amount not so invested in the period for which it is permitted may be carried over for investment in the next succeeding fiscal year only and (ii) Investments made pursuant to this clause (h) during any fiscal year (beginning with fiscal year 2000) shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above; provided, further, that any such Investments in excess of $25,000,000 together with any Capital Expenditures shall not exceed the amounts permitted under Section 7.7;

                  (i) Investments in existence on the date hereof listed on
         Schedule 7.8(i), provided that no such Investment is increased except as permitted by the other provisions of this Section 7.8; and

                  (j) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $25,000,000 during the term of this Agreement.

                  7.9 Optional Payments and Modifications of Senior Subordinated Notes. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or the Senior Subordinated Indenture (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Debt" for the purposes of the Senior Subordinated Note Indenture.

                  7.10 Transactions with Affiliates. Enter into or suffer to exist any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any non-consolidated Affiliate unless such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not a non-consolidated Affiliate.

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                  7.11 Sales and Leasebacks. Enter into or suffer to exist any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary non-assignment provisions of any contract and (d) customary restrictions on the creation of Liens on any property or assets arising under a security agreement governing a Lien permitted under this Agreement.

                  7.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Spin-Off) or that are reasonably related thereto.

                  7.15 Amendments to Spin-Off Documents. Amend, supplement or otherwise modify the terms and conditions of the Spin-Off Documents or any other documents delivered in connection therewith except for any such amendment, supplement or modification that could not reasonably be expected to have a Material Adverse Effect or to adversely affect the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Credit Documents or the Spin-off Documents.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection



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         with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which exceeds in the aggregate $50,000,000 for the Borrower and its Subsidiaries; or an event of default shall occur and be continuing under the Senior Subordinated Note Indenture; or

                  (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or
         (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby if the aggregate value of the affected Collateral is more than $5,000,000; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

                  (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower; or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur; or

                  (l) the Senior Subordinated Notes or any guarantee thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                              SECTION 9. THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution,


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                                                                              74



notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 20 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 Co-Documentation Agents and Syndication Agent. Neither the Co-Documentation Agents nor the Syndication Agent shall have any duties or responsibilities hereunder in their capacities as such.

                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) eliminate or reduce any voting rights under this Section 10.1, forgive the principal amount or extend the final scheduled date of maturity of any Loan or extend any L/C Participant's interest in the Issuing Lender's obligations and rights under any Letter of Credit beyond the Revolving Termination Date, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification in the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or commitment fee for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any provision of Section 2.17 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby;

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                                                                              77



(iv) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the consent of the Majority Facility Lenders under each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; (vi) amend, modify or waive (A) the second proviso of the first sentence of Section 2.10, (B) the proviso of Section 2.17(b) or (C) Section 2.11(e), in each case without the consent of the Majority Facility Lenders of the Tranche B Facility and the Tranche C Facility; (vii) amend, modify or waive any provision of
Section 9 without the consent of the Administrative Agent; (viii) amend, modify or waive any provision of Section 2.6 or 2.7 without the consent of the Swingline Lender; (ix) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; (x) or amend, modify or waive any provision of Section 5.2(b) without the consent of each Lender directly affected thereby (it being agreed that, with the consent of the Required Lenders, additional extensions of credit and tranches and increases in the amount of the Facilities may be added to this Agreement and may share in any payments, prepayments, Collateral and voting rights on a pro rata basis and corresponding amendments to the Loan Documents may be made); provided further that prior to the Funding Date the amounts of the Facilities may be reallocated with the written consent of the Required Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                      Tenneco Automotive Inc.
                                            500 North Field Drive
                                            Lake Forest, IL  60045
                                            Attention:  Paul Novas
                                            Telecopy:  847-482-5176
                                            Telephone: 847-482-5000

         with a copy to:                    Tenneco Automotive Inc.
                                            500 North Field Drive
                                            Lake Forest, IL  60045
                                            Attention:  Timothy Donovan
                                            Telecopy:  847-482-5030

                                            Telephone: 847-482-5000

         The Administrative Agent:          270 Park Avenue
                                            New York, New York  10017
                                            Attention:  Randolph Cates
                                            Telecopy:  212-270-1403
                                            Telephone:  212-270-8997

         with a copy to:                    One Chase Manhattan Plaza, 8th Floor
                                            New York, New York  10005
                                            Attention:  Janet Belden
                                            Telecopy:  212-552-5658
                                            Telephone:  212-552-7277

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable promptly after written demand therefor. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (except in a transaction permitted by Section 7.4).

                  (b) Any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved
Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) and (ii) after giving effect to any such assignment, such Lender and its affiliates (including any Approved Funds) shall retain Commitments and Term Loans in an aggregate principal amount of $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), in each case unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any (other than in the case of an assignment of all of a Lender's interests under this Agreement). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be deemed a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Sections 8(a) or 8(f) shall have occurred and be continuing with respect to the Borrower.

                  (d) Notwithstanding anything to the contrary contained herein, any Lender which is a bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan which such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation hereunder (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive termination of this Agreement) that in the event of any such grant by a Granting Bank to an SPC of the option to provide to the Borrower all or any part of its Loan, (i) such Granting Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged and such Granting Bank shall remain solely responsible for the performance of such obligations under this Agreement and the other Loan Documents, (ii) such Granting Bank shall remain the holder of such Loan for all purposes under this Agreement and the other Loan Documents and nothing contained in this Section 10.6(d) is intended to excuse the Granting Bank from the full performance of its obligations hereunder and thereunder or otherwise diminish the duties and liabilities of the Granting Bank under this Agreement or the other Loan Documents (other than it being understood that any payment obligation on the part of such Granting Bank to make a Loan hereunder shall, if such Loan is made by any SPC, be deemed to have been satisfied upon the making of such Loan by such SPC), (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Granting Bank in connection with such Granting Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) in no event shall any SPC have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, or be included in any determination of the Required Lenders or the Majority Facility Lenders hereunder for any purpose,
(v) prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6(d), any SPC may (X) with notice to, but without prior written consent of, the Borrower and the Administrative Agent (subject, however, to the approval of the financial institution as set forth below), assign all or a portion of its interests in any Loan to the Granting Bank or to a financial institution (previously approved in writing by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of the Loans and (Y) subject to Section 10.15 hereof, disclose on a confidential basis any non-public information relating to its Loans to any rating agency as specifically provided for in Section 10.15 hereof. This Section 10.6 may not be amended without the prior written consent of the SPC, the Borrower and the Administrative Agent.

                  (e) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be an obligation of the Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (h) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) or (c) below.

                  (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  (c) At such time as (i)the Borrower's senior unsecured long-term debt rating is at least BAA3 from Moody's Investors Service, Inc. and BBB- from Standard & Poor's Rating Group or equivalent rating from any successor rating agency and (ii) the Tranche B Term Loans and the Tranche C Term Loans have been paid in full, the Liens created by the Security Documents on the Collateral shall be terminated and the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice or consent of any Lender) to take any action requested by the Borrower to release the Collateral from such Liens.

                  10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority,
(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15).

                  10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  TENNECO INC.


                                  By:  /s/  Karen R. Osar
                                      -----------------------------------------
                                      Name:  Karen R. Osar
                                      Title:    Vice President and Treasurer


                                  THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                  CITICORP USA, INC., as Syndication Agent

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  TENNECO INC.


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                  THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender

                                  By:  /s/  Thomas H. Kozlark
                                      -----------------------------------------
                                      Name:  Thomas H. Kozlark
                                      Title:    Vice President


                                  CITICORP USA, INC., as Syndication Agent

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  TENNECO INC.


                                  By:
                                      -----------------------------------------
                                      Name:  Karen R. Osar
                                      Title:    Vice President and Treasurer


                                  THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender

                                  By:
                                      -----------------------------------------
                                      Name:  Thomas H. Kozlark
                                      Title:    Vice President


                                  CITICORP USA, INC., as Syndication Agent

                                  By:  /s/  Elizabeth A. Palermo
                                      -----------------------------------------
                                      Name:  Elizabeth A. Palermo
                                      Title:   Managing Director
                                               Attorney-in-fact

                                  COMMERZBANK, AG, New York and Grand Cayman
                                  Branches, as Co-Documentation Agent and as a Lender


                                  By: /s/  Robert Donohue
                                      -----------------------------------------
                                      Name:  Robert Donohue
                                      Title:   Senior Vice President



                                  By: /s/  Peter Doyle
                                      -----------------------------------------
                                      Name:  Peter Doyle
                                      Title:   Assistant Vice President



                                  BANK OF AMERICA, N.A., as Co-Documentation
                                  Agent and as a Lender


                                  By:
                                      -----------------------------------------
                                      Name:  Matthew J. Reilly
                                      Title:    Vice President

                                  COMMERZBANK, AG, New York and Grand Cayman
                                  Branches, as Co-Documentation Agent and as a Lender


                                  By:
                                      -----------------------------------------
                                      Name:  Robert Donohue
                                      Title:   Senior Vice President



                                  By:
                                      -----------------------------------------
                                      Name:  Peter Doyle
                                      Title:   Assistant Vice President



                                  BANK OF AMERICA, N.A., as Co-Documentation
                                  Agent and as a Lender


                                  By: /s/  Matthew J. Reilly
                                      -----------------------------------------
                                      Name:  Matthew J. Reilly
                                      Title:    Vice President

                                   ALLSTATE INSURANCE COMPANY



                                   By: /s/ Jerry D. Zinkula
                                      -----------------------------------------
                                      Name:   Jerry D. Zinkula
                                      Title:    Authorized Signatory



                                   By: /s/ Patricia W. Wilson
                                      -----------------------------------------
                                      Name:   Patricia W. Wilson
                                      Title:    Authorized Signatory

                                   ALLSTATE LIFE INSURANCE COMPANY



                                   By: /s/ Jerry D. Zinkula
                                      -----------------------------------------
                                      Name:   Jerry D. Zinkula
                                      Title:    Authorized Signatory



                                   By: /s/ Patricia W. Wilson
                                      -----------------------------------------
                                      Name:   Patricia W. Wilson
                                      Title:    Authorized Signatory

                                   BALANCED HIGH-YIELD FUND I LTD.
                                   By: BHF (USA) Capital Corporation
                                   As Attorney-In-Fact



                                   By: /s/ Thomas J. Scifo
                                      -----------------------------------------
                                      Name:   Thomas J. Scifo
                                      Title:     Vice President



                                   By: /s/ Eric Emmert
                                      -----------------------------------------
                                      Name:   Eric Emmert
                                      Title:    Associate

                                   BHF (USA) CAPITAL CORPORATION



                                   By: /s/ Eric Emmert
                                      -----------------------------------------
                                      Name:   Eric Emmert
                                      Title:    Associate



                                   By: /s/ Thomas J. Scifo
                                      -----------------------------------------
                                      Name:   Thomas J. Scifo
                                      Title:     Vice President

                                  BANK OF AMERICA, N.A.



                                  By: /s/  Matthew J. Reilly
                                      -----------------------------------------
                                      Name:  Matthew J. Reilly
                                      Title:    Vice President

                                   BANK OF HAWAII



                                   By: /s/ Mark C. Joseph
                                      -----------------------------------------
                                      Name:   Mark C. Joseph
                                      Title:  Vice President

                                   BOEING CAPITAL CORPORATION



                                   By: /s/ James C. Hammersmith
                                      -----------------------------------------
                                      Name:   James C. Hammersmith
                                      Title:     Senior Documentation Officer

                                   BANK OF MONTREAL



                                   By: /s/ Heather L. Turf
                                      -----------------------------------------
                                      Name:   Heather L. Turf
                                      Title:     Director

                                   THE BANK OF NEW YORK



                                   By: /s/ John-Paul Marotta
                                      -----------------------------------------
                                      Name:   John-Paul Marotta
                                      Title:     Vice President

                                   THE BANK OF NOVA SCOTIA



                                   By: /s/ M. D. Smith
                                      -----------------------------------------
                                      Name:   M. D. Smith
                                      Title:     Agent Operations

                                   BANK ONE, MICHIGAN



                                   By: /s/ Mark L. McClure
                                      -----------------------------------------
                                      Name:   Mark L. McClure
                                      Title:     Vice President

                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY




                                   By: /s/ H. Zimmermann
                                      -----------------------------------------
                                      Name:   H. Zimmermann
                                      Title:     Vice President

                                   CITICORP USA, INC.



                                   By: /s/ Elizabeth A. Palermo
                                      -----------------------------------------
                                      Name:   Elizabeth A. Palermo
                                      Title:    Managing Director

                                   COMERICA BANK



                                   By: /s/ Michael T. Shea
                                      -----------------------------------------
                                      Name:   Michael T. Shea
                                      Title:     Vice President

                                  COMMERZBANK AG
                                  NEW YORK AND GRAND CAYMAN BRANCHES


                                  By: /s/  Robert Donohue
                                      -----------------------------------------
                                      Name:  Robert Donohue
                                      Title:   Senior Vice President



                                  By: /s/  Peter Doyle
                                      -----------------------------------------
                                      Name:  Peter Doyle
                                      Title:   Assistant Vice President

                                   KZH CNC LLC



                                   By: /s/ Virginia Conway
                                      -----------------------------------------
                                      Name:   Virginia Conway
                                      Title:     Authorized Agent

                                   KZH CNC LLC



                                   By: /s/ Virginia Conway
                                      -----------------------------------------
                                      Name:   Virginia Conway
                                      Title:     Authorized Agent

                                   WINGED FOOT FUNDING TRUST



                                   By: /s/ Kelly c. Walker
                                      -----------------------------------------
                                      Name:   Kelly c. Walker
                                      Title:    Authorized Agent

                                   CREDIT SUISSE FIRST BOSTON



                                   By: /s/ David W. Kratovil
                                      -----------------------------------------
                                      Name:   David W. Kratovil
                                      Title:     Director



                                   By: /s/ Jeffrey B. Ulmer
                                      -----------------------------------------
                                      Name:   Jeffrey B. Ulmer
                                      Title:    Vice President

                                   NORTH AMERICAN SENIOR FLOATING RATE FUND

                                   BY: CYPRESS TREE INVESTMENT MANAGEMENT
                                   COMPANY, INC. AS PORTFOLIO MANAGER



                                   By: /s/ Peter K. Merrill
                                      -----------------------------------------
                                      Name:   Peter K. Merrill
                                      Title:    Managing Director

                                   CYPRESS TREE SENIOR FLOATING RATE FUND

                                   BY: CYPRESS TREE INVESTMENT MANAGEMENT
                                   COMPANY, INC. AS PORTFOLIO MANAGER


                                   By: /s/ Peter K. Merrill
                                      -----------------------------------------
                                      Name:   Peter K. Merrill
                                      Title:    Managing Director

                                   CYPRESS TREE INVESTMENT FUND, LLC

                                   BY: CYPRESS TREE INVESTMENT MANAGEMENT
                                   COMPANY, INC. ITS MANAGING MEMBER



                                   By: /s/ Peter K. Merrill
                                      -----------------------------------------
                                      Name:   Peter K. Merrill
                                      Title:    Managing Director

                                   KZH CYPRESSTREE-1 LLC


                                   By: /s/ Peter Chin
                                      -----------------------------------------
                                      Name:   Peter Chin
                                      Title:    Authorized Agent

                                   THE DAI-ICHI KANGYO BANK, LIMITED



                                   By: /s/ Naoki Yamamori
                                      -----------------------------------------
                                      Name:   Naoki Yamamori
                                      Title:    Senior Vice President and
                                                Department Head

                                   DRESDNER BANK AG, NEW YORK &
                                   GRAND CAYMAN BRANCHES



                                   By: /s/ Beverly G. Cason
                                      -----------------------------------------
                                      Name:   Beverly G. Cason
                                      Title:     Vice President



                                   By: /s/ John R. Morrison
                                      -----------------------------------------
                                      Name:   John R. Morrison
                                      Title:     Vice President

                                   ERSTE BANK DER OESTERREICHISCHEN
                                   SPARKASSEN AG - NEW YORK BRANCH



                                   By: /s/ Rima Terradista
                                      -----------------------------------------
                                      Name:   Rima Terradista
                                      Title:     Vice President



                                   By: /s/ John S. Runnion
                                      -----------------------------------------
                                      Name:   John S. Runnion
                                      Title:     First Vice President

                                   FIRST UNION NATIONAL BANK



                                   By: /s/ Kent Davis
                                      -----------------------------------------
                                      Name:   Kent Davis
                                      Title:     Vice President

                                   FRANKLIN FLOATING RATE TRUST



                                   By: /s/ Chauncey Lufkin
                                      -----------------------------------------
                                      Name:   Chauncey Lufkin
                                      Title:     Vice President

                                             FREMONT INVESTMENT AND LOAN



                                             By: /s/ Kannika Viravan
                                                 -----------------------------
                                                 Name:      Kannika Viravan
                                                 Title:     Vice President

                                   THE FUJI BANK, LIMITED



                                   By: /s/ Peter L. Chinnici
                                       ---------------------------------------
                                   Name:           Peter L. Chinnici
                                   Title:   Senior Vice President & Group Head

                                            KZH WATERSIDE LLC



                                            By: /s/ Virginia Conway
                                                ------------------------------
                                                Name:     Virginia Conway
                                                Title:     Authorized Agent

                                   HELLER FINANCIAL, INC.



                                   By: /s/ Scott Ziemke
                                       --------------------------------------
                                       Name:          Scott Ziemke
                                       Title:    Assistant Vice President

                                    BAYERISCHE HYPO-UND VEREINSBANK AG,
                                    NEW YORK BRANCH



                                    By: /s/ Erich Ebner von Eschenbach
                                        -------------------------------------
                                        Name:   Erich Ebner von Eschenbach
                                        Title:    Managing Director



                                    By: /s/ Timothy L. Harrod
                                        -------------------------------------
                                        Name:   Timothy L. Harrod
                                        Title:     Director

                                            IKB DEUTSCHE INDUSTRIEBANK AG,
                                            LUXEMBOURG BRANCH



                                            By: /s/ Edwin Brecht
                                                -------------------------------
                                                Name:         Edwin Brecht
                                                Title:     Executive Director



                                            By: /s/ Manfred Ziwey
                                                -------------------------------
                                                Name:   Manfred Ziwey
                                                Title:     Director

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                       CHICAGO BRANCH



                                       By: /s/ Walter R. Wolff
                                           ------------------------------------
                                           Name:        Walter R. Wolff
                                           Title:     Joint General Manager

                                             ING (U.S.) CAPITAL LLC



                                             By: /s/ William B. Redmond
                                                 ------------------------------
                                                 Name:    William B. Redmond
                                                 Title:     Vice President

                                         KZH ING - 1 LLC



                                         By: /s/ Virginia Conway
                                             ---------------------------------
                                             Name:      Virginia Conway
                                             Title:     Authorized Agent

                                         KZH ING - 2 LLC



                                         By: /s/ Virginia Conway
                                             ---------------------------------
                                             Name:      Virginia Conway
                                             Title:     Authorized Agent

                                     FLOATING RATE PORTFOLIO

                                     By: INVESCO Senior Secured Management Inc.
                                     as Attorney-in-Fact



                                     By:  /s/ Joseph Rotondo
                                          -------------------------------------
                                          Name:  Joseph Rotondo
                                          Title: Authorized Signatory

                                        METROPOLITAN LIFE INSURANCE COMPANY



                                        By:  /s/ James R. Dingler
                                             ----------------------------------
                                             Name:  James R. Dingler
                                             Title: Director

                                   THE MITSUBISHI TRUST AND BANKING CORPORATION



                                   By:  /s/ Toshihiro Hayashi
                                        ---------------------------------------
                                        Name:  Toshihiro Hayashi
                                        Title: Senior Vice President

                                           MORGAN STANLEY DEAN WITTER PRIME
                                           INCOME TRUST


                                           By: /s/ Peter Gewirtz
                                               --------------------------------
                                               Name:  Peter Gewirtz
                                               Title: Authorized Signatory

                                  NATEXIS BANQUE BFCE



                                  By: /s/ Jordan Sadler
                                      ----------------------------------------
                                      Name:  Jordan Sadler
                                      Title:   Associate



                                  By: /s/ Frank H. Madden, Jr.
                                      ----------------------------------------
                                      Name:          Frank H. Madden, Jr.
                                      Title:    Vice President & Group Manager

                                         NATIONAL CITY BANK



                                         By: /s/ Kenneth R. Ehrhardt
                                             ----------------------------------
                                             Name:   Kenneth R. Ehrhardt
                                             Title:    Vice President

                                             NEW YORK LIFE INSURANCE COMPANY



                                             By: /s/ Anthony R. Malloy
                                                 ------------------------------
                                                 Name:    Anthony R. Malloy
                                                 Title:      Director

                                          ORIX USA CORPORATION




                                           By: /s/ Hiroyuki Miyauchi
                                               --------------------------------
                                               Name:  Hiroyuki Miyauchi
                                               Title: Executive Vice President

                                             PPM SPYGLASS FUNDING TRUST



                                             By: /s/ Kelly c. Walker
                                                 ------------------------------
                                                 Name:   Kelly c. Walker
                                                 Title:    Authorized Agent

                              PRINCIPAL LIFE INSURANCE COMPANY

                              BY: PRINCIPAL CAPITAL MANAGEMENT,
                              LLC, A DELAWARE LIMITED LIABILITY
                              COMPANY, ITS AUTHORIZED SIGNATORY



                              By:  /s/ Jon Heiny
                                   --------------------------------------
                                   Name:   Jon Heiny
                                   Title:   Counsel



                              By:  /s/ Sarah Pitts
                                   --------------------------------------
                                   Name:    Sarah Pitts
                                   Title:     Counsel

                                    KEMPER FLOATING RATE FUND



                                    By: /s/ Mark E. Wittnebel
                                        --------------------------------------
                                        Name:        Mark E. Wittnebel
                                        Title:     Senior Vice President

                                         OLYMPIC FUNDING TRUST, SERIES 1999-1



                                         By: /s/ Kelly C. Walker
                                             ---------------------------------
                                             Name:     Kelly C. Walker
                                             Title:    Authorized Agent

                                    KZH RIVERSIDE 1 LLC



                                    By: /s/ Virginia Conway
                                        ---------------------------------------
                                        Name:      Virginia Conway
                                        Title:     Authorized Agent

                                   SOCIETE GENERALE, NEW YORK BRANCH



                                   By: /s/ Robert Petersen
                                       --------------------------------------
                                      Name:     Robert Petersen
                                      Title:     Vice President

                                   KZH III LLC



                                   By: /s/ Peter Chin
                                       ---------------------------------------
                                        Name:       Peter Chin
                                        Title:    Authorized Agent

                       STERLING ASSET MANAGEMENT, L.L.C.



                                   By: /s/  Louis A. Pistecchia
                                       ---------------------------------------
                                       Name:       Louis A. Pistecchia
                                       Title:    Executive Vice President

                            GALAXY CLO 1999-1, LTD.

                            BY: SAI INVESTMENT ADVISER, INC.,
                            ITS COLLATERAL MANAGER



                            By: /s/ Steve B. Staver
                                -----------------------------------------------
                                Name:     Steve B. Staver
                                Title:    Authorized Agent

                                    KZH SOLEIL LLC



                                    By: /s/ Virginia Conway
                                        ---------------------------------------
                                        Name:      Virginia Conway
                                        Title:     Authorized Agent

                                    KZH SOLEIL-2 LLC



                                    By: /s/ Virginia Conway
                                        ---------------------------------------
                                        Name:      Virginia Conway
                                        Title:     Authorized Agent

                                   KZH CRESCENT LLC



                                   By: /s/ Peter Chin
                                       ---------------------------------------
                                        Name:       Peter Chin
                                        Title:    Authorized Agent

                                   KZH CRESCENT-2 LLC



                                   By: /s/ Peter Chin
                                       ---------------------------------------
                                        Name:       Peter Chin
                                        Title:    Authorized Agent

                                  KZH CRESCENT-3 LLC



                                   By: /s/ Peter Chin
                                       ---------------------------------------
                                        Name:       Peter Chin
                                        Title:    Authorized Agent

                                   CONTINENTAL ASSURANCE COMPANY
                                   SEPARATE ACCOUNT (E)

                                   By: TCW Asset Management Company
                                   as Attorney-in-Fact



                                   By: /s/ Mark L. Gold
                                       ---------------------------------------
                                       Name:        Mark L. Gold
                                       Title:     Managing Director



                                   By: /s/ Jonathan I. Berg
                                       ---------------------------------------
                                       Name:        Jonathan I. Berg
                                       Title:    Assistant Vice President

                                        SEQUILS I, LTD.

                                        By: TCW Advisors, Inc. as its
                                        Collateral Manager



                                        By: /s/ Mark L. Gold
                                            -----------------------------------
                                            Name:        Mark L. Gold
                                            Title:     Managing Director



                                        By: /s/ Jonathan I. Berg
                                            -----------------------------------
                                            Name:         Jonathan I. Berg
                                            Title:    Assistant Vice President

                                   UNITED OF OMAHA LIFE INSURANCE COMPANY

                                   By: TCW Asset Management Company,
                                   its Investment Advisor



                                   By: /s/ Mark L. Gold
                                       ---------------------------------------
                                       Name:        Mark L. Gold
                                       Title:     Managing director



                                   By: /s/ Jonathan I. Berg
                                       ---------------------------------------
                                       Name:        Jonathan I. Berg
                                       Title:    Assistant Vice President

                                   TORONTO-DOMINION (TEXAS), INC.



                                   By: /s/ Alva J. Jones
                                       ---------------------------------------
                                       Name:      Alva J. Jones
                                       Title:     Vice President

                                   VAN KAMPEN SENIOR INCOME TRUST

                                   By: Van Kampen Investment Advisory Corp.



                                   By: /s/ Darvin D. Pierce
                                       ---------------------------------------
                                       Name:     Darvin D. Pierce
                                       Title:    Vice President

                                   VAN KAMPEN SENIOR FLOATING RATE FUND

                                   By:  Van Kampen Investment Advisory Corp.



                                   By: /s/ Darvin D. Pierce
                                       ---------------------------------------
                                       Name:     Darvin D. Pierce
                                       Title:    Vice President

                                   VAN KAMPEN CLO I, LIMITED

                                   BY: VAN KAMPEN MANAGEMENT INC.,
                                   as Collateral Manager



                                       By: /s/ Darvin D. Pierce
                                           ------------------------------------
                                       Name:     Darvin D. Pierce
                                       Title:    Vice President

                                     Annex A

               PRICING GRID FOR REVOLVING LOANS, SWINGLINE LOANS,
                    TRANCHE A TERM LOANS AND COMMITMENT FEES



          Consolidated Leverage Ratio              Applicable Margin    Applicable Margin    Commitment Fee Rate
                                                 for Eurodollar Loans     for ABR Loans

      Greater than or equal to 4.5 to 1.0                3.00%                2.00%                 .500%

Less than 4.5 to 1.0 and greater than or equal           2.75%                1.75%                 .500%
                 to 4.0 to 1.0

Less than 4.0 to 1.0 and greater than or equal           2.50%                1.50%                 .500%
                 to 3.5 to 1.0

Less than 3.5 to 1.0 and greater than or equal           2.25%                1.25%                 .375%
                 to 3.0 to 1.0

Less than 3.0 to 1.0 and greater than or equal           2.00%                1.00%                 .375%
                 to 2.5 to 1.0

             Less than 2.5 to 1.0                        1.75%                 .75%                 .375%

Changes in the Applicable Margin with respect to Revolving Loans, Swingline Loans and Tranche A Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.5 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.5 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                 SCHEDULE 1.1A
                                  COMMITMENTS

                                                  REVOLVING       TRANCHE A         TRANCHE B       TRANCHE C
INSTITUTION                                       COMMITMENT      COMMITMENT        COMMITMENT      COMMITMENT           TOTAL
-----------                                       -----------     -----------      -----------      -----------       ------------
THE CHASE MANHATTAN BANK                          $50,000,000     $45,000,000       $83,750,000     $83,750,000       $262,500,000

BANK OF AMERICA, N.A.                             $39,470,000     $35,530,000       $ 2,500,000     $ 2,500,000       $ 80,000,000

CITICORP USA, INC.                                $39,470,000     $35,530,000       $         0     $         0       $ 75,000,000

COMMERZBANK, AG, NEW YORK AND
GRAND CAYMAN BRANCHES                             $39,470,000     $35,530,000       $         0     $         0       $ 75,000,000

TORONTO DOMINION (TEXAS), INC.                    $23,680,000     $21,320,000       $ 3,750,000     $ 3,750,000       $ 52,500,000

THE BANK OF NOVA SCOTIA                           $23,680,000     $21,320,000       $ 2,500,000     $ 2,500,000       $ 50,000,000

BANK ONE, MICHIGAN                                $23,680,000     $21,320,000       $ 2,500,000     $ 2,500,000       $ 50,000,000

FIRST UNION NATIONAL BANK                         $23,680,000     $21,320,000       $ 2,500,000     $ 2,500,000       $ 50,000,000

BANK OF MONTREAL                                  $23,680,000     $21,320,000       $ 2,500,000     $ 2,500,000       $ 50,000,000

THE BANK OF NEW YORK                              $23,680,000     $21,320,000       $         0     $         0       $ 45,000,000

ING (U.S.) CAPITAL LLC                            $23,680,000     $21,320,000       $         0     $         0       $ 45,000,000

CREDIT SUISSE FIRST BOSTON                        $23,680,000     $21,320,000       $         0     $         0       $ 45,000,000

BANK OF TOKYO-MITSUBISHI TRUST COMPANY            $23,680,000     $21,320,000       $         0     $         0       $ 45,000,000


                                        REVOLVING          TRANCHE A            TRANCHE B          TRANCHE C
INSTITUTION                             COMMITMENT         COMMITMENT           COMMITMENT         COMMITMENT             TOTAL
-----------                           --------------     --------------        ------------      -------------        --------------

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, CHICAGO BRANCH               $23,684,210.53     $21,315,789.47        $       0.00      $        0.00        $45,000,000.00

SOCIETE GENERALE,
NEW YORK BRANCH                       $23,684,210.53     $21,315,789.47        $       0.00      $        0.00        $45,000,000.00

THE MITSUBISHI TRUST &
BANKING CORPORATION                   $10,526,315.79     $ 9,473,684.21        $2,500,000.00     $2,500,000.00        $25,000,000.00

DRESDNER BANK AG, NEW YORK
AND GRAND CAYMAN  BRANCHES            $10,526,315.79     $ 9,473,684.21        $        0.00     $        0.00        $20,000,000.00

COMERICA BANK                         $10,526,315.79     $ 9,473,684.21        $        0.00     $        0.00        $20,000,000.00

BANK OF HAWAII                        $10,526,315.79     $ 9,473,684.21        $        0.00     $        0.00        $20,000,000.00

ERSTE BANK DER
OESTERREICHISCHEN
SPARKASSEN AG--NEW YORK BRANCH        $ 7,894,736.84     $ 7,105,263.16        $        0.00     $        0.00        $15,000,000.00

IKB DEUTSCHE INDUSTRIEBANK AG,
LUXEMBOURG BRANCH                     $ 5,263,157.89     $ 4,736,842.11        $2,500,000.00     $2,500,000.00        $15,000,000.00

NATEXIS BANQUE BFCE                   $ 5,263,157.89     $ 4,736,842.11        $2,500,000.00     $2,500,000.00        $15,000,000.00

NATIONAL CITY BANK                    $ 5,263,157.89     $ 4,736,842.11        $        0.00     $        0.00        $10,000,000.00

THE FUJI BANK, LIMITED                $ 5,263,157.89     $ 4,736,842.11        $        0.00     $        0.00        $10,000,000.00



                                     REVOLVING      TRANCHE A         TRANCHE B          TRANCHE C
INSTITUTION                         COMMITMENT     COMMITMENT        COMMITMENT         COMMITMENT               TOTAL
-----------                         ----------     ----------       --------------     --------------       --------------

BAYERISCHE HYPO-UND VEREINSBANK
AG, NEW YORK BRANCH                   $0.00          $0.00          $15,000,000.00     $15,000,000.00        $30,000,000.00

METROPOLITAN LIFE
INSURANCE COMPANY                     $0.00          $0.00          $15,000,000.00     $15,000,000.00        $30,000,000.00

FRANKLIN FLOATING
RATE TRUST                            $0.00          $0.00          $15,000,000.00     $15,000,000.00        $30,000,000.00

GALAXY CLO 1999-1, LTD                $0.00          $0.00          $10,000,000.00     $10,000,000.00        $20,000,000.00

MERRILL LYNCH SENIOR
FLOATING RATE FUND                    $0.00          $0.00          $ 7,500,000.00     $ 7,500,000.00        $15,000,000.00

BOEING CAPITAL CORPORATION            $0.00          $0.00          $ 7,500,000.00     $ 7,500,000.00        $15,000,000.00

VAN KAMPEN SENIOR FLOATING RATE       $0.00          $0.00          $ 7,500,000.00     $ 7,500,000.00        $15,000,000.00

ORIX USA CORPORATION                  $0.00          $0.00          $ 6,250,000.00     $ 6,250,000.00        $12,500,000.00

PRINCIPAL LIFE INSURANCE COMPANY      $0.00          $0.00          $ 6,250,000.00     $ 6,250,000.00        $12,500,000.00

MORGAN STANLEY DEAN WITTER
PRIME INCOME TRUST                    $0.00          $0.00          $ 5,000,000.00     $ 5,000,000.00        $10,000,000.00

KZH WATERSIDE LLC                     $0.00          $0.00          $ 5,000,000.00     $ 5,000,000.00        $10,000,000.00

STERLING ASSET
MANAGEMENT, L.L.C.                    $0.00          $0.00          $ 5,000,000.00     $ 5,000,000.00        $10,000,000.00



                                           REVOLVING     TRANCHE A       TRANCHE B          TRANCHE C
INSTITUTION                               COMMITMENT    COMMITMENT       COMMITMENT        COMMITMENT          TOTAL
-----------                               ----------    ----------       ----------        ----------       -----------

DAI-ICHI KANGYO BANK                         $0             $0           $5,000,000        $5,000,000       $10,000,000

NEW YORK LIFE INSURANCE COMPANY              $0             $0           $5,000,000        $5,000,000       $10,000,000

HELLER FINANCIAL, INC.                       $0             $0           $5,000,000        $5,000,000       $10,000,000

KZH SOLEIL LLC                               $0             $0           $5,000,000        $5,000,000       $10,000,000

KZH SOLEIL-2 LLC                             $0             $0           $5,000,000        $5,000,000       $10,000,000

SEQUILS I, LTD.                              $0             $0           $4,750,000        $4,750,000       $ 9,500,000

OLYMPIC FUNDING TRUST, SERIES 1999-1         $0             $0           $4,375,000        $4,375,000       $ 8,750,000

ALLSTATE LIFE INSURANCE COMPANY              $0             $0           $4,000,000        $4,000,000       $ 8,000,000

VAN KAMPEN SENIOR INCOME TRUST               $0             $0           $4,000,000        $4,000,000       $ 8,000,000

VAN KAMPEN CLO I, LIMITED                    $0             $0           $3,500,000        $3,500,000       $ 7,000,000

BALANCED HIGH YIELD FUND I, LTD.             $0             $0           $3,000,000        $3,000,000       $ 6,000,000

KZH CRESCENT-2 LLC                           $0             $0           $2,750,000        $2,750,000       $ 5,500,000

MERRILL LYNCH SENIOR FLOATING
RATE FUND II, INC.                           $0             $0           $2,500,000        $2,500,000       $ 5,000,000



                                           REVOLVING       TRANCHE A       TRANCHE B        TRANCHE C
INSTITUTION                               COMMITMENT      COMMITMENT      COMMITMENT       COMMITMENT           TOTAL
-----------                               ----------      ----------      ----------       ----------        ----------


KZH ING-2 LLC                                 $0             $0           $2,500,000       $2,500,000        $5,000,000

KZH CNC LLC                                   $0             $0           $2,500,000       $2,500,000        $5,000,000

WINGED FOOT FUNDING TRUST                     $0             $0           $2,500,000       $2,500,000        $5,000,000

FREMONT INVESTMENT AND LOAN                   $0             $0           $2,500,000       $2,500,000        $5,000,000

PPM SPYGLASS FUNDING TRUST                    $0             $0           $2,500,000       $2,500,000        $5,000,000

KZH CRESCENT LLC                              $0             $0           $2,000,000       $2,000,000        $4,000,000

KZH III LLC                                   $0             $0           $2,000,000       $2,000,000        $4,000,000

BHF (USA) CAPITAL CORPORATION                 $0             $0           $2,000,000       $2,000,000        $4,000,000

KZH CRESCENT-3 LLC                            $0             $0           $2,000,000       $2,000,000        $4,000,000

FLOATING RATE PORTFOLIO                       $0             $0           $1,500,000       $1,500,000        $3,000,000

KEMPER FLOATING RATE FUND                     $0             $0           $1,250,000       $1,250,000        $2,500,000

ALLSTATE INSURANCE COMPANY                    $0             $0           $1,000,000       $1,000,000        $2,000,000

KZH ING - 1 LLC                               $0             $0           $1,000,000       $1,000,000        $2,000,000

UNITED OF OMAHA LIFE INSURANCE COMPANY        $0             $0           $1,000,000       $1,000,000        $2,000,000



                                          REVOLVING      TRANCHE A     TRANCHE B      TRANCHE C
INSTITUTION                              COMMITMENT     COMMITMENT     COMMITMENT     COMMITMENT        TOTAL
-----------                             ------------   ------------   ------------   ------------   --------------


NORTH AMERICAN SENIOR FLOATING
RATE FUND                               $          0   $          0   $  1,000,000   $  1,000,000   $    2,000,000

KZH CYPRESSTREE-1 LLC                   $          0   $          0   $    500,000   $    500,000   $    1,000,000

CYPRESSTREE SENIOR FLOATING
RATE FUND                               $          0   $          0   $    500,000   $    500,000   $    1,000,000

CONTINENTAL ASSURANCE COMPANY           $          0   $          0   $    500,000   $    500,000   $    1,000,000

CYPRESSTREE INVESTMENT FUND, LLC        $          0   $          0   $    500,000   $    500,000   $    1,000,000
                                        ------------   ------------   ------------   ------------   --------------
TOTAL                                   $500,000,000   $450,000,000   $300,000,000   $300,000,000   $1,550,000,000
                                        ============   ============   ============   ============   ==============

                                                                   DRAFT 9/23/99

                                  SCHEDULE 1.1B
                               MORTGAGED PROPERTY



Manufacturing Plant
121 Meridian Drive
Cozad, NE  69130

Building
1101 Eisenhower
Goshen, Indiana 46526

Building (Pending Sale)
561 Dolphin Rd.
Industrial Park S.
Route 4, Box 15-A
Haleyville, Alabama 35565

Aftermarket Manufacturing Plant
3160 Abbott Lane
Harrisonburg, VA  22801

Aftermarket DC
4500 Early Rd.
Harrisburg, VA  22801

Aftermarket Manufacturing Plant & Returned Goods Center
1601 Highway 49 B North
Paragould, AR  72450

Aftermarket DC
2000 S. Balton St.
Paragould, AR  72450

Aftermarket Manufacturing Plant
P.O. Box 348
S. Highway 15
Seward, NE 68434-0348

Original Equipment Headquarters
1 International Drive
Monroe, MI 48161

Original Equipment Manufacturing Plant
Route 424  (11800 State Route 424)
Napoleon, OH  43545

Milan Engineering Facility & Original Equipment Manufacturing Plant 33 Lockwood Road
Milan, OH  44846

Original Equipment Manufacturing Plant
503 Weatherhead Street
Angola, IN 46703

Original Equipment Manufacturing Plant
200 McIntyre Drive
Hartwell, GA  30643

Manufacturing Plant
645 East Broad Street
P. O. Box 119
Smithville, TN  37166

Original Equipment Manufacturing Plant
929 Anderson Road
Litchfield, MI  49252

Jackson Engineering Facility (JEF)
2701 North Dettman Road
Jackson, MI  49201

Original Equipment Engineering Facility
3901 Willis Road (P.O. Box 157)
Grass Lake, MI  49240

Original Equipment Manufacturing Plant
4825 Hoffman Street
Elkhart, IN 46516

Manufacturing Plant
515 W. Mill Street
Culver, IN 46511

Building
10990 W. Allan Rd.
Hayward, WI 54843

Building
704 Highway 2S South
Aberdeen, MS  39730

Document Number : 367153
Version : 03

                                                                   DRAFT 9/22/99

                                  SCHEDULE 4.4
                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

------------------------------------------------------------------------------------------------------------------------
              U.S. ENTITY                NATURE OF CONSENT,                              ACTION NECESSARY
                                         AUTHORIZATION, NOTICE
                                         OR FILING
------------------------------------------------------------------------------------------------------------------------
Securities and Exchange                  Tenneco Packaging Inc.'s                Clearance for filing and to go
Commission                               Form S-4 Registration                   effective by SEC.
                                         Statement under the Securities
                                         Act of 1933
------------------------------------------------------------------------------------------------------------------------

Securities and Exchange                  Tenneco Packaging Inc.'s                Clearance for filing by SEC.
Commission                               Form 10, General Form for
                                         Registration of Securities
------------------------------------------------------------------------------------------------------------------------

Internal Revenue Service                 IRS Letter Ruling of August             Continued effectiveness at IRS
                                         20, 1999                                letter ruling to the effect that
                                                                                 the Spin-off will be tax free to
                                                                                 Tenneco and its stockholders.
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
            FOREIGN ENTITY               NATURE OF CONSENT,                      ACTION NECESSARY
                                         AUTHORIZATION,
                                         NOTICE OR FILING
------------------------------------------------------------------------------------------------------------------------
Various Foreign Governments              Foreign Governmental                    Obtain consent.
                                         Consents by Various Foreign
                                         Authorities
------------------------------------------------------------------------------------------------------------------------

Various Foreign Lenders                  Consents by Various Foreign             Obtain consent.
                                         Lenders to Various Tenneco
                                         Inc. Foreign Subsidiaries
------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4.15
                                  SUBSIDIARIES

                                                                   Draft 9/24/99

TENNECO INC. (DELAWARE) (to be renamed Tenneco Automotive Inc.)
     Tenneco Automotive Inc. (to be renamed)...........................................................100   %
         Beijing Monroe Automobile Shock Absorber Company Ltd.  (Peoples
              Republic of China)........................................................................51
              (Tenneco Automotive Inc. owns 51%; and Beijing Automotive Industry
              Corporation, an unaffiliated company, owns 49%)
         Dalian Walker-Gillet Muffler Co. Ltd. (Peoples Republic of China)..............................55
              (Tenneco Automotive Inc. owns 55%; and non-affiliates own 45%)
         McPherson Strut Company Inc. (Delaware).......................................................100
         Precision Modular Assembly Corp. (Delaware)...................................................100
         Shanghai Walker Exhaust Company, Ltd. (Peoples Republic of China)..............................55
              (Tenneco Automotive Inc. owns 55%; and Shanghai Tractor and Internal
               Combustion Engine Company, Ltd., an unaffiliated company, owns 45%)
         Tenneco Asheville Inc. (Delaware).............................................................100
         Tenneco Asia Inc. (Delaware)..................................................................100
         Tenneco Automotive Foreign Sales Corporation Limited (Jamaica)................................100
         Tenneco Automotive Japan Ltd. (Japan).........................................................100
         Tenneco Automotive Nederlands B.V. (Netherlands)..............................................100
         Tenneco Automotive RSA Company (Delaware).....................................................100
         Tenneco Automotive Trading Company (Delaware).................................................100
         Tenneco Brake, Inc. (Delaware)................................................................100
         Tenneco Europe Limited (Delaware).............................................................100
              Wimetal S. A. (France)....................................................................*1
                  (Tenneco Europe Limited owns 1 share; Walker Limited owns 1 share;
                   Walker France S.A. owns 99%; and each of David Zerhusen, Howard van Schoyck, Daniel Barth, Daniel Bellanger, Herman Weltens and
                   Theo Bonneu, affiliated persons, owns 1 share)
         Tenneco Inc. (Nevada).........................................................................100
         Tenneco International Finance Limited (United Kingdom)1/......................................100
         Tenneco International Holding Corp. (Delaware)................................................100
              Monroe Australia Pty. Limited (Australia)................................................100
                  Monroe Springs (Australia) Pty. Ltd. (Australia).....................................100
                  Monroe Superannuation Pty. Ltd. (Australia)..........................................100
                  Walker Australia Pty. Limited (Australia)............................................100
              Tenneco Automotive Europe N.V. (Belgium).................................................100
                  Monroe Amortisor Imalat Ve Ticaret A.S. (Turkey)......................................99.85
                      (Tenneco Automotive Europe N.V. owns 99.85%;  and various
                       unaffiliated individual stockholders own 0.15%)
                  Monroe Packaging N.V. (Belgium).......................................................99.9
                      (Tenneco Automotive Europe N.V. owns 99.9%; and Tenneco
                       Automotive France S.A. owns 0.1%)
                  Tenneco Automotive Europe Coordination Center N.V. (Belgium)..........................99.9
                      (Tenneco Automotive Europe N.V. owns 99.9%; and Tenneco
                       Automotive France S.A. owns 0.1%)

* = less than

SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF TENNECO INTERNATIONAL HOLDING CORP.
              Tenneco Automotive Italia S.r.l. (Italy)..................................................85
                  (Tenneco International Holding Corp. owns 85%; and Tenneco
                   Automotive France S.A. owns 15%)
              Tenneco Automotive Polska Sp. z.O.O........................................................1
                  (Tenneco International Holding Corp. owns 1%; and Tenneco Global Holdings
                   Inc. owns 99%)
              Tenneco Romania Srl (Romania)..............................................................0.14
                  (Tenneco International Holding Corp. owns 0.14%; and Tenneco Global
                   Holdings Inc. owns 99.86%)
              Tenneco Automotive Sverige A.B. (Sweden).................................................100
              Tenneco Canada Inc. (Ontario)............................................................100
              Tenneco Global Holdings Inc. (Delaware)..................................................100
                  Fric-Rot S.A.I.C. (Argentina).........................................................55
                      (Tenneco Global Holdings Inc. owns 55%; Maco Inversiones S.A.
                       owns 44.85%; and unaffiliated parties own .15%)
                  Maco Inversiones S.A. (Argentina)....................................................100
                      Fric-Rot S.A.I.C. (Argentina).....................................................44.85
                           (Maco Inversiones S.A. owns 44.85%; Tenneco Global Holdings
                            Inc. owns 55%; and unaffiliated parties own .15%)
                  Monroe Springs (New Zealand) Pty. Ltd. (New Zealand).................................100
                  Monroe Czechia s.r.o. (Czech Republic)...............................................100
                  Tenneco Automotive Iberica, S.A. (Spain).............................................100
                  Tenneco Automotive Polska Sp. z.O.O. (Poland).........................................99
                      (Tenneco Global Holdings Inc. owns 99%; and Tenneco International
                       Holding Corp. owns 1%)
                  Tenneco Romania Srl (Romania).........................................................99.86
                      (Tenneco Global Holdings Inc. owns 99.86%; and Tenneco International
                       Holding Corp. owns 0.14%)
                  Tenneco Mauritius Limited (Mauritius)................................................100
                      Hydraulics Limited (India)........................................................51
                           (Tenneco Mauritius Limited owns 51% and Bangalore Union
                           Services Limited, an unaffiliated company, owns 49%)
                           Renowned Automotive Products Manufacturers Ltd. (India)......................83
                           (Hydraulics Limited owns 83%; and non-affiliates own 17%)
                      Tenneco Automotive India Private Limited (India).................................100
                           Walker Exhaust India Private Limited (India)...............................*100
                               (Tenneco Automotive India Private Limited owns
                                less than 100%; and an unaffiliated party owns
                                the balance)
              Tenneco Holdings Danmark A/S (Denmark)...................................................100
                  Gillet Exhaust Technologie (Proprietary) Limited (South Africa)......................100
                  Gillet Lazne Belohrad, s.r.o. (Czech Republic).....................................  100
                  Kinetic Ltd. (Australia).............................................................>99
                      (Tenneco Holdings Danmark A/S owns 99%+; and unaffiliated
                       entities own less than 1%)

* = less than

1/   In dissolution.

SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF TENNECO INTERNATIONAL HOLDING CORP.
              SUBSIDIARIES OF TENNECO HOLDINGS DANMARK A/S
                  Tenneco Automotive Holdings South Africa Pty. Ltd. (South Africa).....................51
                      (Tenneco Holdings Danmark A/S owns 51%; and an unaffiliated party owns 49%)
                      Armstrong Hydraulics South Africa (Pty.) Ltd. (South Africa).....................100
                      Armstrong Properties (Pty.) Ltd. (South Africa)..................................100
                      Monroe Manufacturing (Pty.) Ltd. (South Africa)..................................100
                      Smiths Industrial (SWA) (Pty.) Ltd. (South Africa)...............................100
                  Tenneco Automotive Port Elizabeth (Proprietary) Limited
                      (South Africa)...................................................................100
                  Tenneco Automotive Portugal - Componentes para Automovel, S.A.
                      (Portugal).......................................................................100
                  Walker Danmark A/S (Denmark).........................................................100
              Tenneco Automotive France S.A. (France).................................................*100
                  (Tenneco International Holding Corp. owns 470,371 shares; Daniel
                   Bellanger owns 16 shares; Robert Bellanger owns 8 shares; and
                   each of Walker Europe, Inc., Alain Bellanger, Theodore
                   Bonneu, Roy Kolotylo and David Zerhusen owns 1 share)
                  Gillet Tubes Technologies G.T.T. (France)............................................100
                  Monroe Packaging N.V. (Belgium)........................................................0.01
                      (Tenneco Automotive Europe N.V. owns 99.9%; and Tenneco
                       Automotive France S.A. owns 0.1%)
                  Tenneco Automotive Europe Coordination Center N.V. (Belgium)...........................0.01
                      (Tenneco Automotive Europe N.V. owns 99.9%; and Tenneco
                       Automotive France S.A. owns 0.1%)
                  Tenneco Automotive Italia S.r.l. (Italy)..............................................15
                      (Tenneco International Holding Corp. owns 85%; and Tenneco
                       Automotive France S.A. owns 15%)
                  Walker France Constructeurs S.A.R.L. (France)........................................100
                  Wimetal S.A. (France).................................................................99
                      (Tenneco Automotive France S.A. owns 99%; Tenneco Europe Limited owns 1 share, Walker Limited owns 1 share; and each of David Zerhusen,
                       Howard van Schoyck, Daniel Barth, Daniel Bellanger, Herman Weltens
                       and Theo Bonneu, affiliated persons, owns 1 share)
         The Pullman Company (Delaware)................................................................100
              Autopartes Walker S.A. de C.V.  (Mexico).................................................100
                  Consorcio Terranova S.A. de C.V. (Mexico).............................................99.99
                      (Autopartes Walker S.A. de C.V. owns 99.99%; and Josan
                      Latinamericana S.A. de C.V., an unaffiliated company, owns 0.01%)
                  Monroe-Mexico S.A. de C.V. (Mexico)..................................................100
                      Tenneco Automotive Servicios de Mexico, S.A. de C.V. (Mexico)......................0.01
                           (Monroe-Mexico, S.A. de C.V. owns 1 share; and Proveedora
                            Walker S. de R.L. de C.V. owns 49,999 shares)

* = less than

1/   In dissolution.

SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF THE PULLMAN COMPANY
              SUBSIDIARIES OF AUTOPARTES WALKER S.A. DE C.V. (MEXICO)
                  Proveedora Walker S. de R.L. de C.V. (Mexico) ........................................99.99
                      (Autopartes Walker S.A. de C.V.owns 99.99%; and Pullmex S. de
                       R.L. de C.V. owns .01%)
                      Pullmex S. de R.L. de C.V. (Mexico)................................................0.01
                           (Proveedora Walker S. de R.L. de C.V. owns 0.01% and
                            Autopartes Walker S.A. de C.V. owns 99.99%)
                      Tenneco Automotive Servicios de Mexico, S.A. de C.V. (Mexico).....................99.99
                           (Proveedora Walker S. de R.L. de C.V. owns 49,999 shares, and
                            Monroe-Mexico, S.A. de C.V. owns 1 share)
                  Pullmex S. de R.L. de C.V.............................................................99.99
                      (Autopartes Walker S.A. de C.V. owns 99.9%; and Proveedora
                       Walker S. de R.L. de   C.V. owns 0.1%)
                      Proveedora Walker S. de R.L. de C.V. (Mexico) .....................................0.01
                           (Pullmex S. de R.L. de C.V. owns 0.01%; and Autopartes
                            Walker S.A. de C.V. owns 99.99%)
              Clevite Industries Inc. (Delaware).......................................................100
              Peabody International Corporation (Delaware).............................................100
                  Barasset Corporation (Ohio)..........................................................100
                  Peabody Galion Corporation (Delaware)................................................100
                  Peabody Gordon-Piatt, Inc. (Delaware)................................................100
                  Peabody N.E., Inc. (Delaware)........................................................100
                  Peabody World Trade Corporation (Delaware)...........................................100
                  Peabody-Myers Corporation (Illinois).................................................100
                  Pullman Canada Ltd. (Canada)..........................................................61
                      (Peabody International Corporation owns 61%; and The Pullman
                       Company owns 39%)
              Pullman Canada Ltd. (Canada)..............................................................39
                  (The Pullman Company owns 39%; and Peabody International
                   Corporation owns 61%)
              Pullman Standard Inc. (Delaware).........................................................100
              Tenneco Brazil Ltda. (Brazil)............................................................100
                  Tenneco Automotive Brasil Ltda. (Brazil).............................................100
         Thompson and Stammers Dunmow (Number 6) Limited (United Kingdom)..............................100
         Thompson and Stammers Dunmow (Number 7) Limited (United Kingdom)..............................100
         TMC Texas Inc. (Delaware).....................................................................100
         Walker Electronic Silencing Inc. (Delaware)...................................................100
         Walker Europe, Inc. (Delaware)................................................................100
              Tenneco Automotive France S.A. (France)...................................................*1
                  (Tenneco International Holding Corp. owns 470,371 shares; Daniel
                   Ballenger owns 16 shares; Robert Bellanger owns 8 shares; and
                   each of Walker Europe, Inc., Alain Bellanger, Theodore
                   Bonneu, Roy Kolotylo and David Zerhusen owns 1 share)
         Walker Limited (United Kingdom)...............................................................100

* = less than

1/   In dissolution.

SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO AUTOMOTIVE INC.
         SUBSIDIARIES OF WALKER LIMITED (UNITED KINGDOM)
              Gillet Torsmaskiner UK Limited (United Kingdom)...........................................50
                  (Walker Limited owns 100 A Ordinary Shares, 50% of total equity; and
                   AB Torsmaskiner, an unaffiliated company, owns 100 B Ordinary
                   Shares, 50% of total equity)
                  Exhaust Systems Technology Limited (United Kingdom)...................................99.99
                      (Gillet Torsmaskiner UK Limited owns 99.99%; and Heinrich
                       Gillet GmbH & Co. KG owns .01%)
              Tenneco Automotive UK Limited (United Kingdom)...........................................100
                  Gillet Exhaust Manufacturing Limited (United Kingdom)................................100
                  Gillet Pressings Cardiff Limited (United Kingdom)....................................100
                  Walker (UK) Limited (United Kingdom).................................................100
                      J.W. Hartley (Motor Trade) Limited (United Kingdom)..............................100
                      Tenneco - Walker (U.K.) Ltd. (United Kingdom)....................................100
              Tenneco Management (Europe) Limited (United Kingdom).....................................100
              Wimetal S. A. (France)....................................................................*1
                  (Walker Limited owns 1 share; Tenneco Europe Limited owns 1 share; Tenneco Automotive France S.A. owns 99%; and each of
                   David Zerhusen, Howard van Schoyck, Daniel Barth, Daniel
                   Bellanger, Herman Weltens and Theo Bonneu, affiliated
                   persons, owns 1 share)
         Walker Manufacturing Company (Delaware).......................................................100
              Ced's Inc. (Illinois)....................................................................100
         Walker Norge A/S (Norway).....................................................................100
     Tenneco Deutschland Holdinggesellschaft mbH (Germany)..............................................99.97
         (Tenneco Inc. owns 99.97%; and Atlas Vermoegensverwaltung, an unaffiliated company, owns 0.03%)
         GILLET Unternehmesverwaltungs GmbH (Germany)..................................................100
              Heinrich Gillet GmbH & Co. KG (Germany)....................................................0.1
                  (GILLET Unternehmesverwaltungs GmbH owns 0.1%; and Tenneco
                   Deutschland Holdinggesellschaft mbH owns 99.9%. The
                   subsidiaries of Heinrich Gillet GmbH & Co. KG are listed
                   below.)
         Heinrich Gillet GmbH & Co. KG (Germany)........................................................99.9
              (Tenneco Deutschland Holdinggesellschaft mbH owns 99.9%; and
               GILLET Unternehmesverwaltungs GmbH owns 0.1%)
              ELGIRA Montagebetrieb fur Abgasanlagen Rastatt GmbH (Germany).............................50
                  (Heinrich Gillet GmbH & Co. KG owns 50%; and an unaffiliated party owns 50%)
              Exhaust Systems Technology Limited (United Kingdom)........................................0.01
                  (Heinrich Gillet GmbH & Co. KG owns 0.01%; and Gillet Torsmaskiner
                   UK Limited owns 99.99%)
              Gillet-Abgassysteme Zickau Gmbh (Germany)................................................100
                  Elagest AB (Sweden)...................................................................50
                      (Gillet-Abgassysteme Zickau GmbH owns 50%; and an
                       unaffiliated party owns 50%)

* = less than

1/   In dissolution.

SUBSIDIARIES OF TENNECO INC.
     SUBSIDIARIES OF TENNECO DEUTSCHLAND HOLDINGGESELLSCHAFT MBH
         SUBSIDIARIES OF HEINRICH GILLET GMBH & CO. KG
              Mastra-Gillet Industria e Comercio Ltda. (Brazil).........................................50
                  (Heinrich Gillet GmbH & Co. KG owns 50%; and Mastra Industria e
                   Comercio Ltda., an unaffiliated company, owns 50%)
              Montagewerk Abgastechnik Emden GmbH (Germany).............................................50
                  (Heinrich Gillet GmbH & Co. KG owns 50%; and an unaffiliated party owns 50%)
         Tenneco Automotive Deutschland GmbH (Germany).................................................100
         WALKER GILLET (Europe) GmbH (Germany).........................................................100

1/   In dissolution.

                                SCHEDULE 4.19(a)
                            UCC FILING JURISDICTIONS


===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
ALABAMA S/S                          Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
WINSTON COUNTY, AL                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
ARKANSAS S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
GREENE COUNTY, AR                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA S/S                       Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Rancho Industries                                 X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
LOS ANGELES COUNTY, CA               Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     Rancho Industries                                 X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
MARIN COUNTY, CA                     Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X           N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X           N/A
-------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT S/S                      Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     The Pullman Company                               X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
MILFORD COUNTY, CT                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X           N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X           N/A
-------------------------------------------------------------------------------------------------------------------------------
LITCHFIELD COUNTY, CT                Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X           N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     The Pullman Company                               X        X            X           N/A
-------------------------------------------------------------------------------------------------------------------------------
DELAWARE S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
NEW CASTLE COUNTY, DE                Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
FLORIDA S/S                          Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
BROWARD COUNTY, FL                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
DADE COUNTY, FL                      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
HILLSBOROUGH COUNTY, FL              Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
GEORGIA S/S                          Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
HART COUNTY, GA                      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
ILLINOIS S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X        X           N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X           N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X           N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Ced's Inc.                                        X        X           N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
DUPAGE COUNTY, IL                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Ced's Inc.                                        X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
WILL COUNTY, IL                      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
LAKE COUNTY, IL                      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
INDIANA S/S                          Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Clevite Industries                                X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     The Pullman Company                               X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
NOBLE COUNTY, IN                     Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
STEUBEN COUNTY, IN                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     Clevite Industries Inc.                           X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
MARSHALL COUNTY, IN                  Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
ELKHART COUNTY, IN                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
MARYLAND S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Electronic Silencing                       X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
ANNE ARUNDEL COUNTY, MD              Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Electronic Silencing                       X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
MICHIGAN S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Clevite Industries Inc.                           X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
OAKLAND COUNTY, MI                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     Clevite Industries Inc.                           X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
CALHOUN COUNTY, MI                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
MACOMB COUNTY, MI                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
-------------------------------------------------------------------------------------------------------------------------------
JACKSON COUNTY, MI                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
HILLSDALE COUNTY, MI                 Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
MONROE COUNTY, MI                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
MISSISSIPPI S/S                      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X           N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X           N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
MONROE COUNTY, MS                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
MISSOURI S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
-------------------------------------------------------------------------------------------------------------------------------
JACKSON COUNTY, MO                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
-------------------------------------------------------------------------------------------------------------------------------
NEBRASKA S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
DAWSON COUNTY, NE                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
SEWARD COUNTY, NE                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA S/S                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X           N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X           N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
WAKE COUNTY, NC                      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
OHIO S/S                             Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     The Pullman Company                               X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Clevite Industries Inc.                           X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
LUCAS COUNTY, OH                     Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
HURON COUNTY, OH                     Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
CUYAHOGA COUNTY, OH                  Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     The Pullman Company                               X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
RICHLAND COUNTY, OH                  Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     The Pullman Company                               X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
ERIE COUNTY, OH                      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     Clevite Industries Inc.                           X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
HENRY COUNTY, OH                     Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     Clevite Industries Inc.                           X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA S/S                   Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
ANDERSON COUNTY, SC                  Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
TENNESSEE S/S                        Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
DEKALB COUNTY, TN                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
TEXAS S/S                            Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Tenneco Business Services, Inc.                   X       N/A          N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Pullmex, S.A.                                     X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
DALLAS COUNTY, TX                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
DENTON COUNTY, TX                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
HARRIS COUNTY, TX                    Tenneco Business Services, Inc.                   X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
HIDALGO COUNTY, TX                   Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
                                     ------------------------------------------------------------------------------------------
                                     Pullmex, S.A.                                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
MONTGOMERY COUNTY, TX                Tenneco Business Services, Inc.                   X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
VIRGINIA S/S                         Tenneco Automotive Inc. f/k/a Monroe Auto         X        X           N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X           N/A          N/A
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X           N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------
ROANOKE (INDEPENDENT CITY)           Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Monroe Auto Equipment Company                     X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
VIRGINIA BEACH (INDEPENDENT CITY)    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
-------------------------------------------------------------------------------------------------------------------------------
HARRISONBURG (INDEPENDENT CITY)      Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
WISCONSIN S/S                        Tenneco Automotive Inc. f/k/a Monroe Auto         X       N/A          N/A          N/A
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X       N/A          N/A          N/A
-------------------------------------------------------------------------------------------------------------------------------

===================================  ===========================================     =====   ========   ===========    ========
                                                                                                                        FIXTURE
           JURISDICTION                            NAMES TO SEARCH                    UCC    TAX LIEN     JUDGMENT      FILING
===================================  ===========================================     =====   ========   ===========    ========
SAWYER COUNTY, WI                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------
RACINE COUNTY, WI                    Tenneco Automotive Inc. f/k/a Monroe Auto         X        X            X            X
                                     Equipment Company
                                     ------------------------------------------------------------------------------------------
                                     Walker Manufacturing Company                      X        X            X            X
-------------------------------------------------------------------------------------------------------------------------------


Notes: Monroe Auto Equipment Company changed its name to Tenneco Automotive Inc.
       effective 10/31/96.

       Walker Manufacturing Company and Monroe Auto Equipment (Company) both operated as divisions of Tenneco Automotive Inc. until 10/21/98.

       Rancho Industries is a division of Tenneco Automotive Inc. in California only.

                                                                   DRAFT 9/23/99


                                SCHEDULE 4.19(b)
                          MORTGAGE FILING JURISDICTIONS



FACILITY:                           Paragould, Arkansas
ADDRESS:                            1601 Highway 49B North
                                    Paragould, Arkansas 72450
COUNTY SITUATED IN:                 Greene
OWNED BY:                           Monroe

FACILITY:                           Aberdeen, Mississippi
ADDRESS:                            704 Highway South
                                    Aberdeen, Mississippi 39730
COUNTY SITUATED IN:                 Monroe
OWNED BY:                           Walker

FACILITY:                           Harrisonburg, VA
ADDRESS:                            4500 Early Road
                                    Harrisonburg, VA 22801
COUNTY SITUATED IN:                 Harrisonburg (City)
OWNED BY:                           Walker

FACILITY:                           Harrisonburg, VA
ADDRESS:                            3160 Abbot Lane
                                    Harrisonburg, VA 22801
COUNTY SITUATED IN:                 Harrisonburg (City)
OWNED BY:                           Walker

FACILITY:                           Seward, NE
ADDRESS:                            P.O. Box 348 - S. Highway 15
                                    Seward, NE 68434
COUNTY SITUATED IN:                 Seward
OWNED BY:                           Walker


FACILITY:                           Monroe, Michigan
ADDRESS:                            13910 Lake Drive
                                    Monroe, Michigan 48161
COUNTY SITUATED IN:                 Monroe
OWNED BY:                           Monroe Lodge

                                                                   DRAFT 9/23/99

FACILITY:                           Monroe, Michigan
ADDRESS:                            1 International Drive
                                    Monroe, Michigan 48161
COUNTY SITUATED IN:                 Monroe
OWNED BY:                           Monroe

FACILITY:                           Cozad, Nebraska
ADDRESS:                            121 Meridian Dr.
                                    Cozad, Nebraska 68434
COUNTY SITUATED IN:                 Dawson
OWNED BY:                           Monroe

FACILITY:                           Napolean, Ohio
ADDRESS:                            Route 424
                                    Napolean, Ohio 43545
COUNTY SITUATED IN:                 Henry
OWNED BY:                           Monroe-Clevite

FACILITY:                           Milan, Ohio
ADDRESS:                            33 Lockwood Rd.
                                    Milan, Ohio 44848
COUNTY SITUATED IN:                 Ashland
OWNED BY:                           Monroe-Clevite

FACILITY:                           Angola, Indiana
ADDRESS:                            503 Weatherhead St.
                                    Angola, Indiana 46703
COUNTY SITUATED IN:                 Stueben
OWNED BY:                           Monroe-Clevite

FACILITY:                           Hartwell, Georgia
ADDRESS:                            200 McIntyre Dr.
                                    Hartwell, Georgia 30643
COUNTY SITUATED IN:                 Hart
OWNED BY:                           Monroe

FACILITY:                           Smithville, Tennessee
ADDRESS:                            645 Eat Broad St.
                                    Smithsville, Tennessee 37166
COUNTY SITUATED IN:                 Dekalb
OWNED BY:                           Walker

                                                                   DRAFT 9/23/99
FACILITY:                           Litchfield, Michigan
ADDRESS:                            929 Anderson Road
                                    Litchfield, Michigan 49252
COUNTY SITUATED IN:                 Hillsdale
OWNED BY:                           Walker

FACILITY:                           Jackson Engineering Facility
ADDRESS:                            2701 North Dettman Road
                                    Jackson, Michigan 49201
COUNTY SITUATED IN:                 Jackson
OWNED BY:                           Walker

FACILITY:                           Grass Lake, Michigan
ADDRESS:                            3901 Willis Road
                                    Grass Lake, Michigan 49240
COUNTY SITUATED IN:                 Jackson
OWNED BY:                           Walker

FACILITY:                           Elkhart, Indiana
ADDRESS:                            4825 Hoffman St.
                                    Elkhart, Indiana 46515
COUNTY SITUATED IN:                 Elkhart
OWNED BY:                           Walker

FACILITY:                           Culver, Indiana
ADDRESS:                            515 W. Mill St.
                                    Culver, Indiana 46511
COUNTY SITUATED IN:                 Marshall
OWNED BY:                           Walker

FACILITY:                           Norwalk, Ohio
ADDRESS:                            206 Republic
                                    Norwalk, Ohio 44857
COUNTY SITUATED IN:                 Huron
OWNED BY:                           Monroe

                                 SCHEDULE 7.2(D)
                              DOMESTIC INDEBTEDNESS


Capital Lease Obligations of Clevite Industries, Inc. aggregating $1,226,031.

Guaranties by Tenneco Inc. of Indebtedness of Foreign Subsidiaries listed on Schedule 7.2(d) (Foreign Indebtedness)

Letters of Credit on attached list.

Guaranty by Tenneco Inc. of the Tenneco Automotive Inc. plant lease for the Ligonier, Indiana facility.

Guaranty by Tenneco Inc. of the Tenneco lease for the Lake Forest, Illinois facility.

Guaranties by Tenneco Inc. of Environmental obligations relating to the following facilities:

         Buckeye........................................................$100,000
         Harrisonburg...................................................$293,290
         Paragould-Finch Road Landfill, Paragrould, AR................$2,800,000
         121 Meridian Street, Cozad, Nebraska...........................$412,000

Guaranties of Speedy Muffler King Leases on attached list by Tenneco Automotive Inc.

Guaranty by Tenneco Automotive of obligations to Vanstar Corporation for services provided to Foreign Subsidiaries.

         $2,226,000.00            $2,056,330.00        $32,981,717.00         $3,313,297.00

BofA (Continental)       Chase                    NationsBank           Chase Manhattan Letters of Credit, originally issued
#7224604                 P.26216                  #130995               by Manufacturers or Chemical
PCA                      Travellers of Illinois   Cigna, et al
Michigan environmental   Astro Valoovi            WCGI/Auto             Insurance/Surety   Leases                 Miscellaneous
$2,226,000.00            $1,000,000.00            $29,481,717.00
                                                                        G149925            P290 101 (T245911)     G235675
                         Bank of America          NationsBank           Gulf Insurance     Charter Financial      CIBC (import bond)
                         C7340834                 #120796               $250,000.00        $34,312.50             $25,000.00
                         Citibank, as Agent       Inc.
                         Lake Forest HQ lease     "employee benefits"   G155402            T252405                G132797
                         $1,056,330               $3,000,000.00         Liberty Mutual     Charter Financial      State of NJ
                                                                        $700,000.00        $60,488.75             $750,000.00
                                                  Chase
                                                  P.395778              G166933            P132 797 (T 247 389)
                                                  Inc. & Greenmoni      National Surety    Charter Financial
                                                  Vermont Ins. Comm     $1,000,000.00      $204,856.25
                                                  Equity guarantee
                                                  $500,000.00                              T249948
                                                                                           Cargill Leasing
                                                                                           $288,639.50


                              As of June 16, 1999
                                 $40,577,344.00

Co 0116
                                     38A(3)
     INFORMATION PROVIDED FROM RITA WALSH (VIRGINIA KEARNS - TA LEGAL SECRETARY) BY SPEEDY CAR-X OFFICES IN CHICAGO, ILLINOIS

LOCATION               CONTRACT   CONTRACT  #MOS   MONTHLY   TOTAL   GRAND TOTAL
                       START      END       LEFT   PMT       LEASE
------------           --------   --------  ----   -------  -------  -----------
674 NORWALK            09/01/86   08/31/91     0    4.583         0
                       09/01/91   08/31/96     0    5.125         0
                       09/01/96   08/31/01    20    6.067   121.333
1912 REISTERTOWN, PA   02/21/86   02/20/91     0    1.667         0
                       02/21/91   02/20/96     0    1.833         0
                       02/21/96   02/20/01    26    2.017    52.433
                       02/21/01   02/20/05    60    2.218   133.100
                       02/21/06   02/20/11    50    2.440   146.410
                       02/21/11   02/20/16    60    2.684   161.060
1913 RADALLSTOWN, MD   03/13/87   03/12/92     0    4.708         0
                       03/13/92   03/12/97     0    5.415         0
                       03/13/97   03/12/02    39    6.227   242.844
                       03/13/02   03/12/07    60    7.161   429.647
                       03/13/07   03/12/12    60    8.235   494.094
                       03/13/12   03/12/17    60    9.470   568.208
2104 PONTIAC, MI       09/01/73   09/01/85     0        0         0
                       09/02/85   09/01/90     0        0         0
                       09/02/90   09/01/95     0        0         0
                       10/01/95   09/30/95     0    2.500         0
                       10/01/96   09/30/97     0    2.500         0
                       10/01/97   09/30/98     0    2.600         0
2108 WESTLAND, MI      06/14/73   06/14/86     0        0         0
                       06/15/65   06/14/90     0        0         0
                       06/15/90   06/14/95     0        0         0
                       06/15/95   06/30/96     0        0         0
                       06/01/96   06/01/01    31    3.100    98.100
2110 TAYLOR, MI        07/01/74   06/30/86     0        0         0
                       07/01/86   06/30/91     0        0         0
                       07/01/91   06/30/96     0        0         0
                       07/01/96   09/01/01    31    3.000    93.000
2935 E ORANGE, NJ      02/01/85   01/31/87     0    1.775         0
                       02/01/87   01/31/90     0    2.041         0
                       01/01/90   01/31/95     0    2.763         0
                       02/01/95   01/31/00    13    2.952    38.374
                       02/01/00   01/31/05    60    3.394   203.665
                       02/01/05   01/31/10    60    3.904   234.215
3133 VALLEY STREAM, NY 03/01/86   02/28/90     0    1.500         0
                       03/01/90   01/28/95     0    1.800         0
                       03/01/95   02/28/00    14    2.160    30.240
                       03/01/00   02/28/05    60    2.592   156.520
                       03/01/05   02/28/10    60    3.110   186.624
3135 SMITHTOWN, NY     05/01/86   04/30/90     0    1.667         0
                       05/01/90   04/30/95     0    1.917         0
                       05/01/95   04/30/00    16    2.204    35.287
                       05/01/00   04/30/06    60    2.756   165.315
                       05/01/05   04/30/10    60    3.444   206.640
                       05/01/10   04/30/15    60    4.305   258.300
3136 CNTRCH            03/01/85   02/28/90     0    2.000         0
                       03/01/90   02/28/95     0    2.300         0
                       03/01/95   02/28/00    14    2.645    37.030
                       03/01/00   02/28/05    60    2.439   206.310
                       03/01/06   02/28/10    60 Appraised        0
3136 WHITE PLAINS, NY  06/01/86   02/28/90     0    6.700         0
                       03/01/90   02/28/93     0    9.300         0
                       03/01/93   02/28/95     0    9.500         0
                       03/01/96   09/29/00    21   11.833   248.493
3140 UTICA, MI         05/01/85   04/30/91     0    3.000         0
                       05/01/91   04/30/96     0    3.600         0

                       06/01/96   04/30/01    28    4.320    120.960
                       05/01/01   04/30/06    60    5.616    336.980
                       05/01/05   04/30/11    60    7.301    438.048
3141 BETH PAGE, NY     12/15/86   12/14/91     0    4.000          0
                       12/15/91   12/14/96     0    4.850          0
                       12/15/96   12/14/01    35    5.650    203.400
3142 DEER PARK, NY     07/01/87   06/03/92     0    2.750          0
                       07/01/92   06/03/97     0    2.300          0
                       07/01/97   06/03/92    41    3.950    161.950
                       07/01/02   06/03/07    50    4.750    285.000
3143 CORONA, NY        10/01/67   06/03/91     0    2.200          0
                       07/01/91   06/03/98     0    2.530          0
                       07/01/96   06/03/01    17    2.910     49.462
                       07/01/01   06/03/06    60    3.348    200.756
3750 MONROEVILLE, PA   07/15/85   07/14/91     0    4.000          0
                       07/15/91   07/14/96     0    4.400          0
                       07/15/96   07/14/01    31    4.850    150.360
                       07/16/01   07/14/06    60    5.335    320.100
                       07/15/06   07/14/11    60    5.870    352.200
                       07/15/11   07/14/16    60    5.450    387.600
3812 CRANSTON, RI      08/22/86   09/21/85     0    3.292          0
                       09/22/88   09/21/91     0    3.628          0
                       09/22/81   09/21/96     0    4.000          0
                       09/22/96   09/21/01    33    4.600    151.800
                       09/22/01   09/21/06    60    5.520    331.200
                       09/22/06   09/21/11    60    5.624    397.440
4913 BROOKFIELD, WI    01/12/83   11/30/92     0    3.333          0
                       12/01/92   11/30/97     0    3.750          0
                       12/01/97   11/30/02     0    4.167          0
                                                          ----------
                                                          18,431,440


                                SCHEDULE 7.2(D) DRAFT 09/24/99 (FOREIGN INDEBTEDNESS)

-----------------------------------------------------------------------------------------------------------------------------------
       COUNTRY         ENTITY             BANK           LIMIT(1)       LIMIT(2)     PURPOSE                     LIEN
-----------------------------------------------------------------------------------------------------------------------------------
1    Argentina       Fric Rot          Galicia Bank      ARS 500K       500       Overdraft          Right of set-off, right to
                     S.A.I.C.                                                     facility --        preferential payment or other
                                                                                  Working Capital    encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------
2    Australia       Monroe            Westpac Banking   AUD 250K       160       Overdraft          Right of set-off, right to
                     Australia/        Corp                                       facility           preferential payment or other
                     Monroe Springs                                                                  encumbrance on deposits or
                     Australia/Walker                                                                other assets in bank's
                     Australia                                                                       possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------
3    Australia       Monroe            Westpac Banking   AUD 13.5M      8,659     Standby            Right of set-off, right to
                     Australia/        Corp                                       overdraft          preferential payment or other
                     Monroe Springs                                               facility           encumbrance on deposits or
                     Australia/Walker                                                                other assets in bank's
                     Australia                                                                       possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------
4    Australia       Monroe            Westpac Banking   AUD 1.6M       1,026     Guarantee          Right of set-off, right to
                     Australia/        Corp                                       facility           preferential payment or other
                     Monroe Springs                                                                  encumbrance on deposits or
                     Australia/Walker                                                                other assets in bank's
                     Australia                                                                       possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------
5    Australia       Monroe            Westpac Banking   AUD 247K       158       Long term lease    Right of set-off, right to
                     Australia/        Corp                                       facility           preferential payment or other
                     Monroe Springs                                                                  encumbrance on deposits or
                     Australia/Walker                                                                other assets in bank's
                     Australia                                                                       possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------
6    Australia       Monroe            Westpac Banking   AUD 300K       192       Trade finance      Right of set-off, right to
                     Australia/        Corp                                       facility           preferential payment or other
                     Monroe Springs                                                                  encumbrance on deposits or
                     Australia/Walker                                                                other assets in bank's
                     Australia                                                                       possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------
7    Belgium         Tenneco           Artesia           BEF 155M       3,983     Short term         Right of set-off, right to
                     Automotive                                                   credit facility    preferential payment or other
                     Europe NV                                                    -- Working         encumbrance on deposits or
                                                                                  Capital            other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------
8    Belgium         Tenneco           Bank Brussels     BEF 150M       3,855     Short term         Right of set-off, right to
                     Automotive        Lambert                                    credit facility    preferential payment or other
                     Europe NV                                                    -- Working Capital encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  -------------  ------    ----------------   ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
        COUNTRY           ENTITY             BANK             LIMIT(1)     LIMIT(2)    PURPOSE                    LIEN
-----------------------------------------------------------------------------------------------------------------------------------
9    Belgium         Tenneco           A.S.L.K.          BEF 25M           642     Short term        Right of set-off, right to
                     Automotive                                                    credit facility   preferential payment or other
                     Europe NV                                                     - Working         encumbrance on deposits or
                                                                                   Capital           other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
10   Brazil          Tenneco           HSBC Bamerindus   Drawn: BRL 1.31M  700     Overdraft         Right of set-off, right to
                     Automotive                                                    facility -        preferential payment or other
                     Brazil Ltda                                                   Working Capital   encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
11   Brazil          Tenneco           HSBC Bamerindus   BRL 5M            2,671   Short term        Right of set-off, right to
                     Automotive                                                    credit facility   preferential payment or other
                     Brazil Ltda                                                   - Working         encumbrance on deposits or
                                                                                   Capital           other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
12   Brazil          Tenneco           Banco ABC Brasil  BRL 10M           5,342   Short term        Right of set-off, right to
                     Automotive                                                    credit facility   preferential payment or other
                     Brazil Ltda                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
13   Brazil          Tenneco           Banco Real S/A    BRL 450K          240     Overdraft --      Right of set-off, right to
                     Automotive                                                    Working Capital   preferential payment or other
                     Brazil Ltda                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
14   Brazil          Tenneco           Banco Real S/A    BRL 3.6M          1,923   Short term        Right of set-off, right to
                     Automotive                                                    credit facility   preferential payment or other
                     Brazil Ltda                                                   - Working         encumbrance on deposits or
                                                                                   Capital           other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
15   Brazil          Tenneco           Banco Real        BRL 7M            3,739   Short term        Right of set-off, right to
                     Automotive        Investimentos                               credit facility   preferential payment or other
                     Brazil Ltda                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
16   Brazil          Tenneco           Dresdner Bank     BRL 7M            3,739   Short term        Right of set-off, right to
                     Automotive                                                    credit facility   preferential payment or other
                     Brazil Ltda                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
17   Brazil          Tenneco           Unibanco          BRL 5M            2,671   Short term        Right of set-off, right to
                     Automotive                                                    credit            preferential payment or other
                     Brazil Ltda                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
18   Brazil          Tenneco           Banco Sudameris   BRL 1.3M          694     Export Line       Right of set-off, right to
                     Automotive                                                                      preferential payment or other
                     Brazil Ltda                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
19   Brazil          Tenneco           Citibank          BRL 395K          211     BNDES Financing   Right of set-off, right to
                     Automotive                                                                      preferential payment or other
                     Brazil Ltda                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
20   Canada          TCI-Automotive    Bank of Montreal  USD 10M#          10,000  Undocumented      Right of set-off, right to
                                                                                   line, advised     preferential payment or other
                                                                                   limit, includes   encumbrance on deposits or
                                                                                   drawings in CAD   other assets in bank's
                                                                                   and USD           possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
        COUNTRY           ENTITY             BANK             LIMIT(1)     LIMIT(2)    PURPOSE                    LIEN
-----------------------------------------------------------------------------------------------------------------------------------
21   China           Beijing Monroe    Finance Bureau,   RMB 750K          91      Short term        Right of set-off, right to
                     Shock Absorber    China                                       working capital   preferential payment or other
                     Company                                                       loan              encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
22   China           Beijing Monroe    Industrial &      Drawn: RMB 9.1M   1,099   Short term        Pledge over assets
                     Shock Absorber    Commercial Bank                             working capital
                     Company           of China                                    loan
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
23   China           Beijing Monroe    Dai-ichi Kangyo   USD 1.5M          1,500   Short term        Right of set-off, right to
                     Shock Absorber    Bank                                        working capital   preferential payment or other
                     Company                                                       loan supported    encumbrance on deposits or
                                                                                   by Tenneco Inc.   other assets in bank's
                                                                                   guarantee         possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
24   China           Beijing Monroe    Localization      RMB 5M            604     Long term capex   Right of set-off, right to
                     Shock Absorber    loan/Planning                               loan              preferential payment or other
                     Company           committee                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
25   China           Beijing Monroe    Localization      Drawn: RMB 6M     725     Long term capex   Right of set-off, right to
                     Shock Absorber    loan/CBC                                    loan              preferential payment or other
                     Company                                                                         encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
26   China           Dalian Walker-    Industrial &      Drawn: RMB 12.3M  1,486   Short term        Pledge over assets
                     Gillet Auto       Commercial Bank,                            working capital
                     Muffler Company   China                                       loan
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
27   Czech Republic  Monroe Czechia    Komercni Banka    CZK 20M           570     Overdraft         Right of set-off, right to
                                       Liberec                                     facility --       preferential payment or other
                                                                                   Working Capital   encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
28   Denmark         Walker Danmark    Den Danske Bank   DKK 20M           2,794   Overdraft         Right of set-off, right to
                     A/S                                                           facility --       preferential payment or other
                                                                                   Working Capital   encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
29   Denmark         Walker Danmark    Den Danske Bank   DKK 3.8M          531     Multi-currency    Right of set-off, right to
                     A/S                                                           overdraft         preferential payment or other
                                                                                   facility          encumbrance on deposits or
                                                                                   (EUR/DEM/NLG)     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
30   France          Gillet Tubes      SODIEST           Drawn: FRF 2.99M  472     Long term loan,   Right of set-off, right to
                     Technologies      (Development                                matures May 2002  preferential payment or other
                                       Agency)                                     Capital           encumbrance on deposits or
                                                                                   Expenditure       other assets in bank's
                                                                                   Finance           possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
31   France          Gillet Tubes      SODIEST           Drawn: FRF 330K   52      Long term loan,   Right of set-off, right to
                     Technologies      (Development                                matures January   preferential payment or other
                                       Agency)                                     2001 Capital      encumbrance on deposits or
                                                                                   Expenditure       other assets in bank's
                                                                                   Finance           possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
32   France          Wimetal           Banque Nationale  FRF 150M          23,685  Bill discounting  Without recourse discounting
                                       de Paris                                     -- Working       facility
                                                                                   Capital
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
33   France          Wimetal           Sogenal           FRF 40M           6,316   Overdraft         Right of set-off, right to
                                                                                   facility          preferential payment or other
                                                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
        COUNTRY           ENTITY         BANK            LIMIT(1)       LIMIT(2)      PURPOSE                    LIEN
-----------------------------------------------------------------------------------------------------------------------------------
34   France          Wimetal           Sogenal           FRF 150M          23,685  Bill discounting  Without recourse discounting
                                                                                   facility --        facility
                                                                                   without
                                                                                   recourse
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
35   Germany         Tenneco           Commerzbank,      DEM 16.3M         8,631   German cashpool   Right of set-off, right to
                     Deutschland       Neustadt                                    overdraft         preferential payment or other
                     Holdings                                                      facility (plus    encumbrance on deposits or
                     Gesellschaft mbH                                              DEM 8.9 million   other assets in bank's
                                                                                   daylight          possession from time to
                                                                                   overdraft),       time(3)
                                                                                   guaranteed by
                                                                                   Tenneco Inc.
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
36   Germany         Heinrich Gillet   Commerzbank       See #36                   Overdraft         Right of set-off, right to
                     GmbH & Co. KG                                                 (ledger balance)  preferential payment or other
                                                                                   Part of German    encumbrance on deposits or
                                                                                   cashpool          other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
37   Germany         Tenneco           Commerzbank       See #36                   Overdraft         Right of set-off, right to
                     Automotive                                                    (ledger balance)  preferential payment or other
                     Deutschland                                                   Part of German    encumbrance on deposits or
                                                                                   cashpool          other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
38   India           Hydraulics Ltd    Citibank          INR 25M           575     Working Capital   Right of set-off, right to
                                                                                   facility,         preferential payment or other
                                                                                   guaranteed by     encumbrance on deposits or
                                                                                   Tenneco Inc.      other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
39   India           Hydraulics Ltd    Citibank          Drawn: INR 35M    805     Working Capital   Right of set-off, right to
                                                                                   facility,         preferential payment or other
                                                                                   guaranteed by     encumbrance on deposits or
                                                                                   Tenneco Inc.      other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
40   India           Hydraulics Ltd    Bank of America   INR 150M          3,450   Long term loan    Right of set-off, right to
                                                                                   supported by      preferential payment or other
                                                                                   Tenneco Inc.      encumbrance on deposits or
                                                                                   guarantee,        other assets in bank's
                                                                                   matures in June   possession from time to
                                                                                   2000              time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
41   India           Hydraulics Ltd    Bank of America   INR 225M          5,175   Short term        Right of set-off, right to
                                                                                   working capital   preferential payment or other
                                                                                   loan, Tenneco     encumbrance on deposits or
                                                                                   Inc. guarantee    other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
42   India           Renowned Auto     Various           INR 5.2M          120     Long term         Right of set-off, right to
                     Products                                                      loan -- Working   preferential payment or other
                     Manufacturers                                                 Capital           encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
43   India           Renowned Auto     SIPCOT            INR 5,140         0       Term loan --      Right of set-off, right to
                     Products                                                      matures June      preferential payment or other
                     Manufacturers                                                 2000 Sales Tax    encumbrance on deposits or
                                                                                   Financing         other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
44   India           Renowned Auto     SIPCOT            INR 3.8M          87      Term loan,        Right of set-off, right to
                     Products                                                      matures June      preferential payment or other
                     Manufacturers                                                 2000 Working      encumbrance on deposits or
                                                                                   Capital           other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
45   India           Walker Exhaust    Bank of America   INR 110M          2,530   Term loan         Right of set-off, right to
                     India Pvt. Ltd.                                               supported by      preferential payment or other
                                                                                   Tenneco Inc.      encumbrance on deposits or
                                                                                   guarantee         other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
        COUNTRY           ENTITY             BANK             LIMIT(1)     LIMIT(2)    PURPOSE                    LIEN
-----------------------------------------------------------------------------------------------------------------------------------
46   India           Walker Exhaust    Bank of America   INR 35M           805     Short term        Right of set-off, right to
                     India Pvt. Ltd                                                working capital   preferential payment or other
                                                                                   loan supported    encumbrance on deposits or
                                                                                   by Tenneco Inc.   other assets in bank's
                                                                                   guarantee         possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
47   Italy           Tenneco           Credito Italiano  ITL 180M          4,140   Overdraft         Right of set-off, right to
                     Automotive        SpA                                         facility --       preferential payment or other
                     Italia Srl                                                    Working Capital   encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
48   New Zealand     Monroe Springs    Westpac Banking   NZD 250K          130     Overdraft         Right of set-off, right to
                     New Zealand       Corp                                        facility --       preferential payment or other
                                                                                   Working Capital   encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
49   Poland          Tenneco           Citibank, Poland  PLN 35M           8,550   Short term        Right of set-off, right to
                     Automotive                                                    credit facility   preferential payment or other
                     Polska                                                        supported by      encumbrance on deposits or
                                                                                   Tenneco Inc.      other asset in bank's
                                                                                   guarantee --      possession from time to
                                                                                   Working Capital   time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
50   Singapore       Tenneco Asia      Bank of America,  SGD 500K          294     Overdraft         Right of set-off, right to
                                       Singapore                                   facility          preferential payment or other
                                                                                   supported by      encumbrance on deposits or
                                                                                   Tenneco Inc.      other assets in bank's
                                                                                   letter of         possession from time to
                                                                                   comfort           time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
51   Singapore       Tenneco           Citibank,         USD 1M            1,000   Overdraft         Right of set-off, right to
                     Automotive Asia   Singapore                                   facility          preferential payment or other
                     (T.A.T.C)                                                     supported by      encumbrance on deposits or
                                                                                   Tenneco Inc.      other assets in bank's
                                                                                   guarantee         possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
52   South Africa    Armstrong         First National    ZAR 10M           1,643   Short term        Right of set-off, right to
                     Hydraulics        Bank                                        working capital   preferential payment or other
                                                                                   line supported    encumbrance on deposits or
                                                                                   by Tenneco        other assets in bank's
                                                                                   Automotive        possession from time to
                                                                                   Holdings SA       time(3)
                                                                                   guarantee
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
53   South Africa    Armstrong         ABSA Bank         ZAR 9M            1,479   Short term        Right of set-off, right to
                     Hydraulics                                                    working capital   preferential payment or other
                                                                                   facility          encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
54   Spain           Tenneco           Banco Santander   ESP 3.3BN         20,543  Long term         Secured by underlying assets
                     Automotive                                                    capital lease --
                     Iberica                                                       matures Sept
                                                                                   2009 (to be
                                                                                   signed before
                                                                                   Spin-Off)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
55   Spain           Tenneco           Banco Santander   ESP 150M          933     Guarantee         Right of set-off, right to
                     Automotive                                                    facility          preferential payment or other
                     Iberica                                                                         encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
56   Spain           Tenneco           Banco Santander   ESP 178M          1,108   Finance lease     Secured by underlying asset
                     Automotive                                                    for plant
                     Iberica                                                       machinery
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
57   Sweden          Tenneco           Sparbanken        SEK 5M            604     Overdraft         Right of set-off, right to
                     Automotive                                                    facility --       preferential payment or other
                     Sweden                                                        Working Capital   encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
     --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
        COUNTRY           ENTITY             BANK        LIMIT(1)        LIMIT(2)     PURPOSE                    LIEN
-----------------------------------------------------------------------------------------------------------------------------------
58   Turkey          Monroe Amortisor  Iktisat Bankasi   TRL 85BN          184     Overdraft --      Right of set-off, right to
                                                                                   Working Capital   preferential payment or other
                                                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
59   Turkey          Monroe Amortisor  Is Bankasi        TRL 100BN         217     Short term        Right of set-off, right to
                                                                                   credit facility   preferential payment or other
                                                                                   (overdraft/       encumbrance on deposits or
                                                                                   guarantees)       other assets in bank's
                                                                                   supported by      possession from time to
                                                                                   TMEL letter of    time(3)
                                                                                   comfort

---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
60   UK              Tenneco Walker    Barclays Bank     GBP 2.5M          4,051   Overdraft         Right of set-off, right to
                     UK                                                            facility -- cross preferential payment or other
                                                                                   guarantee Part    encumbrance on deposits or
                                                                                   of UK cashpool    other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
61   UK              Tenneco           Barclays Bank     GBP 500K          810     Overdraft         Right of set-off, right to
                     Automotive UK                                                 facility -- cross preferential payment or other
                     Ltd                                                           guarantee Part    encumbrance on deposits or
                                                                                   of UK cashpool    other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
62   UK              Tenneco Europe    Bank of America   GBP 100K          162     Overdraft         Right of set-off, right to
                     Ltd                                                           facility          preferential payment or other
                                                                                                     encumbrance on deposits or
                                                                                                     other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
63   UK              Tenneco           Bank of America,  USD 25M           25,000  Credit facility   Right of set-off, right to
                     Management        London                                      supported by      preferential payment or other
                     (Europe) Limited                                              Tenneco Inc.      encumbrance on deposits or
                                                                                   guarantee         other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
64   UK              Tenneco           KBC Bank, London  USD 25M           25,000  Credit facility   Right of set-off, right to
                     Management                                                    supported by      preferential payment or other
                     (Europe) Limited                                              Tenneco Inc.      encumbrance on deposits or
                                                                                   comfort letter    other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
65   France          Tenneco           Banque Nationale  FRF 100M          15,790  Credit facility   Right of set-off, right to
                     Management        de Paris, Laval                             supported by      preferential payment or other
                     (Europe) Limited                                              Tenneco Inc.      encumbrance on deposits or
                                                                                   comfort letter    other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
66   UK              Tenneco           Banque Nationale  USD 25M           25,000  Credit facility   Right of set-off, right to
                     Management        de Paris, London                            supported by      preferential payment or other
                     (Europe) Limited                                              Tenneco Inc.      encumbrance on deposits or
                                                                                   comfort letter    other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------
67   UK              Tenneco           Barclays Bank     GBP 2M            3,240   Overdraft --      Right of set-off, right to
                     Management        Plc, London                                 Cross Guarantee   preferential payment or other
                     (Europe) Limited                                              Part of UK        encumbrance on deposits or
                                                                                   cashpool          other assets in bank's
                                                                                                     possession from time to
                                                                                                     time(3)
---  --------------  ----------------  ----------------  ----------------  ------  ----------------  ------------------------------

                                 TOTAL: 276,771
(1) In local currency.
(2) In U.S. dollars (000), using the following exchange rates as of September 20, 1999:

1 ARS          =   1.0002 USD
1 AUD          =   .6414 USD
1 BEF          =   .0257 USD
1 BRL          =   .5342 USD
1 CAD          =   .6764 USD
1 RMD          =   .1208 USD
1 CZK          =   .02849 USD
1 DKK          =   .1397 USD
1 FRF          =   .1579 USD
1 DEM          =   .5295 USD
1 INR          =   .02300 USD
1 ITL          =   .0005349 USD
1 NZD          =   .5218 USD
1 PLN          =   .2443 USD
1 PTE          =   .005166 USD
1 SGD          =   .5872 USD
1 ZAR          =   .1643 USD
1 ESP          =   .006225 USD
1 SEK          =   .1207 USD
1 TRL          =   .00000217 USD
1 GBP          =   1.6202 USD

     3 Under applicable law the various rights may or may not constitute Liens.

                                 SCHEDULE 7.3(F)
                                 DOMESTIC LIENS

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Arkansas S/S       Tenneco Automotive        Connell Equipment Leasing Co.  1167585      01/19/1999     Forklifts, Cascade Fork
                   One International Drive   45 Cardinal Drive                                          Positioner
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Tenneco Automotive        Connell Equipment Leasing Co.  1173103      02/22/1999     Deka batteries, chargers
                   One International Drive   45 Cardinal Drive
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Hyster Credit Co.              934421       12/02/1994     One Hyster S40XL2 S/N
                   Company                   P. O. Box 4366                                             C187V06515P
                   1601 Hwy 49-B North       Portland, OR 97208
                   Paragould, AR 72450
------------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Hyster Credit Co.              944097       02/09/1995     One Hyster E30XL S/N
                   Company                   P. O. Box 4366                                             C114V03686K
                   1601 Hwy 49-B North       Portland, OR 97208
                   Paragould, AR 72450
------------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Caterpillar Financial          998407       01/22/1996     2 Lift Trucks and Fork
                   Company                   Services Corporation                                       Positioners as enumerated
                   One International Drive   4975 Preston Park, Suite 280                               thereon
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Caterpillar Financial          1003395      02/26/1996     1 Lift Truck as enumerated
                   Company                   Services Corporation                                       thereon
                   One International Drive   4975 Preston Park, Suite 280
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Caterpillar Financial          1003396      02/26/1996     1 Lift Truck and Fork
                   Company                   Services Corporation                                       Positioner as enumerated
                   One International Drive   4975 Preston Park, Suite 280                               thereon
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Arkansas S/S       Monroe Auto Equipment     Caterpillar Financial          1018748      05/21/1996     1 Cascade Fork Positioner
                   Company                   Services Corporation                                       Model 100F-HB-B041, S/N
                   One International Drive   4975 Preston Park, Suite 280                               100F-HB-001-00054S
                   Monroe, MI 48161          Plano, TX 75093
---------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Caterpillar Financial          1018749      05/21/1996     1 Caterpillar Lift Truck
                   Company                   Services Corporation                                       equipped with 2 batteries
                   One International Drive   4975 Preston Park, Suite 280                               and one charger
                   Monroe, MI 48161          Plano, TX 75093
---------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Caterpillar Financial          1029129      07/24/1996     1 Caterpillar Lift Truck
                   Company                   Services Corporation                                       S/N 6EM01280
                   One International Drive   4975 Preston Park, Suite 280
                   Monroe, MI 48161          Plano, TX 75093
---------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Hyster Credit Company          1067979      04/08/1997     Six Hyster S60XM's
                   Company                   PO Box 4366
                   One International Drive   Portland, OR 97208
                   Monroe, MI 48161
---------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Hyster Credit Company          1094652      09/22/1997     Two Hyster S60XM's
                   Company                   PO Box 4366
                   One International Drive   Portland, OR 97208
                   Monroe, MI 48161
---------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Monroe Auto Equipment     Caterpillar Financial          1123359      03/30/1998     1 Caterpillar Lift Truck
                   Company                   Services Corporation                                       equipped with One Brudi
                   One International Drive   4975 Preston Park, Suite 280                               Fork Positioner
                   Monroe, MI 48161          Plano, TX 75093
---------------------------------------------------------------------------------------------------------------------------------
Arkansas S/S       Tenneco Inc. d/b/a        Hyster Credit Company          1160505      11/20/1998     1 Hyster S40XM
                   Monroe Auto Equipment     PO Box 4366
                   Co.                       Portland, OR 97208
                   1601 Hwy 49B
                   Paragould, AR 72450
---------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Tenneco Automotive Inc.   Connell Equipment Leasing Co.  73           01/19/1999     Forklifts, Cascade Fork
                   One International Drive   45 Cardinal Drive                                          Positioner
                   Monroe, MI 48161          Westfield, NJ 07090
---------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Tenneco Automotive        Connell Equipment Leasing Co.  254          02/22/1999     Deka batteries, chargers
                   One International Drive   45 Cardinal Drive
                   Monroe, MI 48161          Westfield, NJ 07090
---------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Greene County, AR  Tenneco Inc. d/b/a        Hyster Credit Company          2061         11/20/1998     One Hyster S40XM
                   Monroe Auto               P. O. Box 4366                                             S/N D187V12130V
                   Equipment Company         Portland, OR 97208
                   1601 Hwy 49B
                   Paragould, AR 72450
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Caterpillar Financial          1597         09/14/1994     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with 2 batteries
                   One International Drive   4975 Preston Park, Suite 280                               and 1 charger
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Hyster Credit Company          2197         11/30/1994     One Hyster S40XL2
                   Company                   P. O. Box 4366                                             S/N C187V06515P
                   1601 Hwy 49-B North       Portland, OR 97208
                   Paragould, AR 72450
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Hyster Credit Company          261          02/08/1995     One Hyster E30XL
                   Company                   P. O. Box 4366                                             S/N C114V03686K
                   1601 Hwy 49-B North       Portland, OR 97208
                   Paragould, AR 72450
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Caterpillar Financial          135          01/22/1996     2 Caterpillar lift trucks
                   Company                   Services Corporation                                       equipped with 2 Fork
                   One International Drive   4975 Preston Park, Suite 280                               Positioners
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Caterpillar Financial          330          02/23/1996     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with 2 batteries
                   One International Drive   4975 Preston Park, Suite 280                               and 1 charger
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Caterpillar Financial          331          02/23/1999     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with fork
                   One International Drive   4975 Preston Park, Suite 280                               positioner and 3
                   Monroe, MI 48161          Plano, TX 75093                                            Caterpillar lift trucks
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Caterpillar Financial          873          05/20/1996     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with 2 batteries
                   One International Drive   4975 Preston Park, Suite 280                               and 1 charger
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Caterpillar Financial          874          05/20/1996     1 Cascade Fork Positioner
                   Company                   Services Corporation                                       Model 100F-HB-B041 S/N
                   One International Drive   4975 Preston Park, Suite 280                               100F-HB-001-00054S
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Greene County, AR  Monroe Auto Equipment     Hyster Credit Company          568          04/07/1997     Six Hyster S60XM
                   Company                   P. O. Box 4366
                   One International Drive   Portland, OR 97208
                   Monroe, MI 48161
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Hyster Credit Company          1537         09/18/1997     Two Hyster S60XM
                   Company                   P. O. Box 4366
                   One International Drive   Portland, OR 97208
                   Monroe, MI 48161
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Monroe Auto Equipment     Caterpillar Financial          594          03/31/1998     1 Caterpillar Lift Truck
                   Company                   Services Corporation                                       equipped with 1 Brudi Fork
                   One International Drive   4975 Preston Park, Suite 280                               Positioner
                   Monroe, MI 48161          Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Greene County, AR  Wayne Griffin - #28976    Donald Purcell & Edwin Bird    89-258       04/16/1990     Default Judgment against
                   and                       d/b/a                                                      Garnishee in the amount of
                   Monroe Auto Equipment     Purcell & Bird Radiology                                   $87.00
                   Co., Inc.
                   Rt #8 Box 365
                   Paragould, AR 82450
------------------------------------------------------------------------------------------------------------------------------------
California S/S     Tenneco Automotive Inc.   Nissan Motor Acceptance Corp.  9802760404   01/22/1998     8 Barretts SG-124DF Serial
                   17150 Margay              990 W. 190th Street                                        nos. 37-62457, 37-62476,
                   Carson, CA 90746          Torrance, CA 90502                                         37-62477, 38-62504,
                                                                                                        38-62505, 38-62506,
                                                                                                        38-62507 and 38-62508
------------------------------------------------------------------------------------------------------------------------------------
California S/S     Tenneco Automotive Inc.   Toyota Motor Credit Corp.      9802860645   01/23/1998     One used Drexel Model
                   17150 Margay              P. O. Box 3457                                             SLT30, S/N 22576-2-47,
                   Carson, CA 90746          Torrance, CA 90510                                         88/205" Mast, 42" Forks,
                                                                                                        Exide Battery and Exide
                                                                                                        Charger
------------------------------------------------------------------------------------------------------------------------------------
California S/S     Tenneco Automotive Inc.   Toyota Motor Credit Corp.      9805460383   02/17/1998     One new Toyota Forklift
                   17150 Margay              P. O. Box 3457                                             Model 42-6FGCU30, S/N:
                   Carson, CA 90746          Torrance, CA 90510                                         61218; One new Toyota
                                                                                                        Forklift Model 42-6FGCU25,
                                                                                                        S/N: 69962
------------------------------------------------------------------------------------------------------------------------------------
Delaware S/S       Monroe Auto Equipment     Connell Finance Company, Inc.  9502229      02/13/1995     Forklifts, batteries and
                   7001 Pencader Drive       45 Cardinal Drive                                          chargers
                   Newark, DE 19702          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
New Castle         Monroe Auto Equipment     Connell Finance Company, Inc.  25403        10/21/1994     Forklifts, batteries and
County, DE         7001 Pencader Drive       45 Cardinal Drive                                          chargers
                   Newark, DE 19702          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Florida S/S        Walker Manufacturing      Forum Financial Group, Inc.    960000247763 11/25/1996     Equipment Schedule 2220-48;
                   Company                   1475 Richardson Drive, Suite                               equipment located at 4949
                   1201 N. Michigan Blvd.    270 Richardson, TX 75080                                   Distribution Drive, Tampa,
                   Racine, WI 53402          Assigned to:                                               FL 33605
                                             Colorado National Leasing,
                                             Inc.
                                             950 17th Street, Suite 2400
                                             Denver, CO 80202
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Walker Manufacturing      LaSalle Equipment              3396583      05/04/1995     Computer Equipment per
                   Company,                  Limited Partnership                                        Schedule covered under
                   a division of Tennessee   40 Skokie Blvd., Suite 310                                 Master Lease #213 dated
                   Gas Pipeline Company      Northbrook, IL 60062                                       5/1/86 together with
                   1201 Michigan Blvd.       Assigned to:                                               Schedule #33 dated 12/17/93
                   Racine, WI 53402          Manufacturers Bank             3405264      05/25/1995
                                             1200 N. Ashland Ave.           (Assignment)
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Walker Manufacturing      Ameritech Credit Corporation   3667213      03/24/1997     Collateral description on
                   Company,                  2550 West Golf Road                                        attachment
                   a division of Tenneco     Rolling Meadows, IL 60008
                   Automotive Inc.
                   111 N. Pfingsten Road
                   Deerfield, IL 60015
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Walker Manufacturing      LaSalle Equipment Limited      3681562      04/23/1997     Computer Equipment per
                   Company,                  Partnership                                                Schedule covered under
                   a division of Tenneco     40 Skokie Blvd., Suite 310                                 Master Lease #213 dated
                   Automotive Inc.           Northbrook, IL 60062                                       5/1/86 together with
                   1201 Michigan Blvd.                                                                  Schedule #44 dated 3/4/97
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Walker Manufacturing      LaSalle Equipment Limited      3717237      07/16/1997     Computer Equipment per
                   Company,                  Partnership                                                Schedule covered under
                   a division of Tenneco     40 Skokie Blvd., Suite 310                                 Master Lease #213 dated
                   Automotive Inc.           Northbrook, IL 60062                                       5/1/86 together with
                   1201 Michigan Blvd.       Assigned to:                   3725008      08/06/1997     Schedule #43 dated 2/24/97
                   Racine, WI 53402          Manufacturers Bank             (Assignment)
                                             1200 N. Ashland Ave.
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Illinois S/S       Walker Manufacturing      Forum Financial Services,      3769868      12/03/1997     Equipment Schedule 5010-09
                   Company,                  Inc.                                                       for computer equipment
                   a division of Tenneco     1475 Richardson Drive                                      located at Walker Mfg. Co.,
                   Automotive Inc.           Suite 270                                                  335 Crossroads Pkwy., Ste.
                   1201 Michigan Blvd.       Richardson, TX 75080                                       A, Bolingbrook, IL 60440
                   Racine, WI 53402          Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Ln., #94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive        International Software         3597736      10/11/1996     Computer Software
                   111 Pfingsten Road        Finance Corp.
                   Deerfield, IL 60015       191 Post Road West
                                             Westport, CT 06880
                                             Assigned to:
                                             Sterling Bank & Trust
                                             One Towne Square
                                             17th Floor
                                             Southfield, MI 48076
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   TMC Texas Inc.                 3629475      12/19/1996     Accounts receivables,
                   111 Pfingsten Road        8401 New Trails Drive                                      receivables and related
                   Deerfield, IL 60015       The Woodlands, TX 77381                                    property now or hereafter
                   Amended to:                                                                          sold or otherwise
                   500 North Field Drive                                    3832254      04/10/1998     transferred to the Secured
                   Lake Forest, IL 60045                                    (Amendment)                 Party - See Exhibit A
                                             Assigned to:                                               Amendment - Address of
                                             Tenneco Automotive RSA         4008393      03/22/1999     Debtor amended
                                             Company                        (Assignment)
                                             8401 New Trails Drive          4008395      03/22/1999     Collateral Description
                                             The Woodlands, TX 77381        (Amendment)                 amended - see Exhibit A
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive        Ramblin Corp.                  3736534      09/08/1997     One New Harris Group
                   Walker Manufacturing      Olympia Centre-Suite 1550                                  Vertical Hydraulic Baling
                   355 Crossroads Parkway    737 N. Michigan Avenue                                     Press Selco Model VS-6 --
                   Suite A                   Chicago, IL 60611                                          Serial #099765679
                   Bolingbrook, IL 60440
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   AT&T Credit Corporation        3750717      10/14/1997     Equipment under Lease No.
                   111 Pfingsten Road        2 Gatehall Drive                                           M511233
                   Deerfield, IL 60015       Parsippany, NJ 07054           3766108      11/20/1997     Lease number amended to:
                                                                            (Amendment)                 M114693
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Illinois S/S       Tenneco Automotive Inc.   Somerset Capital Group, Ltd.   3759280      11/04/1997     See Schedule A for
                   111 Pfingsten Road        1087 Broad Street-Suite 201                                collateral description
                   Deerfield, IL 60015       Bridgeport, CT 06604
                                             Assigned to:
                                             Summit Bank
                                             750 Walnut Avenue
                                             Cranford, NJ 07016
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   Yale Financial Services, Inc.  3826421      04/01/1998     All equipment now or
                   500 North Field Drive     15 Junction Road                                           hereafter leased by Lessor
                   Lake Forest, IL 60045     Flemington, NJ 08822                                       to Lessee; and all
                                                                                                        accessions, additions,
                                                                                                        replacements and
                                                                                                        substitutions thereto and
                                                                                                        therefor and all proceeds,
                                                                                                        including insurance
                                                                                                        proceeds, thereof.
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   AT&T Credit Corporation        3827882      04/02/1998     Lease No. M114693, Octel
                   111 Pfingsten Road        2 Gatehall Drive                                           350 Voice Mail System and
                   Deerfield, IL 60015       Parsippany, NJ 07054                                       all attachments
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   CoreStates Bank, N.A., as      3872387      06/29/1998     Equipment under Master
                   500 North Field Drive     Agent                                                      Lease No. 1931, Supplement
                   Lake Forest, IL 60045     1339 Chestnut Street                                       No. 1
                                             Widener Building, 11th Floor
                                             Philadelphia, PA 19101-7618
                                             Assigned to:                   3914072      09/24/1998
                                             Fleet Bank, N.A. as Agent
                                             1185 Avenue of the Americas
                                             16th Fl
                                             New York, NY 10036
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive        Frank Orlando Jr. & Co., Inc.  3891155      08/07/1998     All equipment now leased
                   (Lessee)                  570 Lake Cook Road                                         under Supplement No. 1 to
                   One International Drive   Suite 300                                                  Master Lease Agreement
                   Monroe, MI 48161          Deerfield, IL 60015                                        dated June 9, 1998 - See
                                                                                                        Exhibit A - Computer
                                                                                                        Equipment
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   Tenneco Automotive RSA         3967821      01/06/1999     See Exhibit A for
                   500 North Field Drive     Company                                                    collateral description
                   Lake Forest, IL 60045     8401 New Trails Drive
                                             The Woodlands, TX 77381
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Illinois S/S       Tenneco Automotive Inc.   Tenneco Automotive RSA         3967822      01/06/1999     See Exhibit A for
                   500 North Field Drive     Company                                                    collateral  description
                   Lake Forest, IL 60045     8401 New Trails Drive
                                             The Woodlands, TX 77381
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   Tenneco Automotive RSA         3983088      02/03/1999     See Exhibit A for
                   500 North Field Drive     Company                                                    collateral description
                   Lake Forest, IL 60045     8401 New Trails Drive
                                             The Woodlands, TX 77381
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   Tenneco Automotive RSA         3983089      02/03/1999     See Exhibit A for
                   500 North Field Drive     Company                                                    collateral description
                   Lake Forest, IL 60045     8401 New Trails Drive
                                             The Woodlands, TX 77381
------------------------------------------------------------------------------------------------------------------------------------
Illinois S/S       Tenneco Automotive Inc.   Leasing Solutions, Inc.        3992769      02/22/1999     Equipment under Master
                   500 North Field Drive     10 Almaden Blvd., Suite 1500                               Lease Agreement No. 1931,
                   Lake Forest, IL 60045     San Jose, CA 95113                                         Supplement No. 2.
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Tenneco Automotive        Connell Equipment Leasing Co.  2123628      05/09/1997     Clark Lift Truck (Sup. #14)
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Tenneco Automotive, Inc.  Somerset Capital Group, Inc.   2155255      11/04/1997     See attached equipment
                   111 Pfingsten Road        1087 Broad Street-Suite 201                                Schedule #1 to Master Lease
                   Deerfield, IL 60015       Bridgeport, CT 06604                                       dated 09/11/1997
                                             Assigned to:
                                             Summit Bank
                                             750 Walnut Avenue
                                             Cranford, NJ 07016
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Tenneco Automotive        KMH Systems, Inc.              2197467      06/15/1998     (1) Yale GLP060TGNUAE087SS
                   Walker Manufacturing Co.  7020 SR 930 E                                              S/N E177B19871V
                   1490 Gerber Street        Fort Wayne, IN 46803
                   Ligonier, IN 46767
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Tenneco Automotive        KMH Systems, Inc.              2201078      07/02/1998     (1) Yale
                   Walker Manufacturing Co.  7020 SR 930 E                                              GLC080LGNUAE090
                   1490 Gerber Street        Fort Wayne, IN 46803                                       S/N B818D02344U
                   Ligonier, IN 46767
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Tenneco Automotive Inc.   Lease Corporation of America   2241781      02/28/1999     See Schedule A (not
                   1101 S. Eisenhower Drive  340 E Big Beaver Rd. #560                                  attached)
                   Goshen, IN 46526          Troy, MI 48083
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Indiana S/S        Pullman Company DBA       Advanta Leasing Corp.          1905809      04/06/1994     Software
                   Conforma Clad             1020 Laurleoak Road                         (Expired)
                   501 Park East Blvd.       Voorhees, NJ 08043-1228
                   New Albany, IN 47150
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company       St. James Leasing Ltd.         1937158      09/09/1994     Equipment listed on
                   3 Werner Way-Suite 200    323 Riverside Avenue - Suite                               Schedule A attached for
                   Lebanon, NJ 08833         300                                                        equipment located at:
                                             Westport, CT 06880                                         Clevite Elastomers
                                             Assigned to:                                               503 Weatherhead Street
                                             United Jersey Bank                                         Angola, IN 46703
                                             25 E. Salem Street-Suite 603
                                             Hackensack, NJ 07602
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company       St. James Leasing Ltd.         1940726      09/28/1994     Equipment listed on
                   3 Werner Way-Suite 200    323 Riverside Avenue - Suite                               Schedule A attached for
                   Lebanon, NJ 08833         300                                                        equipment located at:
                                             Westport, CT 06880                                         Clevite Elastomers
                                             Assigned to:                                               503 Weatherhead Street
                                             United Jersey Bank                                         Angola, IN 46703
                                             25 E. Salem Street-Suite 603
                                             Hackensack, NJ 07602
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company       St. James Leasing Ltd.         1984955      05/04/1995     Equipment listed on
                   3 Werner Way, Suite 200   323 Riverside Avenue - Suite                               Schedule A attached for
                   Lebanon, NJ 08833         300                                                        equipment located at:
                                             Westport, CT 06880             1996873      06/27/1995     Clevite Elastomers
                                             Assigned to:                   (Amendment)                 503 Weatherhead Street
                                             Charter Financial, Inc.                                    Angola, IN 46703
                                             153 East 53rd Street-55th                                  Additional equipment added
                                             Floor                                                      by amendment
                                             New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company       St. James Leasing Ltd.         1995191      06/19/1995     Equipment listed on
                   3 Werner Way, Suite 200   323 Riverside Avenue - Suite                               Schedule A attached for
                   Lebanon, NJ 08833         300                                                        equipment located at:
                                             Westport, CT 06880                                         Clevite Elastomers
                                             Assigned to:                                               503 Weatherhead Street
                                             Charter Financial, Inc.                                    Angola, IN 46703
                                             153 East 53rd Street-55th
                                             Floor
                                             New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Indiana S/S        The Pullman Company       St. James Leasing Ltd.         1995192      06/19/1995     Equipment listed on
                   3 Werner Way, Suite 200   323 Riverside Avenue - Suite                               Schedule A attached for
                   Lebanon, NJ 08833         300                                                        equipment located at:
                                             Westport, CT 06880                                         Clevite Elastomers
                                             Assigned to:                                               503 Weatherhead Street
                                             Charter Financial, Inc.                                    Angola, IN 46703
                                             153 East 53rd Street-55th
                                             Floor
                                             New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company,      Kimco Leasing                  2004539      08/16/1995     Minolta Model 3170 Copy
                   Inc.                      1910 St. Joe Center Road                                   Machine
                   dba Clevite Elastomers    Suite 12
                   503 Weatherhead           Fort Wayne, IN 46825
                   Angola, IN 46703
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company,      Kimco Leasing                  2026611      12/29/1995     Canon 7000 Fax Machine
                   Inc.                      1910 St. Joe Center Road
                   dba Clevite Elastomers    Suite 12
                   503 Weatherhead           Fort Wayne, IN 46825
                   Angola, IN 46703
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company       St. James Leasing Ltd.         2041185      05/04/1995     Equipment listed on
                   3 Werner Way, Suite 200   323 Riverside Avenue - Suite                               Schedule A attached for
                   Lebanon, NJ 08833         300                                                        equipment located at:
                                             Westport, CT 06880                                         Clevite Elastomers
                                             Assigned to:                                               503 Weatherhead Street
                                             Charter Financial, Inc.                                    Angola, IN 46703
                                             153 East 53rd Street-55th
                                             Floor
                                             New York, NY 10022
                                             Assigned to:                   2045549      04/03/1996
                                             United Jersey Bank             (Assignment)
                                             25 E. Salem Street
                                             Hackensack, NJ 07602
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        The Pullman Company       Yale Financial Services, Inc.  2126212      05/22/1997     Forklift GLC050 with
                   Conforma Clad Division    15 Junction Road                                           sideshifter located at:
                   1441 S. Miramar           Flemington, NJ 08822                                       501 Park East Blvd.
                   Indialantic FL 32903                                                                 New Albany, IN 47150
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      NBD Leasing Inc.               1914047      05/12/1994     Sharp copier
                   Company,                  251 N. Illinois St.                         (EXPIRED)
                   a Division of Tenneco,    Indianapolis, IN 46204
                   Inc.
                   1490 Gerber Street
                   Ligonier, IN 46767
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Indiana S/S        Perfection                Raymond Leasing Corporation    1919264      06/06/1994     Fork Trucks and Batteries
                   Automotive/Goshen         20 South Canal Street                       (EXPIRED)      and Chargers
                   Industries                Greene, NY 13778
                   1101 S. Eisenhower
                   Goshen, IN 46526
                   Amended to Change Name
                   to:
                   Walker Manufacturing
                   Company
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      Texas Central Bank N.A.        1933312      08/19/1994     Equipment Schedule 2220-30;
                   1201 Michigan Blvd.       8144 Walnut Hill Ln. LB94                                  equipment located at:
                   Racine, WI 53402          Dallas, TX 75231-4316                                      515 West Mill Street
                                                                                                        Culver, IN 46511
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      Connell Finance Company, Inc.  1961271      01/17/1995     7 Hyster Forklifts
                   Company                   45 Cardinal Drive                                          (Supplement 1)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      Connell Finance Company, Inc.  1967461      02/14/1995     1 Hyster Forklifts
                   Company                   45 Cardinal Drive                                          (Supplement 2)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      Texas Central Bank N.A.        1967547      02/14/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       8144 Walnut Hill Ln. LB94                                  2220-37; equipment located
                   Racine, WI 53402          Dallas, TX 75231-4316                                      in Ligonier and Culver, IN
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      Connell Finance Company, Inc.  1974634      03/22/1995     1 Cascade Clamp
                   Company                   45 Cardinal Drive                                          (Supplement 3)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      Connell Finance Company, Inc.  1977853      04/05/1995     1 Hyster Truck
                   Company                   45 Cardinal Drive                                          (Supplement 4)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      Connell Finance Company, Inc.  2099188      03/20/1997     1 Silent Hoist Lift Truck;
                   Company                   45 Cardinal Drive                                          1 Side Shifter Spreader
                   1201 Michigan Blvd.       Westfield, NJ 07090                                        (Supplement 10)
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Indiana S/S        Walker Manufacturing      NBD Equipment Finance, Inc.    2128406      06/03/1997     1 New Advance Scrubber
                   Co., Inc.                 39555 Orchard Hill Place                                   6 238 Amp Hr Batteries
                   a Division of             Novi, MI 48375                                             1 36 V Automatic Charger
                   Tenneco                                                                              2 Mid Lite Grit Bruches
                   515 W. Mill Street
                   Culver, IN 46511
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Indiana S/S        Walker Manufacturing      Ameritech Credit Corporation   2112653      05/20/1997     All telecommunications and
                   Company, a                2550 West Golf Road                                        data equipment under Lease
                   Division of Tenneco       Rolling Meadows, IL 60008                                  001-0000304-000 dated
                   Automotive Inc.                                                                      1/21/1997.
                   111 N. Pfingsten Road
                   Deerfield, IL 60015
------------------------------------------------------------------------------------------------------------------------------------
Elkhart County,    Perfection                Associated Material Handling   92082        06/03/1994     2 Raymond Model Reach Fork
IN                 Automotive/Goshen         Industries Inc.                             (EXPIRED)      Trucks; 4 General Mode
                   Industries                8820 Corporation Drive                                     Batteries; 2 Hertner
                   1101 S. Eisenhower Drive  Indianapolis, IN 46526                                     Chargers
                   Goshen, IN 46526          Assigned to:                   98942        12/26/1995
                   Amended to:               Raymond Leasing Corporation    Amendment
                   Walker Manufacturing      20 South Canal Street
                   Company                   Greene, NY 13778
------------------------------------------------------------------------------------------------------------------------------------
Elkhart County,    Walker Manufacturing      Connell Finance Company, Inc.  02488        11/25/1996     1 Silent Hoist Lift Truck;
IN                 Company                   45 Cardinal Drive                                          1 Side Shifter Spreader
                   111 Pfingsten Road        Westfield, NJ 07090                                        (Supplement 10)
                   Deerfield, IL 60015
------------------------------------------------------------------------------------------------------------------------------------
Noble County, IN   Walker Manufacturing      Connell Finance Company, Inc.  57513        01/13/1995     7 Hyster Forklifts
                   Company                   45 Cardinal Drive                                          (Supplement 1)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Noble County, IN   Walker Manufacturing      Texas Central Bank N.A.        57631        02/10/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       8144 Walnut Hill Ln. LB94                                  2220-37; equipment located
                   Racine, WI 53402          Dallas, TX 75231-4316                                      in Ligonier and Culver, IN
------------------------------------------------------------------------------------------------------------------------------------
Noble County, IN   Walker Manufacturing      Connell Finance Company, Inc.  57636        02/13/1995     1 Hyster Forklifts
                   Company                   45 Cardinal Drive                                          (Supplement 2)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Noble County, IN   Walker Manufacturing      Connell Finance Company, Inc.  57782        03/16/1995     1 Cascade Clamp
                   Company                   45 Cardinal Drive                                          (Supplement 3)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Noble County, IN   Walker Manufacturing      Connell Finance Company, Inc.  57877        04/03/1995     1 Hyster Truck
                   Company                   45 Cardinal Drive                                          (Supplement 4)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Michigan S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  83698B       03/11/1997     Computer Equipment per
                   Co., a division           40 Skokie Blvd., Suite 310                                 Schedule #41 dated
                   of Tenneco Automotive     Northbrook, IL 60062                                       12/16/1996 to Master Lease
                   Inc.                      Assigned to:                   D320856A     12/30/1997     #213 dated 05/01/86
                   1201 Michigan Blvd.       Manufacturers Bank             Assignment
                   Racine, WI 53402          1200 North Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  83699B       03/11/1997     Computer Equipment per
                   Co., a division           40 Skokie Blvd., Suite 310                                 Schedule #42 dated
                   of Tenneco Automotive     Northbrook, IL 60062                                       01/24/1997 to Master Lease
                   Inc.                      Assigned to:                   D320856      12/30/1997     #213 dated 05/01/86
                   1201 Michigan Blvd.       Manufacturers Bank             Assignment
                   Racine, WI 53402          1200 North Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Tenneco Credit Corporation     16925B       12/26/1991     Account receivables
                   Company                   1010 Milam Street
                   One International Drive   Houston, Texas 77002           81199B       12/26/1996
                   Monroe, Michigan 48161    Assigned to:                   Continuation
                                             Asset Securitization
                   Amended to:               Cooperative Corp.              84677B       05/02/1997
                   Monroe Auto Equipment     c/o Canadian Imperial Bank     Amendment
                   Company, a division of    of Commerce
                   Tenneco Automotive Inc.   425 Lexington Avenue
                                             New York, NY 10017
                                             Attn: Asset Securitization
                                             Group
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     TMC Texas Inc.                 81038B       12/18/1996     Account receivables
                   Company, a                8401 New Trails Drive
                   division of Tenneco       The Woodlands, TX 77387
                   Automotive Inc.
                   One International Drive
                   Monroe, Michigan 48161
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tenneco Automotive Inc.   Sanwa Business Credit          D452001      12/07/1998     6 New 1998 Caterpillar
                   One International Drive   Corporation                                                Forklifts
                   Monroe, MI 48161          One S. Wacker Drive
                                             Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          C883793      09/14/1994     1 Caterpillar lift truck; 2
                   Company                   Services Corporation                                       Batteries and 1 Charger
                   One International Drive   4975 Preston Park #280
                   Monroe, Michigan 48161    Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          D054996      01/22/1996     2 Caterpillar lift trucks
                   Company                   Services Corporation                                       equipped with fork
                   One International Drive   4975 Preston Park #280                                     positioners
                   Monroe, Michigan 48161    Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          D067012      02/27/1994     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with fork
                   One International Drive   4975 Preston Park #280         D097755      05/20/1996     positioner and 3
                   Monroe, Michigan 48161    Plano, TX 75093                Amendment    (EXPIRED)      Caterpillar lift trucks
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          D067013      02/27/1996     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with 2 batteries
                   One International Drive   4975 Preston Park #280                                     and 1 charger
                   Monroe, Michigan 48161    Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          D097698      05/20/1996     1 Caterpillar lift truck; 2
                   Company                   Services Corporation                                       Batteries and 1 Charger
                   One International Drive   4975 Preston Park #280
                   Monroe, Michigan 48161    Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          D097699      05/20/1996     1 Cascade fork positioner
                   Company                   Services Corporation
                   One International Drive   4975 Preston Park #280
                   Monroe, Michigan 48161    Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          D354675      03/26/1998     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with 1 Brudi fork
                   One International Drive   4975 Preston Park #280                                     positioner
                   Monroe, Michigan 48161    Plano, TX 75093
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Michigan S/S       Monroe Auto Equipment     Caterpillar Financial          D044133      12/18/1995     1 Caterpillar lift truck
                   Company                   Services Corporation                                       equipped with 1 Cascade
                   1601 Highway 49           4975 Preston Park #280         D367143      04/27/1998     fork positioner
                   Paragould, AR 72450       Plano, TX 75093                Amendment                   Amendment added add'l
                                                                                                        debtor: Grady W. Jones Co.
                                                                                                        of Memphis, Inc., 3965 Old
                                                                                                        Getwell Road, Memphis, TN
                                                                                                        38118
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tenneco Automotive Inc.   Sanwa Business Credit          86192B       07/23/1997     4 Used Caterpillar forklifts
                   One International Drive   Corporation
                   Monroe, MI 48161          One S. Wacker Drive
                                             Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tenneco Automotive Inc.   Sanwa Business Credit          D396603      07/19/1998     5 New Caterpillar
                   One International Drive   Corporation                                                forklifts; equipment
                   Monroe, MI 48161          One S. Wacker Drive                                        located at 121 Meridien,
                                             37th Floor                                                 Cozad, NE 69130
                                             Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tenneco Automotive Inc.   Sanwa Business Credit          D409066      08/12/1998     1 New 1998 Schaff Forklift
                   One International Drive   Corporation
                   Monroe, MI 48161          One S. Wacker Drive
                                             37th Floor
                                             Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tenneco Automotive Inc.   Sanwa Business Credit          D447698      11/24/1998     1 New Caterpillar forklift
                   One International Drive   Corporation
                   Monroe, MI 48161          One S. Wacker Drive
                                             37th Floor
                                             Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tenneco Automotive        Connell Equipment Leasing      D504579      04/19/1999     8 TCM Forklifts; 1 TCM
                   1 International Drive     45 Cardinal Drive                                          Forklift; 1 CBI Rotator;
                   Monroe, MI 48161          Westfield, NJ 07090                                        Supplement 37 to Lease
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      Forum Financial Services,      D287838      10/03/1997     Computer Equipment located
                   Co., a division           Inc.                                                       at: Walker Manufacturing
                   of Tenneco Automotive     1475 Richardson Drive, Suite                               Co., 2701 North Dettman
                   1201 Michigan Blvd.       270                                                        Road, Jackson, MS 49201
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, L-B 94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED    COLLATERAL
------------       ------                    -------------                  -----------  ----------    ----------
Michigan S/S       Tenneco Automotive Inc.   Yale Financial Services, Inc.  D355143      03/27/1998    All equipment now or
                   Group                     15 Junction Road                                          hereafter leased by Lessor
                   500 North Field Drive     Flemington, NJ 08822                                      to Lessee...
                   Deerfield, IL 60045
-----------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Precision Modular         T & W Finance Corp IV          C972496      05/19/1995    Lease #1493701 dated
                   Assembly Corp., a         P. O. Box 3028                                            05/15/1995 -- 1 Lister Iveco
                   wholly-owned subsidiary   Federal Way, WA 98063                                     AIFO Emergency
                   of Monroe Auto            Assigned to:                                              Generator Set, Model #8281,
                   Equipment Company, a      Corestates Bank                                           S/N 158120
                   wholly-owned division     T & E Dept.
                   of Tenneco Automotive     1500 Market St., 19th Floor
                   Inc.                      Philadelphia, PA 19102
                   6451 15 Mile Road
                   Sterling Heights, MI
                   48312
-----------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      LDI Corporation                C907907      11/18/1994    Lease #01053, Schedule #4
                   Divison of Tenneco        30033 Clemens Road                                        Computer Equipment
                   3901 Willis Road          Westlake, OH 44145
                   Grass Lake, MI 49240
-----------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Hyster Credit Company          C845154      05/23/1994    1 New Hyster Lift Truck,
                   Company                   P. O. Box 4366                              (EXPIRED)     Forks, Battery and Charger
                   6451 15 Mile Road         Portland, OR 97208
                   Sterling Heights, MI
                   48312
-----------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Monroe Auto Equipment     Hyster Credit Company          C845155      05/23/1994    1 New Hyster Lift Truck,
                   Company                   P. O. Box 4366                              (EXPIRED)     Forks, Battery and Charger
                   6451 15 Mile Road         Portland, OR 97208
                   Sterling Heights, MI
                   48312
-----------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      Forum Financial Services,      C866715      07/25/1994    Equipment Lease Schedule
                   1201 Michigan Blvd.       Inc.                                        (EXPIRED)     2220-34 for equipment
                   Racine, WI 53402          1475 Richardson Drive,                                    located at 3901 Willis
                                             Suite 270                                                 Road, Grass Lake, MI 49240
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, L-B 94
                                             Dallas, TX 75231-4316
-----------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      Forum Financial Services,      C866716      07/25/1994    Equipment Lease Schedule
                   1201 Michigan Blvd.       Inc.                                        (EXPIRED)     2220-30 for equipment
                   Racine, WI 53402          1475 Richardson Drive,                                    located at 904 Industrial
                                             Suite 270                                                 Road, Marshall, MI 49068
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, L-B 94
                                             Dallas, TX 75231-4316
-----------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Michigan S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  45266B       07/26/1994     Computer Equipment per
                   Co., a division           40 Skokie Blvd., Suite 310                                 Schedule #35 dated
                   of Tennessee Gas          Northbrook, IL 60062                                       04/12/1994 to Master Lease
                   Pipeline Company          Assigned to:                   C878245      09/13/1994     #213 dated 05/01/86
                   1201 Michigan Blvd.       Manufacturers Bank             Assignment   (EXPIRED)
                   Racine, WI 53402          1200 North Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  45267B       07/26/1994     Computer Equipment per
                   Co., a division           40 Skokie Blvd., Suite 310                                 Schedule #37 dated
                   of Tennessee Gas          Northbrook, IL 60062                                       04/04/1994 to Master Lease
                   Pipeline Company          Assigned to:                   C878246      09/13/1994     #213 dated 05/01/86
                   1201 Michigan Blvd.       Manufacturers Bank             Assignment   (EXPIRED)
                   Racine, WI 53402          1200 North Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  46727B       09/15/1994     Computer Equipment per
                   Co., a division           40 Skokie Blvd., Suite 310                                 Schedule #35A dated
                   of Tennessee Gas          Northbrook, IL 60062                                       08/04/1994 to Master Lease
                   Pipeline Company          Assigned to:                                               #213 dated 05/01/86
                   1201 Michigan Blvd.       LaSalle Equipment Limited
                   Racine, WI 53402          Partnership
                                             40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      Forum Financial Services,      C930482      01/27/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       Inc.                                                       2220-37 for equipment
                   Racine, WI 53402          1475 Richardson Drive,                                     located at 3901 Willis
                                             Suite 270                                                  Road, Grass Lake, MI 49240
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, L-B 94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      Connell Finance Company, Inc.  D026161      10/26/1995     6 TCM Lift Trucks; 1 CBI
                   Company                   45 Cardinal Drive                                          Rotator (Supplement 6)
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Michigan S/S       Walker Manufacturing      Forum Financial Services,      D030798      11/08/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       Inc.                                                       2220-41 for equipment
                   Racine, WI 53402          1475 Richardson Drive, Suite                               located at 904 Industrial
                                             270                                                        Road, Marshall, MI 49068
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, L-B 94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tennessee Gas Pipeline    Ameritech Credit Corporation   D033356      11/14/1995     Equipment under Lease
                   Company Div-Walker        2550 West Golf Road                                        #001-0127159-009, 010 and
                   Manufacturing Company     Rolling Meadows, IL 60008                                  011 dated 12/10/1993
                   1201 Michigan Blvd.
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing Co.  Forum Financial Services,      D150439      10/16/1996     Equipment Lease Schedule
                   1201 Michigan Blvd.       Inc.                                                       2220-45 for equipment
                   Racine, WI 53402          1475 Richardson Drive, Suite                               located at 3901 Willis
                                             270                                                        Road, Grass Lake, MI  49240
                                             Richardson, TX 75080                                       and 929 Anderson Road,
                                                                                                        Litchfield, MI 49254
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing Co.  Forum Financial Services,      D287838      10/03/1997     Equipment Lease Schedule
                   a Division of Tenneco     Inc.                                                       5010-06 for equipment
                   Automotive                1475 Richardson Drive, Suite                               located at 2701 North
                   1201 Michigan Blvd.       270                                                        Dettman Road, Jackson, MI
                   Racine, WI 53402          Richardson, TX 75080                                       49201
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, L-B 94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      Englewood Electrical Supply    D237860      05/28/1997     Electrical material and
                   Division                  Co.                                                        supplies for consignment
                   Tennessee Gas Pipeline    Division of WESCO                                          inventor itemized on
                   929 Anderson Road         Distribution, Inc.                                         attachment
                   Litchfield, MI 49252      Attn: Glenn Stearns
                                             3939 S. Karlov Avenue
                                             Chicago, IL 60632
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Tennessee Gas Pipeline    Tennant Company                D276339      09/04/1997     Tennant Model 8400 Power
                   Co.                       701 N. Lilac                                               Sweep/Scrubber
                   Walker Manufacturing      P. O. Box 1452
                   Co. Div.                  Minneapolis, MN 55440-1452
                   929 Anderson Road
                   Litchfield, MI 49252
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Michigan S/S       Tennessee Gas Pipeline    El Camino Resources, Ltd.      D074726      03/18/1996     Master Lease No. 2366,
                   Company acting through    21051 Warner Center Lane                                   Schedule No. 006 -
                   its Walker                Woodland Hills, CA 91367                                   Equipment located at 3901
                   Manufacturing Division                                                               Willis Road, Grass Lake, MI
                   Tenneco Building                                                                     49240
                   1010 Milan
                   Houston, TX 77002
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing Co.  Fort Wayne Financial Corp.     D410109      08/14/1998     1 Mettler Toledo Panther
                   929 Anderson Road         P. O. Box 25042                                            S/N 50048595PZ and 1
                   Litchfield, MI 49252      Fort Wayne, IN 46825                                       Mettler Toledo Model 2256
                                             Assigned to:                                               S/N 10736651PZ
                                             Fort Wayne National Bank
                                             110 W. Berry Street
                                             Fort Wayne, IN 46802
------------------------------------------------------------------------------------------------------------------------------------
Michigan S/S       Walker Manufacturing      Connell Finance Company, Inc.  D067020      02/27/1996     1 KALMAR Lift Truck Model
                   Company                   45 Cardinal Drive                                          No. C100H; S/N 061392A
                   111 Pfingsten Road        Westfield, NJ 07090                                        (Supplement 8)
                   Deerfield, IL 60015
------------------------------------------------------------------------------------------------------------------------------------
Hillsdale          Walker Manufacturing      Connell Finance Company, Inc.  98794        01/29/1996     1 KALMAR Lift Truck Model
County, MI         Company                   45 Cardinal Drive                                          No. C100H; S/N 061392A
                   111 Pfingsten Road        Westfield, NJ 07090                                        (Supplement 8)
                   Deerfield, IL 60015
------------------------------------------------------------------------------------------------------------------------------------
Hillsdale          Tenneco Automotive Inc.   Connell Finance Company, Inc.  99431        08/08/1996     1 TCM Lift Truck Model No.
County, MI         111 Pfingsten Road        45 Cardinal Drive                                          FCG25T7T; S/N A15G03226
                   Deerfield, IL 60015       Westfield, NJ 07090                                        (Supplement 9)
------------------------------------------------------------------------------------------------------------------------------------
Hillsdale          Tenneco Automotive Inc.   Connell Finance Company, Inc.  99657        11/21/1996     1 TCM Lift Truck Model No.
County, MI         111 Pfingsten Road        45 Cardinal Drive                                          FCG25T7T; S/N A15G03822
                   Deerfield, IL 60015       Westfield, NJ 07090                                        (Supplement 11)
------------------------------------------------------------------------------------------------------------------------------------
Macomb County, MI  Tenneco Automotive        Connell Finance Company, Inc.  68363        11/22/1996     1 Yale Lift Truck, Model
                   6451 15 Mile Road         45 Cardinal Drive                                          No. GLC080LGNGAE085 S/N
                   Sterling Heights, MI      Westfield, NJ 07090                                        B818D02093T (Supplement 4)
                   48312
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER   DATE FILED    COLLATERAL
------------       ------                    -------------                  -----------   ----------    ----------
Macomb County, MI  Tenneco Automotive        Connell Finance Company, Inc.  68736         12/10/1996    1 Advance Rider Scrubber,
                   111 Pfingsten Road        45 Cardinal Drive                                         Model No. 5015P, S/N
                   Deerfield, IL 60015       Westfield, NJ 07090                                        1065762 (Supplement 2)
                                                                                                        Equipment located at 6451
                                                                                                        15 Mile Road, Sterling
                                                                                                        Heights, MI 48312
------------------------------------------------------------------------------------------------------------------------------------
Macomb County, MI  Tenneco Automotive        Connell Finance Company, Inc.  68737         12/10/1996    1 Yale Lift Truck, Model
                   111 Pfingsten Road        45 Cardinal Drive                                          No. GLC060TFNUAE084 S/N
                   Deerfield, IL 60015       Westfield, NJ 07090                                        E187V01807T (Supplement 3);
                                                                                                        Equipment located at 6451
                                                                                                        15 Mile Road, Sterling
                                                                                                        Heights, MI 48312
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing      Manufacturers Bank             819121        07/26/1994    Equipment pursuant to Lease
                   Co., Division of          1200 N. Ashland Ave.                         (EXPIRED)     #213-35 for equipment
                   Tennessee Gas Pipeline    Chicago, IL                                                located at 704
                   Company                                                                              Hwy 25 South, Aberdeen, MS
                   1201 Michigan Blvd.
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing Co.  Forum Financial Group, Inc.    937927        11/10/1995    Equipment Schedule 2220-41;
                   1201 Michigan Blvd.       1475 Richardson Drive, Suite                               equipment located at 704
                   Racine, WI 53402          270                                                        Hwy 25 South, Aberdeen, MS
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane
                                             Dallas, TX 75231
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing      Concord Commercial             647412        07/21/92      Schedule 1 (MS) to Lease
                   Company                   Corporation                    1092874       04/11/1997    #OL-6346 (WI) as more fully
                   Division of Tennessee     2010 Main Street, Suite 500    (continuation)              described on Exhibit A
                   Gas Pipeline Company      Irvine, CA 92714                                           attached (computer
                   704 Hwy 25 South                                                                     equipment).
                   Aberdeen, MS 39730
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing      Wrenn/Brungart Equipment       1093097       04/14/1997    Equipment (description
                   Company                   Co., Inc.                                                  unclear)
                   Walker Mfg.               P. O. Box 410050
                   704 Hwy 25 South          Charlotte, NC 28241
                   Aberdeen, MS 39730
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Mississippi S/S    Walker Manufacturing Co.  Forum Financial Group, Inc.    894479       05/24/1995     Equipment Schedule 2220-42;
                   1201 Michigan Blvd.       1475 Richardson Drive, Suite                               equipment located at 704
                   Racine, WI 53402          270                                                        Hwy 25 South, Aberdeen, MS
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane
                                             Dallas, TX 75231
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing Co.  Forum Financial Group, Inc.    861159       01/27/1995     Equipment Schedule 2220-37;
                   1201 Michigan Blvd.       1475 Richardson Drive, Suite                               equipment located at 704
                   Racine, WI 53402          270                                                        Hwy 25 South, Aberdeen, MS
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane
                                             Dallas, TX 75231
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing Co.  Forum Financial Group, Inc.    1043929      10/14/1996     Equipment Schedule 2220-45;
                   1201 Michigan Blvd.       1475 Richardson Drive, Suite                               equipment located at 704
                   Racine, WI 53402          270                                                        Hwy 25 South, Aberdeen, MS
                                             Richardson, TX 75080
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing Co.  Forum Financial Group, Inc.    1051973      11/13/1996     Equipment Schedule 2220-48;
                   1201 Michigan Blvd.       1475 Richardson Drive, Suite                               equipment located at
                   Racine, WI 53402          270                                                        Prairie Industrial Park,
                                             Richardson, TX 75080                                       Building 12-3, Prairie, MS
                                             Assigned to:                                               39756
                                             Colorado National Leasing,
                                             Inc.
                                             950 17th Street, Suite 2400
                                             Denver, CO 80202
------------------------------------------------------------------------------------------------------------------------------------
Mississippi S/S    Walker Manufacturing Co.  Forum Financial Group, Inc.    857120       01/10/1995     Equipment Schedule 2220-33;
                   1201 Michigan Blvd.       1475 Richardson Drive, Suite                               equipment located at
                   Racine, WI 53402          270                                                        Prairie Industrial Park,
                                             Richardson, TX 75080                                       Building 12-3, Prairie, MS
                                             Assigned to:                                               39756
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane
                                             Dallas, TX 75231
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Mississippi S/S    Walker Manufacturing      LaSalle Systems Leasing, Inc.  899281       06/13/1995     Computer Equipment under
                   Co., a Division           40 Skokie Blvd., Suite 310                                 Master Lease #213 dated
                   of Tennessee Gas          Northbrook, IL 60062                                       05/01/1986 together with
                   Pipeline Company          Assigned to:                                               Schedule #39 dated
                   1201 Michigan Blvd.       LaSalle Equipment Limited                                  05/12/1995
                   Racine, WI 53402          Partnership
                                             40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
                                             Assigned to:
                                             Manufacturers Bank
                                             1200 N. Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      Amplicon, Inc.                 92-1590      07/20/1992     Schedule 1 to Lease
                   Company                   5 Hutton Centre Drive, Suite                               #OL-6346 -- Schedule 1
                   Division of Tennessee     500                                                        amended
                   Gas Pipeline              Santa Ana, CA 92707            Continuation 04/18/1997
                   Company                   Assigned to:
                   704 Highway 25 South      Concord Commercial Corp.
                   Aberdeen, MS 39730        2010 Main Street, Suite 500
                   Name Amended to:          Irvine, CA 92714
                   Tennessee Gas Pipeline
                   Company
                   Walker Manufacturing
                   Company Division
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      LaSalle Systems Leasing,       94-1695      07/25/1994     Computer Equipment per
                   Co., a Division of        Inc.                                        (EXPIRED)      schedule #35 dated April
                   Tennessee Gas Pipeline    Assigned to:                                               12, 1994 to Master Lease
                   Company                   LaSalle Equipment Limited                                  213 dated May 1, 1986; copy
                   1201 Michigan Blvd.       Partnership                                                of schedule attached
                   Racine, WI 53402          40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
                                             Assigned to:
                                             Manufacturers Bank
                                             1200 N. Ashland Ave.,
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      Forum Financial Group, Inc.    95-66        01/10/1995     Equipment Schedule 2220-33
                   1021 Michigan Blvd.       Assigned to:                                               -- See attachment
                   Racine, WI 53402          Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, LB-94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Monroe County, MS  Walker Manufacturing      Forum Financial Group, Inc.    95-205       01/26/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       Assigned to:                                               2220-37 for equipment
                   Racine, WI 53402          Texas Central Bank, N.A.                                   located at 704 Highway 25
                                             8144 Walnut Hill Lane, LB-94                               South, Aberdeen, MS 39730
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      Forum Financial Group, Inc.    95-1124      05/24/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       Assigned to:                                               2220-42 for equipment
                   Racine, WI 53402          Texas Central Bank, N.A.                                   located at 704 Highway 25
                                             8144 Walnut Hill Lane, LB-94                               South, Aberdeen, MS 39730
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      LaSalle Systems Leasing,       95-1260      06/12/1995     Computer Equipment per
                   Co., a Division of        Inc.                                                       schedule #39 dated May 12,
                   Tennessee Gas Pipeline    Assigned to:                                               1995 to Master Lease 213
                   Company                   LaSalle Equipment Limited                                  dated May 1, 1986; copy of
                   1201 Michigan Blvd.       Partnership                                                schedule attached
                   Racine, WI 53402          40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
                                             Assigned to:
                                             Manufacturers Bank
                                             1200 N. Ashland Ave.,
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      Forum Financial Group, Inc.    95-2724      11/03/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       Assigned to:                                               2220-41 for equipment
                   Racine, WI 53402          Texas Central Bank, N.A.                                   located at 704 Highway 25
                                             8144 Walnut Hill Lane, LB-94                               South, Aberdeen, MS 39730
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      Forum Financial Group, Inc.    95-2725      11/03/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       Assigned to:                                               2220-42 for equipment
                   Racine, WI 53402          Texas Central Bank, N.A.                                   located at 704 Highway 25
                                             8144 Walnut Hill Lane, LB-94                               South, Aberdeen, MS 39730
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Monroe County, MS  Walker Manufacturing      Forum Financial Group, Inc.    96-4021      10/15/1996     Equipment Lease Schedule
                   1201 Michigan Blvd.       1475 Richardson Drive, Suite                               2220-45 for equipment
                   Racine, WI 53402          270                                                        located at 704 Highway 25
                                             Richardson, TX 75080                                       South, Aberdeen, MS 39730
------------------------------------------------------------------------------------------------------------------------------------


JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Monroe County, MS  Walker Manufacturing      Wrenn/Brungart Equipment       97-1091      04/14/1997     Replacement parts consigned
                   Company                   Co., Inc.                                                  from time to time
                   704 Highway 25 S          P. O. Box 410050
                   Aberdeen, MS 39730        Charlotte, NC 28241
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Monroe Automotive         Raymond Leasing Corporation    9995672905   11/07/1995     Equipment, Products of
                   Equipment Co.             20 South Canal Street                                      Collateral and Proceeds of
                   121 Meridian Ave.         Greene, NY 13778                                           Collateral
                   Cozad, NE 69130
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Monroe Auto Equipment     Midlands Rental & Machinery    9996686856   03/26/1996     Forklift, battery, charger
                   Company                   Inc.                                                       S/N TM247-1088-8865
                   One International Drive   4601 F Street
                   Monroe, MI 48161          Omaha, NE 68117
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Monroe Auto Equipment     Midlands Rental & Machinery    9996686857   03/26/1996     Forklift, battery, charger
                   Company                   Inc.                                                       S/N TM###-##-####
                   One International Drive   4601 F Street
                   Monroe, MI 48161          Omaha, NE 68117
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9997730111   04/28/1997     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9997734912   06/09/1997     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9997735495   06/13/1997     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9997738599   07/17/1997     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998756596   01/20/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive                                          Other
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998761784   03/06/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive                                          Other
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998763659   02/23/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998765924   04/10/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive                                          Other
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998768395   05/01/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998768396   05/01/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998768403   05/01/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive Inc.   Heubel Material Handling       9998771659   06/02/1998     Equipment
                   121 Meridian Avenue       2324 South 156th Circle                                    Proceeds of Collateral
                   Cozad, NE 69130           Omaha, NE 68130                                            Products of Collateral
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998772842   06/12/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive Inc.   Sanwa Business Credit          9998775855   07/09/1998     Equipment
                   121 Meridian              Corporation
                   Cozad, NE 69130           One South Wacker Drive 37th
                                             Floor
                                             Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive        Connell Equipment Leasing Co.  9998785984   10/26/1998     Equipment
                   111 Pfingsten Road        45 Cardinal Drive                                          Other
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive Inc.   Sanwa Business Credit          9998789064   11/25/1998     Equipment
                   121 Meridian              Corporation                                                Other
                   Cozad, NE 69130           One South Wacker Drive 37th
                                             Floor
                                             Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Nebraska S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  9999805540   05/03/1999     10 Exide Batteries; 5 Exide
                   1 International Drive     45 Cardinal Drive                                          Chargers; Supplement 41 to
                   Monroe, MI 48161          Westfield, NJ 07090                                        Lease
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  9999806398   05/10/1999     1 MultiShift Battery
                   1 International Drive     45 Cardinal Drive                                          Handling System, Model No.
                   Monroe, MI 48161          Westfield, NJ 07090                                        MSII-40; Supplement 33 to
                                                                                                        Lease
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive Inc.   Forum Financial Services,      9999809846   06/10/1999     Equipment Lease Schedule
                   500 North Field Drive     Inc.                                                       5010-23; Equipment located
                   Lake Forest, IL 60045     1475 Richardson Dr., Suite                                 at Highway #5 South, Rt. 2,
                                             270                                                        Seward, NE
                                             Richardson, TX 75080
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  9999810861   06/21/1999     3 Drexel Swing Forklifts; 2
                   1 International Drive     45 Cardinal Drive                                          Drexel Forklifts;
                   Monroe, MI 48161          Westfield, NJ 07090                                        Supplement 47 to Lease
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  9999812132   07/01/1999     21 Raymond Easi Order
                   1 International Drive     45 Cardinal Drive                                          Pickers; Supplement 38 to
                   Monroe, MI 48161          Westfield, NJ 07090                                        Lease Agreement
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  9994628802   07/25/1994     Computer equipment per
                   Co., Division             40 Skokie Blvd., Suite 310                                 schedule attached covered
                   of Tennessee Gas          Northbrook, IL 60062                                       under Master Lease #213
                   Pipeline Company          Assigned to:                                               dated 05/01/1986 together
                   1201 Michigan Blvd.       LaSalle Equipment Limited                                  with Schedule #35 dated
                   Racine, WI 53402          Partnership                                                04/12/1994
                                             40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062           9994633012   09/12/1994
                                             Assigned to:                   (Assignment) (EXPIRED)
                                             Manufacturers Bank
                                             1200 N. Ashland Ave.,
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Walker Manufacturing      Forum Financial Group, Inc.    9994629649   08/04/1994     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                  (EXPIRED)      #2220-30 IBM Printer
                   Racine, WI 53402          Richardson, TX 75080                                       located at: Highway 15 and
                                             Assigned to:                                               I-80, Seward, NE 68434
                                             Texas Central Bank N.A.
                                             8144 Walnut Hill Ln LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Nebraska S/S       Walker Manufacturing      Forum Financial Group, Inc.    9995643459   01/09/1995     Equipment Schedule 2220-33;
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 equipment located at
                   Racine, WI 53402          Richardson, TX 75080                                       P.O.Box 170, Route 2,
                                             Assigned to:                                               Seward, NE
                                             Texas Central Bank N.A.
                                             8144 Walnut Hill Ln LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Walker Manufacturing      Forum Financial Group, Inc.    9995645381   01/27/1995     Equipment Schedule 2220-37;
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 computer equipment located
                   Racine, WI 53402          Richardson, TX 75080                                       at P. O. Box 170, Route 2,
                                             Assigned to:                                               Seward, NE
                                             Texas Central Bank N.A.
                                             8144 Walnut Hill Ln LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Walker Manufacturing      Forum Financial Group, Inc.    9995649216   03/06/1995     SNAC Interace SYNC RS232
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 located at P. O. Box 170,
                   Racine, WI 53402          Richardson, TX 75080                                       Route 2, Seward, NE 68434
                                             Assigned to:
                                             Colorado National Leasing,
                                             Inc.
                                             950 17th St., Suite 2400
                                             Denver, CO 80202
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Walker Manufacturing      Forum Financial Group, Inc.    9995658264   05/30/1995     Equipment Schedule 2220-40;
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 located at Route 2, Seward,
                   Racine, WI 53402          Richardson, TX 75080                                       NE 68434
                                             Assigned to:
                                             Texas Central Bank N.A.
                                             8144 Walnut Hill Ln LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Walker Manufacturing Co.  Forum Financial Group, Inc.    9995672717   11/06/1995     Equipment Schedule 2220-41;
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 computer equipment
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank N.A.
                                             8144 Walnut Hill Ln LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Nebraska S/S       Walker Manufacturing Co.  Forum Financial Group, Inc.    9996707951   10/15/1996     Equipment Schedule 2220-45;
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 computer equipment
                   Racine, WI 53402          Richardson, TX 75080
------------------------------------------------------------------------------------------------------------------------------------
Nebraska S/S       Walker Manufacturing Co.  Forum Financial Group, Inc.    9996710808   11/12/1996     Equipment Schedule 2220-48;
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 computer equipment
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Colorado National Leasing,
                                             Inc.
                                             950 17th Street, Suite 2400
                                             Denver, CO 80202
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           Tenneco Automotive Inc.   Somerset Capital Group, Ltd.   AP0000325    11/05/1997     See Schedule A for list of
                   111 Pfingsten Road        1087 Broad Street, Suite 201                               Specific Equipment
                   Deerfield, IL 60015       Bridgeport, CT 06604
                                             Assigned to:  Summit Bank
                                             750 Walnut Avenue
                                             Cranford, NJ 07016
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           Tenneco Automotive Inc.   Caterpillar Financial          AP0076208    08/17/1998     Tennant Scrubber 5700 S/N:
                   33 Lockwood Road          Services Corporation                                       5700-5235; equipment
                   Milan, OH 44846           901 Warrenville Road, Suite    19990570115  02/16/1999     location: Route 424 East,
                                             304                            Amendment                   Napoleon, OH 43545
                                             Lisle, IL 60532
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           Tenneco Automotive Inc.   Star Bank, N.A.                AP0104161    12/04/1998     All equipment now or
                   33 Lockwood Road          Equipment Finance Division                                 hereafter leased under
                   Milan, OH 44846           425 Walnut St., #8135                                      Equipment Leasing Agreement
                   Lessee #305.1857.01       Cincinnati, OH 45202                                       dated 10/20/98; See
                                                                                                        Schedule C-1 attached
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           Tenneco Automotive Inc.   Star Bank, N.A.                AP0104163    12/04/1998     All equipment now or
                   33 Lockwood Road          Equipment Finance Division                                 hereafter leased under
                   Milan, OH 44846           425 Walnut St., #8135                                      Equipment Leasing Agreement
                   Lessee #305.1857.02       Cincinnati, OH 45202                                       dated 10/20/98; See
                                                                                                        Schedule C-1 attached
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Ohio S/S           The Pullman Company       St. James Leasing, Ltd.        AL21305      08/12/1994     Equipment described in
                   3 Werner Way - Suite 200  323 Riverside Avenue - Suite                               Schedule 7 to Lease
                   Lebanon, NJ 08833         300                                                        Agreement dated 11/28/1989
                                             Westport, CT 06880
                                             Assigned to:
                                             United Jersey Bank
                                             25 E. Salem Street, Suite 603
                                             Hackensack, NJ 07602
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           The Pullman Company       St. James Leasing, Ltd.        AL31434      09/27/1994     Equipment described in
                   3 Werner Way - Suite 200  323 Riverside Avenue - Suite                               Schedule 11 to Lease
                   Lebanon, NJ 08833         300                                                        Agreement dated 11/28/1989
                                             Westport, CT 06880
                                             Assigned to:
                                             United Jersey Bank
                                             25 E. Salem Street, Suite 603
                                             Hackensack, NJ 07602
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           The Pullman Company       St. James Leasing, Ltd.        AL36900      10/21/1994     Equipment described in
                   3 Werner Way - Suite 200  323 Riverside Avenue - Suite                               Schedule 9 to Lease
                   Lebanon, NJ 08833         300                                                        Agreement dated 11/28/1989
                                             Westport, CT 06880
                                             Assigned to:
                                             United Jersey Bank
                                             25 E. Salem Street, Suite 603
                                             Hackensack, NJ 07602
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           The Pullman Company       St. James Leasing, Ltd.        AL79280      04/20/1995     Equipment described in
                   3 Werner Way - Suite 200  323 Riverside Avenue - Suite                               Schedule 17 to Lease
                   Lebanon, NJ 08833         300                                                        Agreement dated 11/28/1989
                                             Westport, CT 06880
                                             Assigned to:
                                             Charter Financial, Inc.
                                             153 East 53rd Street-55th
                                             Floor
                                             New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           The Pullman Company,      Caterpillar Financial          AL80575      04/25/1995     Caterpillar lift truck
                   Clevite                   Services Corporation                                       located at Rt. 424,
                   Elastomers Division       901 Warrenville Road #304      7289506126   07/28/1995     Napoleon, OH 43545
                   3 Werner Way              Lisle, IL 60532                (amendment)                 Amendment listed serial
                   Lebanon, NJ 08833                                                                    numbers of equipment
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Ohio S/S           The Pullman Company,      Caterpillar Financial          AL84985      05/11/1995     Caterpillar lift truck
                   Clevite                   Services Corporation                                       located at 33 Lockwood
                   Elastomers Division       901 Warrenville Road #304      7289506127   07/28/1995     Road, Milan, OH 44846
                   3 Werner Way              Lisle, IL 60532                (amendment)                 Amendment listed serial
                   Lebanon, NJ 08833                                                                    numbers of equipment
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           The Pullman Company       St. James Leasing, Ltd.        AL93327      06/14/1995     Equipment described in
                   3 Werner Way - Suite 200  323 Riverside Avenue - Suite                               Schedule 21 to Lease
                   Lebanon, NJ 08833         300                                                        Agreement dated 11/28/1989
                                             Westport, CT 06880
                                             Assigned to:
                                             Charter Financial, Inc.
                                             153 East 53rd Street-55th
                                             Floor
                                             New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           The Pullman Company,      Caterpillar Financial          AM27907      11/08/1995     Caterpillar lift truck
                   Clevite                   Services Corporation                                       located at 33 Lockwood
                   Elastomers Division       901 Warrenville Road #304                                  Road, Milan, OH 44846
                   3 Werner Way              Lisle, IL 60532
                   Lebanon, NJ 08833
------------------------------------------------------------------------------------------------------------------------------------
Ohio S/S           The Pullman Company,      Kimco Leasing                  AM58021      03/19/1996     Fax Machine S/N 51394
                   Inc.                      1910 St. Joe Center Road
                   dba Clevite Elastomers    Suite 12
                   Route 424                 Fort Wayne, IN 46825
                   Napoleon, OH 43545
------------------------------------------------------------------------------------------------------------------------------------
Erie County, OH    Tenneco Automotive, Inc.  Somerset Capital Group, Ltd.   16717        11/06/1997     Equipment Schedule 1 to
                   111 Pfingsten Road        1087 Broad Street-Suite 201                                Master Lease Agreement
                   Deerfield, IL 60015       Bridgeport, CT 06604                                       dated 09/11/1997
                                             Assigned to:
                                             Summit Bank
                                             750 Walnut Avenue
                                             Cranford, NJ 07016
------------------------------------------------------------------------------------------------------------------------------------
Erie County, OH    Tenneco Automotive Inc.   Star Bank, NA                  18998        11/12/1998     Equipment leased pursuant
                   33 Lockwood Drive         Equipment Finance Division                                 to Equipment Leasing
                   Milan, OH 44846           425 Walnut Street, #8135                                   Agreement # 305-1857-01
                                             Cincinnati, OH 45202                                       dated 10/20/1998
------------------------------------------------------------------------------------------------------------------------------------
Erie County, OH    Tenneco Automotive Inc.   Star Bank, NA                  18999        11/12/1998     Equipment leased pursuant
                   33 Lockwood Drive         Equipment Finance Division                                 to Equipment Leasing
                   Milan, OH 44846           425 Walnut Street, #8135                                   Agreement # 305-1857-02
                                             Cincinnati, OH 45202                                       dated 10/20/1998
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Henry County, OH   Tenneco Automotive, Inc.  Caterpillar Financial          10152        08/17/1998     1 Tennant Scrubber No.
                   33 Lockwood Drive         Services Corporation                                       5700; Equipment located at:
                   Milan, OH 44846           901 Warrenville Road, Suite                                Route 424 East, Napoleon,
                                             304                                                        OH 43545; Amended to
                                             Lisle, IL 61532                                            include S/N 5700-5235 on
                                                                                                        02/16/1999
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Tenneco Automotive Inc.   Connell Equipment Leasing Co.  983609875    10/19/1998     2 Caterpillar forklifts;
                   111 Pfingsten Road        45 Cardinal Drive                                          S/Ns 4EM09104, 4EM09105
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Tenneco Automotive Inc.   Connell Equipment Leasing Co.  983610941    10/26/1998     2 Caterpillar forklifts;
                   111 Pfingsten Road        45 Cardinal Drive                                          S/Ns 6EM02267, 6EM02260
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Tenneco Automotive Inc.   Connell Equipment Leasing Co.  993000735    01/05/1999     1 Caterpillar forklift; S/N
                   1 International Drive     45 Cardinal Drive                                          2EM05977
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Walker Manufacturing      Forum Financial Group, Inc.    940338206    08/03/1994     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                  (EXPIRED)      2220-30; Equipment located
                   Racine, WI 53402          Richardson, TX 75080                                       in Smithville, TN
                                             Assigned to:
                                             Texas Central Bank NA
                                             8144 Walnut Hill Ln, LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Walker Manufacturing      Forum Financial Group, Inc.    950403006    02/27/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 2220-37; Equipment located
                   Racine, WI 53402          Richardson, TX 75080                                       in Smithville, TN
                                             Assigned to:
                                             Texas Central Bank NA
                                             8144 Walnut Hill Ln, LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Walker Manufacturing      Connell Finance Company, Inc.  950434347    05/24/1995     3 Caterpillar lift trucks,
                   Company                   45 Cardinal Drive                                          S/Ns 4EM01384, 4EM00815,
                   1201 Michigan Blvd.       Westfield, NJ 07090                                        4EM00814
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Tennessee S/S      Walker Manufacturing      Forum Financial Group, Inc.    950438432    06/06/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 2220-43; Equipment located
                   Racine, WI 53402          Richardson, TX 75080                                       in Smithville, TN
                                             Assigned to:
                                             Texas Central Bank NA
                                             8144 Walnut Hill Ln, LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Walker Manufacturing      Utilase Systems Inc.           950447635    07/03/1995     GTAW TIG Cell Model
                   Company                   20201 Hoover Road                                          PTS-TIG; GMAW MIG Cell
                   645 East Broad Street     Detroit, MI 48205-1031                                     Model 1RMWSTP
                   Smithville, TN 37166
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Walker Manufacturing      Forum Financial Group, Inc.    950487677    11/03/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy #148                                 2220-41; Equipment located
                   Racine, WI 53402          Richardson, TX 75080                                       in Smithville, TN
                                             Assigned to:
                                             Texas Central Bank NA
                                             8144 Walnut Hill Ln, LB94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Tennessee S/S      Walker Manufacturing      Connell Finance Company, Inc.  960507731    01/09/1996     1 Caterpillar lift trucks,
                   Company                   45 Cardinal Drive                                          S/Ns 4EM03358
                   1201 Michigan Blvd.       Westfield, NJ 07090
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
DeKalb County, TN  Walker Manufacturing      Brad Elliott Johnson           7343         06/27/1997     $7,858.55 which has been
                   Company, a division of    (Judgment)                                                 satisfied and released.
                   Tenneco Inc. and Cigna
                   Insurance Companies
------------------------------------------------------------------------------------------------------------------------------------
DeKalb County, TN  Walker Manufacturing,     Lisa Pyles                     7081 and     11/15/1995     $14,616.00 which has been
                   Inc., a division of                                      7082                        satisfied and released.
                   Tenneco Inc. and
                   Connecticut General
                   Life Insurance Company
                   a/k/a Cigna Insurance
                   Companies
------------------------------------------------------------------------------------------------------------------------------------
DeKalb County, TN  Tenneco Inc., a Nevada    Kimberly Carol Cantrell        7138         02/29/1996     $19,978.72 which has been
                   corporation, and Cigna                                                               satisfied and released.
                   Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
DeKalb County, TN  Tenneco Inc., a Nevada    Shannon Cantrell               7434         01/27/1998     $13,353.30 which has been
                   corporation and Cigna                                                                satisfied and released.
                   Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
DeKalb County, TN  Tenneco, Inc., a Nevada   Micheal W. Bowman              7557         09/18/1998     $20,578.00 which has been
                   corporation d/b/a                                                                    satisfied and released.
                   Walker Manufacturing
                   Company and Cigna
                   Insurance Company
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Texas S/S          Monroe Auto Equipment     Hyster Credit Company          95-00026315  02/09/1995     One used Hyster E30XL S/N
                   Company                   P. O. Box 4366                                             C114V03686K
                   1601 Hwy 49 North         Portland, OR 97208
                   Paragould, AR 72450
------------------------------------------------------------------------------------------------------------------------------------
Texas S/S          Tenneco Business          Forsythe/McCarthur             97-00099751  05/22/1997     Computer equipment under
                   Services Inc.             Associates, Inc.                                           Master Lease #F8628 dated
                   8401 New Trails Drive     7500 Frontage Road                                         3/20/1997.
                   The Woodlands, TX 77381   Skokie, IL 60077
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  940421 7707  04/21/1994     Computer Equipment per
                   Co., Division of          40 Skokie Blvd., Suite 310                  (EXPIRED)      schedule attached part of
                   Tennessee Gas Pipeline    Northbrook, IL 60062                                       Master Lease #213 dated
                   Company                                                                              05/01/1986 with Schedule
                   1201 Michigan Blvd.                                                                  #34A dated 02/23/1994
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      Capital Associates             940502 7241  05/09/1994     Lease #080901-R02 -
                   Co., Division of          International, Inc.                         (EXPIRED)      equipment subject to
                   Tennessee Gas Pipeline    7175 W. Jefferson Avenue,                                  Renewal No. 2 for Equipment
                   Company                   Suite 3000                                                 Schedule No. 1 to Master
                   1201 Michigan Blvd.       Lakewood, CO 80235                                         Lease dated 09/16/1988
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      Capital Associates             940531 7055  05/31/1994     Restated Master Lease dated
                   Company                   International, Inc.                                        09/15/1992 #174601-R02
                   1201 Michigan Boulevard   7175 W. Jefferson Avenue,      970718 7830  07/18/1997     Debtor name changed to:
                   Racine, WI 53402          Suite 3000                     (Amendment)  (EXPIRED)      Walker Manufacturing
                                             Lakewood, CO 80235                                         Company, a Division of
                                                                                                        Tenneco Automotive Inc.
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      LaSalle Equipment Limited      940725 7704  07/25/1994     Computer equipment as per
                   Co., Division of          Partnership                                                schedule attached - Master
                   Tennessee Gas Pipeline    40 Skokie Blvd., Suite 310                                 Lease #213 dated 05/01/1986
                   Company                   Northbrook, IL 60062           940912 7720  09/12/1994     together with Schedule #35
                   1201 Michigan Blvd.       Assigned to:                   (Assignment) (EXPIRED)      dated 04/12/1994
                   Racine, WI 53402          Manufacturers Bank
                                             1200 N. Ashland Ave.
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Virginia S/S       Walker Manufacturing      Forum Financial Group, Inc.    950109 7063  01/09/1995     Equipment Schedule 2220-33
                   1201 Michigan Boulevard   2201 North Central
                   Racine, WI 53402          Expressway #148
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Ln. LB-94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      Forum Financial Group, Inc.    650306 7352  03/06/1995     See attachment/ Equipment
                   1201 Michigan Boulevard   2201 North Central                                         Schedule 2220-36 (computer
                   Racine, WI 53402          Expressway #148                                            equipment)
                                             Richardson, TX 75080
                                             Assigned to:
                                             Colorado National Leasing,
                                             Inc.
                                             950 17th St., Suite 2400
                                             Denver, CO 80202
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      PaineWebber Preferred Yield    961015 7178  10/15/1996     (copy missing - to follow)
                   1201 Michigan Boulevard   Fund II
                   Racine, WI 53402          Weehauken, NJ
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      Forum Financial Group, Inc.    961015 7281  10/16/1996     Equipment Lease Schedule
                   Company                   1475 Richardson Drive, Suite                               2220-45 (computer
                   1201 Michigan Boulevard   270                                                        equipment) for location:
                   Racine, WI 53402          Richardson, TX 75080                                       3160 Abbott Lane
                                                                                                        Harrisonburg, VA
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  970311 7809  03/11/1997     Computer equipment as per
                   Co., a Division of        40 Skokie Blvd., Suite 310                                 schedule attached - Master
                   Tenneco Automotive Inc.   Northbrook, IL 60062                                       Lease #213 dated 05/01/1986
                   1201 Michigan Blvd.       Assigned to:                   970404 7802  Filing date    together with Schedule #40
                   Racine, WI 53402          Manufacturers Bank             (Assignment) unclear        dated 11/14/1996
                                             1200 N. Ashland Ave.
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------

Virginia S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  970428 7238  04/28/1997     Lift trucks, cascades,
                   111 Pfingsten Road        45 Cardinal Drive                                          batteries (Sup. #12)
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Virginia S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  970814 7043  08/14/1997     Lift trucks, cascades,
                   111 Pfingsten Road        45 Cardinal Drive                                          batteries (Sup. #15)
                   Deerfield, IL 60015       Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  981228 7532  12/28/1998     Order pickers, batteries,
                   1 International Drive     45 Cardinal Drive                                          chargers (Sup. #31)
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive Inc.   Yale Financial Services, Inc.  980706 7157  07/06/1998     Leased equipment at
                   500 North Field Drive     15 Junction Road                                           location: 4500 Early Road
                   Lake Forest, IL 60045     Flemington, NJ 08822                                       Harrisonburg, VA 22801
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive Inc.   Connell Equipment Leasing Co.  990330 7156  03/30/1999     4 Raymond Forklifts; 8
                   111 Pfingsten Road        45 Cardinal Drive                                          Exide Batteries; 4 Exide
                   Deerfield, IL 60015       Westfield, NJ 07090                                        Chargers
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990419 7113  04/19/1999     2 Exide Chargers (Sup. #36)
                   1 International Drive     45 Cardinal Drive
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990419 7114  04/19/1999     Original filing is missing
                   1 International Drive     45 Cardinal Drive                                          in the jurisdiction.
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990419 7577  04/19/1999     1 Multi Shifter Battery
                   1 International Drive     45 Cardinal Drive                                          Handling System (Sup. #35)
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990503 7210  05/03/1999     1 Exide Battery; 1 Exide
                   1 International Drive     45 Cardinal Drive                                          Charger (Sup. #40)
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990518 7157  05/18/1999     12 GNB Batteries; 5 GNB
                   1 International Drive     45 Cardinal Drive                                          Batteries (Sup. #44)
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990518 7158  05/18/1999     2 Yale Forklifts; 10 Yale
                   1 International Drive     45 Cardinal Drive                                          Forklifts (Sup. #39)
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990518 7159  05/18/1999     2 GNB Chargers (Sup. #43)
                   1 International Drive     45 Cardinal Drive
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        The Summit Group, Inc.         990528 7101  05/28/1999     9406-720 AS/400 720-2063 -
                   Incorporated              4215 Edison Lakes Parkway                                  Serial #00219BM7852-4OZ
                   4500 Early Road           Mishawaka, IN 46546-5106                                   Model - Serial #42N5624)
                   Harrisonburg, VA 22801
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990607 7346  06/07/1999     10 Install 90" Overhead
                   1 International Drive     45 Cardinal Drive                                          Guards on Yale Model
                   Monroe, MI 48161          Westfield, NJ 07090                                        ESCO30ABN24TE083
                                                                                                        (Sup. #42)
------------------------------------------------------------------------------------------------------------------------------------
Virginia S/S       Tenneco Automotive        Connell Equipment Leasing Co.  990609 7055  06/09/1999     2 GNB Batteries Model No.
                   1 International Drive     45 Cardinal Drive                                          24-95-21 (Sup. #45)
                   Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Independent City   Walker Manufacturing      Michael G. McCray (Plaintiff)  62/79        05/12/1998     Judgment in the sum of
- Harrisonburg,    Company                                                                              $63,564 which includes
VA                 Tenneco Automotive Inc.                                                              interest thereon from the
                   (Defendants)                                                                         17th day of May 1995 until
                                                                                                        paid and costs of proceeding
------------------------------------------------------------------------------------------------------------------------------------
Independent City   Tenneco Automotive Inc.   Connell Equipment Leasing Co.  47538        04/28/1997     2 Yale Lift Trucks, 2
- Harrisonburg,    111 Pfingsten Road        45 Cardinal Drive                                          Cascades, 6 Exide
VA                 Deerfield, IL 60015       Westfield, NJ 07090                                        Batteries, 2 Exide Chargers
------------------------------------------------------------------------------------------------------------------------------------
Independent City   Tenneco Automotive Inc.   Connell Equipment Leasing Co.  48004        08/14/1997     3 Yale Forklifts, 3 Cascade
- Harrisonburg,    111 Pfingsten Road        45 Cardinal Drive                                          Fork Positioners, 9 Exide
VA                 Deerfield, IL 60015       Westfield, NJ 07090                                        Batteries, 3 Exide Chargers
------------------------------------------------------------------------------------------------------------------------------------
Independent City   Tenneco Automotive Inc.   Yale Financial Services, Inc.  49418        07/10/1998     All of the equipment now or
- Harrisonburg,    500 North Field Drive     15 Junction Road                                           hereafter leased by Lessor
VA                 Lake Forest, IL 60045     Flemington, NJ 08822                                       to Lessee; located at 4500
                                                                                                        Early Road, Harrisonburg, VA
------------------------------------------------------------------------------------------------------------------------------------
Independent City   Tenneco Automotive Inc.   Connell Equipment Leasing Co.  50125        01/04/1999     19 Raymond Order Pickers, 7
- Harrisonburg,    1 International Drive     45 Cardinal Drive                                          Raymond Order Pickers
VA                 Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Independent City     Tenneco Automotive Inc.   Connell Equipment Leasing Co.  50410        03/30/1999     4 Raymond Forklifts, 8
- Harrisonburg, VA   1 International Drive     45 Cardinal Drive                                          Exide Batteries, 4 Exide
                     Monroe, MI 48161          Westfield, NJ 07090                                        Chargers
---------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing Co   IBM Corporation                42461        10/20/1993     IBM Equipment
- Harrisonburg, VA   3160 Abbot Lane           Dept. C4E MS 222
                     Harrisonburg, VA          250 Harbor Drive
                     22801-9750                Stamford, CT 06904
---------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing Co   IBM Corporation                42478        10/26/1993     IBM Equipment
- Harrisonburg, VA   3160 Abbot Lane           Dept. C4E MS 222
                     Harrisonburg, VA          250 Harbor Drive
                     22801-9750                Stamford, CT 06904
---------------------------------------------------------------------------------------------------------------------------------
Independent City     Tennessee Gas Pipeline    Amplicon, Inc.                 42511        11/02/1993     Schedule 6 to Lease No.
- Harrisonburg, VA   Company                   5 Hutton Centre Drive,                                     OL-6346 (VA)(WI)
                     Walker Manufacturing      Ste. 500
                     Company Division          Santa Ana, CA 92707
                     1201 Michigan Blvd.       Assigned to:                   Amended by:  Filed:
                     Racine, WI 53402          Deutsche Credit Corporation    42511        01/25/1994
                                               2333 Waukegan Road                          (EXPIRED)
                                               Deerfield, IL 60015
---------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing      LaSalle Systems Leasing, inc.  42755        01/19/1994     Computer Equipment per
- Harrisonburg, VA   Co., a Division           40 Skokie Blvd., Suite 310                                 schedule attached covered
                     of Tennessee Gas          Northbrook, IL 60062                                       under Master Lease #213
                     Pipeline Company          Assigned to:                                               dated 5/1/1986 together
                     1201 Michigan Blvd.       LaSalle Equipment Limited                                  with Schedule #34 dated
                     Racine, WI 53402          Partnership                                                12/03/1993
                                               40 Skokie Blvd., Suite 310
                                               Northbrook, IL 60062
                                               Assigned to:                   Assignment   Filed:
                                               Manufacturers Bank             42755        03/08/1994
                                               1200 N. Ashland Avenue                      (EXPIRED)
                                               Chicago, IL 60622
---------------------------------------------------------------------------------------------------------------------------------

JURISDICTION         DEBTOR                  SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------         ------                  -------------                  -----------  ----------     ----------
Independent City     Walker Manufacturing    LaSalle Systems Leasing, inc.  43210        04/22/1994     Computer Equipment per
- Harrisonburg, VA   Co., a Division         40 Skokie Blvd., Suite 310                  (EXPIRED)      schedule attached covered
                     of Tennessee Gas        Northbrook, IL 60062                                       under Master Lease #213
                     Pipeline Company        Assigned to:                                               dated 5/1/1986 together
                     1201 Michigan Blvd.     LaSalle Equipment Limited                                  with Schedule #34A dated
                     Racine, WI 53402        Partnership                                                02/23/1994
                                             40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing    Capital Associates             43259        05/04/1994     Lease #080901-R02;
- Harrisonburg, VA   Co., a Division         International, Inc.                         (EXPIRED)      Equipment described on
                     of Tennessee Gas        7175 W. Jefferson Avenue,                                  attachment to UCC-1
                     Pipeline Company        Suite 3000
                     1201 Michigan Blvd.     Lakewood, CO 80235
                     Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing    Capital Associates             43391        06/06/1994     Lease #174601-R02;
- Harrisonburg, VA   Co., a Division         International, Inc.            Amended by:  Filed on:      Equipment described on
                     of Tennessee Gas        7175 W. Jefferson Avenue,      43391        01/22/1998     attachment to UCC-1
                     Pipeline Company        Suite 3000                                  (EXPIRED)
                     1201 Michigan Blvd.     Lakewood, CO 80235
                     Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing    LaSalle Systems Leasing, inc.  43588        08/01/1994     Computer Equipment per
- Harrisonburg, VA   Co., a Division         40 Skokie Blvd., Suite 310                                 schedule attached covered
                     of Tennessee Gas        Northbrook, IL 60062                                       under Master Lease #213
                     Pipeline Company        Assigned to:                                               dated 5/1/1986 together
                     1201 Michigan Blvd.     LaSalle Equipment Limited                                  with Schedule #35 dated
                     Racine, WI 53402        Partnership                                                04/12/1994
                                             40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
                                             Assigned to:                   Assignment   Filed:
                                             Manufacturers Bank             43588        09/13/1994
                                             1200 N. Ashland Avenue                      (EXPIRED)
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing    Forum Financial Group, Inc.    44103        01/19/1995     Equipment Schedule 2220-33
- Harrisonburg, VA   1201 Michigan Blvd.     2201 North Central
                     Racine, WI 53402        Expressway, Ste 148
                                             Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank, N.A.
                                             8144 Walnut Hill Lane, LB-94
                                             Dallas, TX 75231-4316
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION         DEBTOR                  SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------         ------                  -------------                  -----------  ----------     ----------
Independent City     Walker Manufacturing    Forum Financial Group, Inc.    46552        10/11/1996     Equipment Schedule 2220-45
- Harrisonburg, VA   1201 Michigan Blvd.     1475 Richardson Drive, Suite
                     Racine, WI 53402        270
                                             Richardson, TX 75080
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Walker Manufacturing    LaSalle Systems Leasing, inc.  47286        03/11/1997     Computer Equipment per
- Harrisonburg, VA   Co., a Division         40 Skokie Blvd., Suite 310                                 schedule attached covered
                     of Tennessee Gas        Northbrook, IL 60062                                       under Master Lease #213
                     Pipeline Company        Assigned to:                   Assignment   Filed:         dated 5/1/1986 together
                     1201 Michigan Blvd.     Manufacturers Bank             47286        04/07/1997     with Schedule #40 dated
                     Racine, WI 53402        1200 N. Ashland Avenue                                     11/14/1996
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Tenneco Automotive      Connell Equipment Leasing Co.  50482        04/19/1999     1 Multi Shifter Battery
- Harrisonburg, VA   1 International Drive   45 Cardinal Drive                                          Handling System (Sup. #35)
                     Monroe, MI 48161        Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Tenneco Automotive      Connell Equipment Leasing Co.  50485        04/20/1999     2 Exide Chargers (Sup. #36)
- Harrisonburg, VA   1 International Drive   45 Cardinal Drive
                     Monroe, MI 48161        Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Tenneco Automotive      Connell Equipment Leasing Co.  50505        04/22/1999     11 Raymond Easi Order
- Harrisonburg, VA   1 International Drive   45 Cardinal Drive                                          Pickers; 22 Exide
                     Monroe, MI 48161        Westfield, NJ 07090                                        Batteries; 9 Exide Chargers
                                                                                                        (Sup. #34)
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Tenneco Automotive      Connell Equipment Leasing Co.  50539        04/30/1999     1 Exide Battery and 1 Exide
- Harrisonburg, VA   1 International Drive   45 Cardinal Drive                                          Charger (Sup. #40)
                     Monroe, MI 48161        Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Tenneco Automotive      Connell Equipment Leasing Co.  50600        05/17/1999     2 GNB Chargers (Sup. #43)
- Harrisonburg, VA   1 International Drive   45 Cardinal Drive
                     Monroe, MI 48161        Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Tenneco Automotive      Connell Equipment Leasing Co.  50604        05/17/1999     2 Yale Forklifts; 10 Yale
- Harrisonburg, VA   1 International Drive   45 Cardinal Drive                                          Forklifts (Sup. #39)
                     Monroe, MI 48161        Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Independent City     Tenneco Automotive      Connell Equipment Leasing Co.  50605        05/17/1999     12 GNB Batteries; 5 GNB
- Harrisonburg, VA   1 International Drive   45 Cardinal Drive                                          Batteries (Sup. #44)
                     Monroe, MI 48161        Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Independent City    Tenneco Automotive        The Summit Group, Inc.         50655        05/28/1999     9406-720 AS/400 720-2063 -
- Harrisonburg, VA  Incorporated              4215 Edison Lake Parkway                                   Serial #00219BM7852; 4OZ
                    4500 Early Road           Mishawaka, IN 46546-5106                                   Modem - Serial #42N5624
                    Harrisonburg, VA 22801
------------------------------------------------------------------------------------------------------------------------------------
Independent City    Tenneco Automotive        Connell Equipment Leasing Co.  50694        06/07/1999     2 GNB Batteries (Sup. #45)
- Harrisonburg, VA  1 International Drive     45 Cardinal Drive
                    Monroe, MI 48161          Westfield, NJ 07090
------------------------------------------------------------------------------------------------------------------------------------
Independent City    Tenneco Automotive        Connell Equipment Leasing Co.  50696        06/07/1999     10 Install 90" Overhead
- Harrisonburg, VA  1 International Drive     45 Cardinal Drive                                          Guards on Yale Model (Sup.
                    Monroe, MI 48161          Westfield, NJ 07090                                        42)
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S       Walker Manufacturing      Forum Financial Services,      1668948      05/05/1997     Schedule #5010-03
                    1201 Michigan Blvd.       Inc.
                    Racine, WI 53402          1475 Richardson Drive,
                                              Suite 270
                                              Richardson, TX 75080
                                              Assigned to:                   1693405      08/11/1997
                                              Texas Central Bank, N.A.       Assignment
                                              8144 Walnut Hill Lane,
                                              Ste 180
                                              Dallas, Texas 7231
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  1666264      04/24/1997     Master Lease #213 dated
                    Co., a division           40 Skokie Blvd., Suite 310                                 05/01/1986 Schedule #44
                    of Tenneco Automotive,    Northbrook, IL 60062                                       dated 03/04/1997
                    Inc.                      Assigned to:
                    1201 Michigan Blvd.       LaSalle Equipment Limited
                    Racine, WI 53402          Partnership
                                              40 Skokie Blvd., Suite 310
                                              Northbrook, IL 60062
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  1654648      03/11/1997     Master Lease #213 dated
                    Co., a division           40 Skokie Blvd., Suite 310                                 05/01/1986 Schedule #40
                    of Tenneco Automotive,    Northbrook, IL 60062                                       dated 11/14/1996
                    Inc.                      Assigned to:                   1666252      04/24/1997
                    1201 Michigan Blvd.       Manufacturers Bank             Assignment
                    Racine, WI 53402          1200 North Ashland Avenue
                                              Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S       Walker Manufacturing      LaSalle Systems Leasing, Inc.  1654647      03/11/1997     Master Lease #213 dated
                    Co., a division           40 Skokie Blvd., Suite 310                                 05/01/1986 Schedule #41
                    of Tenneco Automotive,    Northbrook, IL 60062                                       dated 12/16/1996
                    Inc.
                    1201 Michigan Blvd.
                    Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Wisconsin S/S      Walker Manufacturing      LaSalle Systems Leasing, Inc.  1654646      03/11/1997     Master Lease #213 dated
                   Co., a division           40 Skokie Blvd., Suite 310                                 05/01/1986 Schedule #42
                   of Tenneco Automotive,    Northbrook, IL 60062                                       dated 01/24/1997
                   Inc.
                   1201 Michigan Blvd.
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Capital Associates             1432623      05/31/1994     Master Lease dated
                   Company                   International, Inc.                                        09/15/1992 Schedule 1
                   1201 Michigan Blvd.       7175 W. Jefferson Ave. #4000                               Lease #174601-R01 & R02
                   Racine, WI 53402          Lakewood, CO 80235             1687792      07/18/1997
                   Amended to:                                              Amendment    (EXPIRED)
                   Walker Manufacturing
                   Company, a
                   division of Tenneco
                   Automotive Inc.
                   111 Pfingsten Road
                   Deerfield, IL 60015
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Tenneco Credit Corporation     1248481      12/26/1991     Account receivables
                   Company                   1010 Milam Street
                   1201 Michigan Boulevard   Houston, Texas 77002
                   Racine, WI 53402          Assigned to: Asset
                   Amended to:               Securitization                 1635911      12/19/1996
                   Walker Manufacturing      Cooperative Corporation        Amendment
                   Company, a                c/o Canadian Imperial Bank
                   division of Tenneco       of Commerce                    1637223      12/26/1996
                   Automotive Inc.           425 Lexington Avenue           Continuation
                                             New York, NY 10017
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Amplicon, Inc.                 1295190      08/03/1992     Schedule 1 (MS) to Lease
                   Company/                  5 Hutton Centre Drive, Suite                               #OL-6346
                   Division of Tennessee     500
                   Gas Pipeline              Santa Ana, CA 92707            1325564      01/11/1993
                   Company                   Assigned to:                   Assignment
                   1201 Michigan Blvd.       Concord Commercial             1325565      01/11/1993
                   Racine, WI 53402          Corporation                    Amendment
                   Name amended to:          2010 Main Street, Suite 500    1663541      04/14/1997
                   Tennessee Gas Pipeline    Irvine, CA 92714               Continuation
                   Company, Walker
                   Manufacturing
                   Company/Division
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Tennessee Gas Pipeline    Amplicon, Inc.                 1380746      09/22/1993     Schedule 5 to Lease
                   Company,                  5 Hutton Centre Drive, Suite                               #OL-6346 (WI); leased
                   Walker Manufacturing      500                            1748494      04/03/1998     property located at Walker
                   Company Division          Santa Ana, CA 92707            Continuation                Exhaust
                   1201 Michigan Blvd.       Assigned to:                                               500 Connestoga Blvd.
                   Racine, WI 53402          Concord Commercial                                         Cambridge, Ontario, M1R 5T7
                                             Corporation                                                Canada
                                             2010 Main Street, Suite 500
                                             Irvine, CA 92714
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Wisconsin S/S      Walker Manufacturing      Pacific Atlantic Systems       1412879      03/02/1994     All Equipment pursuant to
                   Co., a Div. of            Leasing Inc.                                (EXPIRED)      Lease Agreement dated
                   Tennessee Gas Pipeline    11811 N. Tatum Blvd. Suite                                 04/27/1993, Schedule 15
                   Company                   2000
                   1201 Michigan Blvd.       Phoenix, AZ 85028
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Forum Financial Group, Inc.    1418657      03/28/1994     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy. #148                 (EXPIRED)      2220-26
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank
                                             8144 Walnut Hill LB94
                                             Dallas, TX 7231-4316
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing Co.  LaSalle Systems Leasing, Inc.  1424180      04/21/1994     Master Lease #213 dated
                   Division of Tennessee     40 Skokie Blvd., Suite 310                  (EXPIRED)      05/01/1986, Schedule #34A
                   Gas Pipeline              Northbrook, IL 60062                                       dated 02/23/1994; Equipment
                   Company                   Assigned to:                                               located at 3160 Abbott
                   1201 Michigan Blvd.       LaSalle Equipment Limited                                  Lane, Harrisonburg,
                   Racine, WI 53402          Partnership                                                VA 22801
                                             40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Capital Associates             1426397      05/02/1994     Lease #080901-R01 & R02
                   Company, a                International, Inc.                         (EXPIRED)      dated 09/16/1988
                   Division of Tennessee     7175 W. Jefferson Avenue,
                   Gas Pipeline              Suite 3000
                   Company                   Lakewood, CO 80235
                   1201 Michigan Blvd.
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Tennessee Gas Pipeline    Amplicon, Inc.                 1428941      05/12/1994     Schedule 1 to Lease
                   Company                   5 Hutton Centre Drive #500                  (EXPIRED)      Agreement OL-8006
                   Walker Manufacturing      Santa Ana, CA 92707
                   Company Division
                   1201 Michigan Blvd.
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      LaSalle Systems Leasing, Inc.  1444719      07/25/1994     Master Lease #213 dated
                   Co., Division             40 Skokie Blvd., Suite 310                                 05/01/1986, Schedule #37
                   of Tennessee Gas          Northbrook, IL 60062                                       dated 04/04/1994
                   Pipeline Company          Assigned to:                   1454728      09/12/1994
                   1201 Michigan Blvd.       Manufacturers Bank             Assignment   (EXPIRED)
                   Racine, WI 53402          1200 N. Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Wisconsin S/S      Walker Manufacturing      LaSalle Systems Leasing, Inc.  1444720      07/25/1994     Master Lease #213 dated
                   Co., Division             40 Skokie Blvd., Suite 310                                 05/01/1986, Schedule #35
                   of Tennessee Gas          Northbrook, IL 60062                                       dated 04/12/1994
                   Pipeline Company          Assigned to:                   1454727      09/12/1994
                   1201 Michigan Blvd.       Manufacturers Bank             Assignment   (EXPIRED)
                   Racine, WI 53402          1200 N. Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Forum Financial Group, Inc.    1444423      07/25/1994     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy. #148                 (EXPIRED)      2220-30
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank
                                             8144 Walnut Hill LB94
                                             Dallas, TX 7231-4316
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      First Equipment Company        1450491      08/22/1994     Schedule "A" Sub-Schedule
                   Company                   4851 Keller Springs Road,                   (EXPIRED)      No. 1,6,7,10,11 to Master
                   1201 Michigan Blvd.       #100                                                       Lease Agreement Number
                   Racine, WI 53402          Dallas, Texas 75248                                        D01342 dated 02/02/1993
                                             Assigned to:
                                             Bank IV Oklahoma, N.A.
                                             POB 2360
                                             Tulsa, OK 74101
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      LaSalle Systems Leasing, Inc.  1456253      09/19/1994     Master Lease #213 dated
                   Co., Division             40 Skokie Blvd., Suite 310                                 05/01/1986, Schedule
                   of Tennessee Gas          Northbrook, IL 60062                                       #35A dated 08/04/1994;
                   Pipeline Company          Assigned to:                                               equipment located at 904
                   1201 Michigan Blvd.       LaSalle Equipment Limited                                  Industrial Road, Marshall,
                   Racine, WI 53402          Partnership                                                MI 49068
                                             40 Skokie Blvd., Suite 310
                                             Northbrook, IL 60062
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Tennessee Gas Pipeline    Amplicon, Inc.                 1459982      10/06/1994     Schedule 7 to Lease
                   Company                   5 Hutton Centre Drive #500                                 Agreement OL-6346; leased
                   Walker Manufacturing      Santa Ana, CA 92707                                        property located at 3160
                   Company Division                                                                     Abbott Lane, Harrisonburg,
                   1201 Michigan Blvd.                                                                  VA 22801
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Wisconsin S/S      Tennessee Gas Pipeline    Ameritech Credit Corporation   1460003      10/06/1994     Lease No. 001-0127159-008
                   Company                   2550 W. Golf Road                                          dated 12/10/1993
                   Walker Manufacturing      Rolling Meadows, IL 60008
                   Company
                   1010 Milar
                   Houston, TX 77002
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      LaSalle Systems Leasing, Inc.  1461193      10/12/1994     Master Lease #213 dated
                   Co., Division             40 Skokie Blvd., Suite 310                                 05/01/1986, Schedule #38
                   of Tennessee Gas          Northbrook, IL 60062                                       dated 09/09/1994
                   Pipeline Company          Assigned to:                   1476895      12/27/1994
                   1201 Michigan Blvd.       Manufacturers Bank             Assignment
                   Racine, WI 53402          1200 N. Ashland Avenue
                                             Chicago, IL 60622
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Advanta Leasing Corp.          1463653      10/24/1994     Schedule "A" to Lease
                   Company, Div. of TN Gas   P. O. Box 1228-UCC                                         Agreement dated 09/28/1994
                   Pipeline Co.              Voorhees, NJ 08043
                   1201 Michigan Boulevard
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      American Industrial            1457476      09/26/1994     Copiers
                   Division of               Co. Leasing
                   Tennessee Gas Pipeline    P. O. Box 683
                   1201 Michigan Blvd.       Brookfield, WI 53008
                   Racine, WI 53402          Assigned to:                   1470839      11/28/1994
                                             M & I Marshall Ilsley Bank     Assignment
                                             770 N. Water St.
                                             Milwaukee, WI 53202
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Tennessee Gas Pipeline    El Camino Resources, Ltd.      1483648      01/27/1995     Master Lease #2366,
                   Company acting through    21051 Warner Center Lane                                   Schedule #001
                   its Walker                Woodland Hills, CA 91367
                   Manufacturing Division,
                   Tenneco Bldg., 1010
                   Milan, Houston, TX 77002
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Forum Financial Group, Inc.    1483551      01/27/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy. #148                                2220-37
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank
                                             8144 Walnut Hill LB94
                                             Dallas, TX 7231-4316
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Wisconsin S/S      Walker Manufacturing      Forum Financial Group, Inc.    1491558      03/06/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy. #148                                2220-36
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Colorado National Leasing,
                                             Inc.
                                             950 17th St. #1400
                                             Denver, CO 80202
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Tennessee Gas Pipeline    Ameritech Credit Corporation   1542853      10/27/1995     Lease No.
                   Company Div-              2550 W. Golf Road                                          001-0127159-009,010 and 011
                   Walker Manufacturing      Rolling Meadows, IL 60008                                  dated 12/10/1993
                   Company
                   1201 Michigan Blvd.
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Equis Financial Group          1620744      10/14/1996     Master Lease Agmt. No.
                   Company                   98 North Washington Street                                 8906WIG377
                   1201 Michigan Blvd.       Boston, MA 02114
                   Racine, WI 53402          Assigned to:
                                             PaineWebber Preferred Yield
                                             Fund II
                                             PaineWebber Incorporated
                                             1200 Harbor Boulevard
                                             Weehawken, NJ 07087
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing Co.  Forum Financial Group, Inc.    1544841      11/06/1995     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy. #148                                2220-41
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank
                                             8144 Walnut Hill LB94
                                             Dallas, TX 7231-4316
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Tennessee Gas Pipeline    Ameritech Credit Corporation   1556583      01/05/1996     Lease No. 001-0127159-012
                   Company Div-              2550 W. Golf Road                                          dated 12/10/1993
                   Walker Manufacturing      Rolling Meadows, IL 60008
                   Company
                   1201 Michigan Blvd.
                   Racine, WI 53402
------------------------------------------------------------------------------------------------------------------------------------

JURISDICTION       DEBTOR                    SECURED PARTY                  FILE NUMBER  DATE FILED     COLLATERAL
------------       ------                    -------------                  -----------  ----------     ----------
Wisconsin S/S      Walker Manufacturing      Data Sales Co., Inc.           1473650      12/12/1994     Lease 6-9600, Schedule 3A
                   Company, a                3450 West Burnsville Parkway
                   Division of Tennessee     Burnsville, MN 55337
                   Gas Pipeline              Assigned to:                   1512522      06/02/1995
                   Company                   Manufacturers Bank             Assignment
                   1201 Michigan Blvd.       1200 North Ashland Avenue
                   Racine, WI 53402          Chicago, IL 60622
                                             Assigned to:                   1592896      06/10/1996
                                             Monroe Bank & Trust            Assignment
                                             102 E. Front Street
                                             Monroe, MI 48161
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing      Forum Financial Group, Inc.    1627798      11/11/1996     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy. #148                                2220-48
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Colorado National Leasing,
                                             Inc.
                                             950 17th St. #1400
                                             Denver, CO 80202
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin S/S      Walker Manufacturing Co.  Forum Financial Group, Inc.    1705108      10/03/1997     Equipment Lease Schedule
                   1201 Michigan Blvd.       2201 N. Central Expwy. #148                                5010-07
                   Racine, WI 53402          Richardson, TX 75080
                                             Assigned to:
                                             Texas Central Bank
                                             8144 Walnut Hill LB94
                                             Dallas, TX 7231-4316
------------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 7.3(F)                  DRAFT 09/24/99
                                 (FOREIGN LIENS)

     COUNTRY    ENTITY            BANK          LIMIT(1)     LIMIT(2)  PURPOSE     LIEN
---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------

1    Argentina  Fric Rot          Galicia Bank  ARS 500K     500      Overdraft    Right of set-off, right to preferential
                S.A.I.C.                                              facility --  payment or other encumbrance on deposits
                                                                      Working      or other assets in bank's possession
                                                                      Capital      from time to time(3)

---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------
2   Australia   Monroe            Westpac       AUD 250K     160      Overdraft    Right of set-off, right to preferential
                Australia/Monroe  Banking Corp                        facility     payment or other encumbrance on deposits
                Springs                                                            or other assets in bank's possession
                Australia/Walker                                                   from time to time(3)
                Australia
---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------
3   Australia   Monroe            Westpac       AUD 13.5M    8,659    Standby      Right of set-off, right to preferential
                Australia/Monroe  Banking Corp                        overdraft    payment or other encumbrance on deposits
                Springs                                               facility     or other assets in bank's possession
                Australia/Walker                                                   from time to time(3)
                Australia
---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------
4    Australia  Monroe            Westpac       AUD 1.6M     1,026    Guarantee    Right of set-off, right to preferential
                Australia/Monroe  Banking Corp                        facility     payment or other encumbrance on deposits
                Springs                                                            or other assets in bank's possession
                Australia/Walker                                                   from time to time(3)
                Australia
---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------
5    Australia  Monroe            Westpac       AUD 247K     158      Long term    Right of set-off, right to preferential
                Australia/Monroe  Banking Corp                        lease        payment or other encumbrance on deposits
                Springs                                               facility     or other assets in bank's possession
                Australia/Walker                                                   from time to time(3)
                Australia
---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------
6    Australia  Monroe            Westpac       AUD 300K     192      Trade        Right of set-off, right to preferential
                Australia/Monroe  Banking Corp                        finance      payment or other encumbrance on deposits
                Springs                                               facility     or other assets in bank's possession
                Australia/Walker                                                   from time to time(3)
                Australia
---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------
7    Belgium    Tenneco           Artesia       BEF 155M     3,983    Short term   Right of set-off, right to preferential
                Automotive                                            credit       payment or other encumbrance on deposits
                Europe NV                                             facility --  or other assets in bank's possession
                                                                      Working      from time to time(3)
                                                                      Capital

---- ---------- ----------------  ------------- ------------ -------- -----------  ------------------------------------------
8    Belgium    Tenneco           Bank          BEF 150M     3,855    Short term   Right of set-off, right to preferential
                Automotive        Brussels                            credit       payment or other encumbrance on deposits
                Europe NV         Lambert                             facility --  or other assets in bank's possession
                                                                      Working      from time to time(3)
                                                                      Capital

     COUNTRY    ENTITY          BANK          LIMIT(1)     LIMIT(2) PURPOSE        LIEN
---- ---------- --------------- ------------- ------------ -------- -------------- ------------------------------------------

 9   Belgium    Tenneco         A.S.L.K.      BEF 25M      642      Short term     Right of set-off, right to preferential
                Automotive                                          credit         payment or other encumbrance on deposits
                Europe NV                                           facility -     or other assets in bank's possession
                                                                    Working        from time to time(3)
                                                                    Capital

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
10   Brazil     Tenneco         HSBC          Drawn: BRL   700      Overdraft      Right of set-off, right to preferential
                Automotive      Bamerindus    1.31M                 facility -     payment or other encumbrance on deposits
                Brazil Ltda                                         Working        or other assets in bank's possession
                                                                    Capital        from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
11   Brazil     Tenneco         HSBC          BRL 5M       2,671    Short term     Right of set-off, right to preferential
                Automotive      Bamerindus                          credit         payment or other encumbrance on deposits
                Brazil Ltda                                         facility -     or other assets in bank's possession
                                                                    Working        from time to time(3)
                                                                    Capital
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
12   Brazil     Tenneco         Banco ABC     BRL 10M      5,342    Short term     Right of set-off, right to preferential
                Automotive      Brasil                              credit         payment or other encumbrance on deposits
                Brazil Ltda                                         facility       or other assets in bank's possession
                                                                                   from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
13   Brazil     Tenneco         Banco Real    BRL 450K     240      Overdraft -    Right of set-off, right to preferential
                Automotive      S/A                                 Working        payment or other encumbrance on deposits
                Brazil Ltda                                         Capital        or other assets in bank's possession
                                                                                   from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
14   Brazil     Tenneco         Banco Real    BRL 3.6M     1,923    Short term     Right of set-off, right to preferential
                Automotive      S/A                                 credit         payment or other encumbrance on deposits
                Brazil Ltda                                         facility -     or other assets in bank's possession
                                                                    Working        from time to time(3)
                                                                    Capital
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
15   Brazil     Tenneco         Banco Real    BRL 7M       3,739    Short term     Right of set-off, right to preferential
                Automotive      Investimentos                       credit         payment or other encumbrance on deposits
                Brazil Ltda                                         facility       or other assets in bank's possession
                                                                                   from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
16   Brazil     Tenneco         Dresdner      BRL 7M       3,739    Short term     Right of set-off, right to preferential
                Automotive      Bank                                credit         payment or other encumbrance on deposits
                Brazil Ltda                                         facility       or other assets in bank's possession
                                                                                   from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
17   Brazil     Tenneco         Unibanco      BRL 5M       2,671    Short term     Right of set-off, right to preferential
                Automotive                                          credit         payment or other encumbrance on deposits
                Brazil Ltda                                                        or other assets in bank's possession
                                                                                   from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
18   Brazil     Tenneco         Banco         BRL 1.3M     694      Export Line    Right of set-off, right to preferential
                Automotive      Sudameris                                          payment or other encumbrance on deposits
                Brazil Ltda                                                        or other assets in bank's possession
                                                                                   from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
19   Brazil     Tenneco         Citibank      BRL 395K     211      BNDES          Right of set-off, right to preferential
                Automotive                                          Financing      payment or other encumbrance on deposits
                Brazil Ltda                                                        or other assets in bank's possession
                                                                                   from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
20   Canada     TCI-Automotive  Bank of       USD 10M      10,000   Undocumented   Right of set-off, right to preferential
                                Montreal                            line,          payment or other encumbrance on deposits
                                                                    advised        or other assets in bank's possession
                                                                    limit,         from time to time(3)
                                                                    includes
                                                                    drawings in
                                                                    CAD and USD

     COUNTRY    ENTITY          BANK          LIMIT(1)     LIMIT(2) PURPOSE        LIEN
---- ---------- --------------- ------------- ------------ ------   -------------  ------------------------------------------

21   China      Beijing         Finance       RMB 750K     91       Short term     Right of set-off, right to preferential
                Monroe Shock    Bureau,                             working        payment or other encumbrance on deposits
                Absorber        China                               capital loan   or other assets in bank's possession
                Company                                                            from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
22   China      Beijing         Industrial & Drawn:       1,099     Short term     Pledge over assets
                Monroe Shock    Commercial   RMB 9.1M               working
                Absorber        Bank of                             capital loan
                Company         China
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
23   China      Beijing         Dai-ichi      USD 1.5M     1,500    Short term     Right of set-off, right to preferential
                Monroe Shock    Kangyo Bank                         working        payment or other encumbrance on deposits
                Absorber                                            capital loan   or other assets in bank's possession
                Company                                             supported by   from time to time(3)
                                                                    Tenneco Inc.
                                                                    guarantee
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
24   China      Beijing         Localization  RMB 5M       604      Long term      Right of set-off, right to preferential
                Monroe Shock    loan/Planning                       capex loan     payment or other encumbrance on deposits
                Absorber        committee                                          or other assets in bank's possession
                Company                                                            from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
25   China      Beijing         Localization  Drawn:       725      Long term      Right of set-off, right to preferential
                Monroe Shock    loan/CBC      RMB 6M                capex loan     payment or other encumbrance on deposits
                Absorber                                                           or other assets in bank's possession
                Company                                                            from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
26   China      Dalian          Industrial &  Drawn:       1,486    Short term     Pledge over assets
                Walker-Gillet   Commercial    RMB 12.3M             working
                Auto Muffler    Bank, China                         capital loan
                Company
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
27   Czech      Monroe Czechia  Komercni      CZK 20M      570      Overdraft      Right of set-off, right to preferential
     Republic                   Banka                               facility -     payment or other encumbrance on deposits
                                Liberec                             Working        or other assets in bank's possession
                                                                    Capital        from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
28   Denmark    Walker          Den Danske    DKK 20M      2,794    Overdraft      Right of set-off, right to preferential
                Danmark A/S     Bank                                facility/      payment or other encumbrance on deposits
                                                                    Working        or other assets in bank's possession
                                                                    Capital        from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
29   Denmark    Walker          Den Danske    DKK 3.8M     531      Multi-currency Right of set-off, right to preferential
                Danmark A/S     Bank                                overdraft      payment or other encumbrance on deposits
                                                                    facility       or other assets in bank's possession
                                                                    (EUR/DEM/NLG)  from time to time(3)

---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
30   France     Gillet Tubes    SODIEST       Drawn:       472      Long term      Right of set-off, right to preferential
                Technologies    (Development  FRF 2.99M             loan,          payment or other encumbrance on deposits
                                Agency)                             matures May    or other assets in bank's possession
                                                                    2002           from time to time(3)
                                                                    Capital
                                                                    Expenditure
                                                                    Finance
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
31   France     Gillet Tubes    SODIEST       Drawn:       52       Long term      Right of set-off, right to preferential
                Technologies    (Development  FRF 330K              loan,          payment or other encumbrance on deposits
                                Agency)                             matures        or other assets in bank's possession
                                                                    January 2001   from time to time(3)
                                                                    C  apital
                                                                    Expenditure
                                                                    Finance
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
32   France     Wimetal         Banque        FRF 150M     23,685   Bill           Without recourse discounting facility
                                Nationale                           discounting -
                                de Paris                            Working
                                                                    Capital
---- ---------- --------------- ------------- ------------ ------   -------------- ------------------------------------------
33   France     Wimetal         Sogenal       FRF 40M      6,316    Overdraft      Right of set-off, right to preferential
                                                                    facility       payment or other encumbrance on deposits
                                                                                   or other assets in bank's possession from
                                                                                   time to time(3)


     COUNTRY    ENTITY          BANK          LIMIT(1)     LIMIT(2) PURPOSE        LIEN
---- ---------- --------------- ------------- ------------ -------- -------------- ------------------------------------------

34   France     Wimetal         Sogenal       FRF 150M     23,685 Bill           Without recourse discounting facility
                                                                  discounting
                                                                  facility --
                                                                  without
                                                                  recourse
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
35   Germany    Tenneco         Commerzbank,  DEM 16.3M    8,631  German         Right of set-off, right to preferential
                Deutschland     Neustadt                          cashpool       payment or other encumbrance on deposits
                Holdings                                          overdraft      or other assets in bank's possession
                Gesellschaft                                      facility       from time to time(3)
                mbH                                               (plus DEM
                                                                  8.9 million
                                                                  daylight
                                                                  overdraft),
                                                                  guaranteed by
                                                                  Tenneco Inc.
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
36   Germany    Heinrich        Commerzbank   See #36             Overdraft      Right of set-off, right to preferential
                Gillet GmbH &                                     (ledger        payment or other encumbrance on deposits
                Co. KG                                            balance)       or other assets in bank's possession
                                                                  Part of        from time to time(3)
                                                                  German
                                                                  cashpool
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
37   Germany    Tenneco         Commerzbank   See #36             Overdraft      Right of set-off, right to preferential
                Automotive                                        (ledger        payment or other encumbrance on deposits
                Deutschland                                       balance)       or other assets in bank's possession
                                                                  Part of        from time to time(3)
                                                                  German
                                                                  cashpool
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
38   India      Hydraulics Ltd  Citibank      INR 25M      575    Working        Right of set-off, right to preferential
                                                                  Capital        payment or other encumbrance on deposits
                                                                  facility,      or other assets in bank's possession
                                                                  guaranteed     from time to time(3)
                                                                  by Tenneco
                                                                  Inc.
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
39   India      Hydraulics Ltd  Citibank      Drawn:       805    Working        Right of set-off, right to preferential
                                              INR 35M             Capital        payment or other encumbrance on deposits
                                                                  facility,      or other assets in bank's possession
                                                                  guaranteed     from time to time(3)
                                                                  by Tenneco
                                                                  Inc.
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
40   India      Hydraulics Ltd  Bank of       INR 150M     3,450  Long term      Right of set-off, right to preferential
                                America                           loan           payment or other encumbrance on deposits
                                                                  supported by   or other assets in bank's possession
                                                                  Tenneco Inc.   from time to time(3)
                                                                  guarantee,
                                                                  matures in
                                                                  June 2000
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
41   India      Hydraulics Ltd  Bank of       INR 225M     5,175  Short term     Right of set-off, right to preferential
                                America                           working        payment or other encumbrance on deposits
                                                                  capital        or other assets in bank's possession
                                                                  loan,          from time to time(3)
                                                                  Tenneco Inc.
                                                                  guarantee
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
42   India      Renowned Auto   Various       INR 5.2M     120    Long term      Right of set-off, right to preferential
                Products                                          loan --         payment or other encumbrance on deposits
                Manufacturers                                     Working        or other assets in bank's possession
                                                                  Capital        from time to time(3)

---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
43   India      Renowned Auto   SIPCOT        INR 5,140    0      Term loan--    Right of set-off, right to preferential
                Products                                          matures June   payment or other encumbrance on deposits
                Manufacturers                                     2000           or other assets in bank's possession
                                                                  Sales Tax      from time to time(3)
                                                                  Financing
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
44   India      Renowned Auto   SIPCOT        INR 3.8M     87     Term loan,     Right of set-off, right to preferential
                Products                                          matures June   payment or other encumbrance on deposits
                Manufacturers                                     2000           or other assets in bank's possession
                                                                  Working        from time to time(3)
                                                                  Capital
---- ---------- --------------- ------------- ------------ ------ -------------- ------------------------------------------
45   India      Walker          Bank of       INR 110M     2,530  Term loan      Right of set-off, right to preferential
                Exhaust India   America                           supported by   payment or other encumbrance on deposits
                Pvt. Ltd.                                         Tenneco Inc.   or other assets in bank's possession
                                                                  guarantee      from time to time(3)


     COUNTRY    ENTITY          BANK          LIMIT(1)     LIMIT(2)  PURPOSE        LIEN
---- ---------- --------------- ------------- ------------ --------  -------------- ------------------------------------------

46   India      Walker          Bank of       INR 35M      805       Short term     Right of set-off, right to preferential
                Exhaust India   America                              working        payment or other encumbrance on deposits
                Pvt. Ltd                                             capital loan   or other assets in bank's possession
                                                                     supported by   from time to time(3)
                                                                     Tenneco Inc.
                                                                     guarantee
---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
47   Italy      Tenneco         Credito       ITL 180M     4,140     Overdraft      Right of set-off, right to preferential
                Automotive      Italiano SpA                         facility --    payment or other encumbrance on deposits
                Italia Srl                                           Working        or other assets in bank's possession
                                                                     Capital        from time to time(3)

---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
48   New        Monroe          Westpac       NZD 250K     130       Overdraft      Right of set-off, right to preferential
     Zealand    Springs New     Banking Corp                         facility --    payment or other encumbrance on deposits
                Zealand                                              Working        or other assets in bank's possession
                                                                     Capital        from time to time(3)

---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
49   Poland     Tenneco         Citibank,     PLN 35M      8,550     Short term     Right of set-off, right to preferential
                Automotive      Poland                               credit         payment or other encumbrance on deposits
                Polska                                               facility       or other assets in bank's possession
                                                                     supported by   from time to time(3)
                                                                     Tenneco Inc.
                                                                     guarantee --
                                                                     Working
                                                                     Capital
---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
50   Singapore  Tenneco Asia    Bank of       SGD 500K     294       Overdraft      Right of set-off, right to preferential
                                America,                             facility       payment or other encumbrance on deposits
                                Singapore                            supported by   or other assets in bank's possession
                                                                     Tenneco Inc.   from time to time(3)
                                                                     letter of
                                                                     comfort
---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
51   Singapore  Tenneco         Citibank,     USD 1M       1,000     Overdraft      Right of set-off, right to preferential
                Automotive      Singapore                            facility       payment or other encumbrance on deposits
                Asia                                                 supported by   or other assets in bank's possession
                (T.A.T.C)                                            Tenneco Inc.   from time to time(3)
                                                                     guarantee
---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
52   South      Armstrong       First         ZAR 10M      1,643     Short term     Right of set-off, right to preferential
     Africa     Hydraulics      National                             working        payment or other encumbrance on deposits
                                Bank                                 capital line   or other assets in bank's possession
                                                                     supported by   from time to time(3)
                                                                     Tenneco
                                                                     Automotive
                                                                     Holdings SA
                                                                     guarantee
---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
53   South      Armstrong       ABSA Bank     ZAR 9M       1,479     Short term     Right of set-off, right to preferential
     Africa     Hydraulics                                           working        payment or other encumbrance on deposits
                                                                     capital        or other assets in bank's possession
                                                                     facility       from time to time(3)

---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
54   Spain      Tenneco         Banco         ESP 3.3BN    20,543    Long term      Secured by underlying assets
                Automotive      Santander                            capital
                Iberica                                              lease --
                                                                     matures Sept
                                                                     2009 (to be
                                                                     signed
                                                                     before
                                                                     Spin-Off)
---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
55   Spain      Tenneco         Banco         ESP 150M     933       Guarantee      Right of set-off, right to preferential
                Automotive      Santander                            facility       payment or other encumbrance on deposits
                Iberica                                                             or other assets in bank's possession
                                                                                    from time to time(3)

---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
56   Spain      Tenneco         Banco         ESP 178M     1,108     Finance        Secured by underlying asset
                Automotive      Santander                            lease for
                Iberica                                              plant
                                                                     machinery
---- ---------- --------------- ------------- ------------ ------    -------------- ------------------------------------------
57   Sweden     Tenneco         Sparbanken    SEK 5M       604       Overdraft      Right of set-off, right to preferential
                Automotive                                           facility --    payment or other encumbrance on deposits
                Sweden                                               Working        or other assets in bank's possession
                                                                     Capital        from time to time(3)

     COUNTRY  ENTITY         BANK        LIMIT(1)     LIMIT(2)  PURPOSE        LIEN
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------

58   Turkey   Monroe         Iktisat     TRL 85BN         184   Overdraft--    Right of set-off, right to preferential
              Amortisor      Bankasi                            Working        payment or other encumbrance on deposits
                                                                Capital        or other assets in bank's possession
                                                                               from time to time(3)
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
59   Turkey   Monroe         Is Bankasi  TRL 100BN        217   Short term     Right of set-off, right to preferential
              Amortisor                                         credit         payment or other encumbrance on deposits
                                                                facility       or other assets in bank's possession
                                                                (overdraft/    from time to time(3)
                                                                guarantees
                                                                supported by
                                                                TMEL letter
                                                                of comfort
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
60   UK       Tenneco        Barclays    GBP 2.5M       4,051   Overdraft      Right of set-off, right to preferential
              Walker UK      Bank                               facility--     payment or other encumbrance on deposits
                                                                cross          or other assets in bank's possession
                                                                guarantee      from time to time(3)
                                                                Part of UK
                                                                cashpool
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
61   UK       Tenneco        Barclays    GBP 500K         810   Overdraft      Right of set-off, right to preferential
              Automotive UK  Bank                               facility--     payment or other encumbrance on deposits
              Ltd                                               cross          or other assets in bank's possession
                                                                guarantee      from time to time(3)
                                                                Part of UK
                                                                cashpool
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
62   UK       Tenneco        Bank of     GBP 100K         162   Overdraft      Right of set-off, right to preferential
              Europe Ltd     America                            facility       payment or other encumbrance on deposits
                                                                               or other assets in bank's possession
                                                                               from time to time(3)
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
63   UK       Tenneco        Bank of     USD 25M       25,000   Credit         Right of set-off, right to preferential
              Management     America,                           facility       payment or other encumbrance on deposits
              (Europe)       London                             supported by   or other assets in bank's possession
              Limited                                           Tenneco Inc.   from time to time(3)
                                                                guarantee
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
64   UK       Tenneco        KBC Bank,   USD 25M       25,000   Credit         Right of set-off, right to preferential
              Management     London                             facility       payment or other encumbrance on deposits
              (Europe)                                          supported by   or other assets in bank's possession
              Limited                                           Tenneco Inc.   from time to time(3)
                                                                comfort
                                                                letter
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
65   France   Tenneco        Banque      FRF 100M      15,790   Credit         Right of set-off, right to preferential
              Management     Nationale                          facility       payment or other encumbrance on deposits
              (Europe)       de Paris,                          supported by   or other assets in bank's possession
              Limited        Laval                              Tenneco Inc.   from time to time(3)
                                                                comfort
                                                                letter
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
66   UK       Tenneco        Banque      USD 25M       25,000   Credit         Right of set-off, right to preferential
              Management     Nationale                          facility       payment or other encumbrance on deposits
              (Europe)       de Paris,                          supported by   or other assets in bank's possession
              Limited        London                             Tenneco Inc.   from time to time(3)
                                                                comfort
                                                                letter
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------
67   UK       Tenneco        Barclays    GBP 2M         3,240   Overdraft--    Right of set-off, right to preferential
              Management     Bank Plc,                          Cross          payment or other encumbrance on deposits
              (Europe)       London                             Guarantee      or other assets in bank's possession
              Limited                                           Part of UK     from time to time(3)
                                                                cashpool
---  -------- -------------  ----------  ----------   --------  -------------- ----------------------------------------

                                         TOTAL:       276,771

(1) In local currency.

(2) In U.S. dollars (000), using the following exchange rates as of September 20, 1999:

  1 ARS        =        1.0002 USD
  1 AUD        =        .6414 USD
  1 BEF        =        .0257 USD
  1 BRL        =        .5342 USD
  1 CAD        =        .6764 USD
  1 RMD        =        .1208 USD
  1 CZK        =        .02849 USD
  1 DKK        =        .1397 USD
  1 FRF        =        .1579 USD
  1 DEM        =        .5295 USD
  1 INR        =        .02300 USD
  1 ITL        =        .0005349 USD
  1 NZD        =        .5218 USD
  1 PLN        =        .2443 USD
  1 PTE        =        .005166 USD
  1 SGD        =        .5872 USD
  1 ZAR        =        .1643 USD
  1 ESP        =        .006225 USD
  1 SEK        =        .1207 USD
  1 TRL        =        .00000217 USD
  1 GBP        =        1.6202 USD


3 Under applicable law the various rights may or may not constitute Liens.

                                  SCHEDULE 7.5
                              PLANNED DISPOSITIONS


                                      None.

                                 SCHEDULE 7.8(I)
                                   INVESTMENTS



Owner                          Description                           Value
Tenneco Canada Inc.            Preferred Stock in Carquest           $2,010,600
Tenneco Canada Inc.            Notes Receivable from                 $10,440,607
                               BrakePro
Tenneco Automotive Inc.        Notes Receivable from                 $11,683,832
                               BrakePro


Existing Investments by the Borrower and its Subsidiaries in Subsidiaries and Joint Ventures.

                                                                       EXHIBIT A
                                                         TO THE CREDIT AGREEMENT

================================================================================


                       GUARANTEE AND COLLATERAL AGREEMENT

                                    made by

                            TENNECO AUTOMOTIVE INC.

                                [OTHER GRANTORS]

                                  in favor of

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                         Dated as of ____________, 1999


================================================================================

                               TABLE OF CONTENTS

                                                                            Page

SECTION 1  DEFINED TERMS.......................................................2
     1.1  Definitions..........................................................2
     1.2  Other Definitional Provisions........................................6

SECTION 2.  GUARANTEE..........................................................6
     2.1  Guarantee............................................................7
     2.2  Right of Contribution................................................7
     2.3  No Subrogation.......................................................8
     2.4  Amendments, etc. with respect to the Borrower Obligations............8
     2.5  Guarantee Absolute and Unconditional.................................8
     2.6  Reinstatement........................................................9
     2.7  Payments.............................................................9

SECTION 3.  GRANT OF SECURITY INTEREST.........................................9

SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................10
     4.1  Title; No Other Liens...............................................10
     4.2  Perfected First Priority Liens......................................10
     4.3  Chief Executive Office..............................................11
     4.4  Inventory and Equipment.............................................11
     4.5  Farm Products.......................................................11
     4.6  Investment Property.................................................11
     4.7  Receivables.........................................................11
     4.8  Intellectual Property...............................................12

SECTION 5.  COVENANTS.........................................................12
     5.1  Delivery of Instruments, Certificated Securities and Chattel Paper..12
     5.2  Maintenance of Insurance............................................12
     5.3  Payment of Obligations..............................................13
     5.4  Maintenance of Perfected Security Interest; Further Documentation...13
     5.5  Changes in Locations, Name, etc.....................................14
     5.6  Notices.............................................................14
     5.7  Investment Property.................................................14
     5.8  Receivables.........................................................15
     5.9  Intellectual Property...............................................16

SECTION 6.  REMEDIAL PROVISIONS...............................................17
     6.1  Certain Matters Relating to Receivables.............................17
     6.2  Communications with Obligors; Grantors Remain Liable................18
     6.3  Pledged Stock.......................................................18
     6.4  Proceeds to be Turned Over To Administrative Agent..................19

                                                                       Page

     6.5  Application of Proceeds....................................... 20
     6.6  Code and Other Remedies....................................... 20
     6.7  Registration Rights........................................... 21
     6.8  Waiver; Deficiency............................................ 22

SECTION 7.  THE ADMINISTRATIVE AGENT.................................... 22
     7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc... 22
     7.2  Duty of Administrative Agent.................................. 24
     7.3  Execution of Financing Statements............................. 24
     7.4  Authority of Administrative Agent............................. 24

SECTION 8.  MISCELLANEOUS............................................... 25
     8.1  Amendments in Writing......................................... 25
     8.2  Notices....................................................... 25
     8.3  No Waiver by Course of Conduct; Cumulative Remedies........... 25
     8.4  Enforcement Expenses; Indemnification......................... 25
     8.5  Successors and Assigns........................................ 26
     8.6  Set-Off....................................................... 26
     8.7  Counterparts.................................................. 26
     8.8  Severability.................................................. 26
     8.9  Section Headings.............................................. 27
     8.10 Integration................................................... 27
     8.11 GOVERNING LAW................................................. 27
     8.12 Submission To Jurisdiction; Waivers........................... 27
     8.13 Acknowledgements.............................................. 28
     8.14 Additional Grantors........................................... 28
     8.15 Releases.......................................................28
     8.16 WAIVER OF JURY TRIAL...........................................29


SCHEDULES

Schedule 1     Notice Addresses
Schedule 2     Investment Property
Schedule 3     Perfection Matters
Schedule 4     Jurisdictions of Organization and Chief Executive Offices
Schedule 5     Inventory and Equipment Locations
Schedule 6     Intellectual Property

ANNEX

Annex 1        Assumption Agreement

                       GUARANTEE AND COLLATERAL AGREEMENT

     GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 4, 1999, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Tenneco Inc., a Delaware corporation (the "BORROWER"), the Lenders, Commerzbank, AG and Bank of America, N.A., as co-documentation agents, Citicorp USA, Inc., as syndication agent, and the Administrative Agent.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

     WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

     NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                                                                              2.

                             SECTION 1. DEFINED TERMS

          1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

          (b) The following terms shall have the following meanings:

          "AGREEMENT": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Lender Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Lender Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "COLLATERAL":  as defined in Section 3.

          "COLLATERAL ACCOUNT": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

          "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in SCHEDULE 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                                                                              3.

          "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or, any written agreement naming any Grantor as licensee to the extent such agreement permits the Grantor to grant a security interest in its rights thereunder, including, without limitation, those listed in
     SCHEDULE 6, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "DEPOSIT ACCOUNT": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "FOREIGN SUBSIDIARY": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

          "FOREIGN SUBSIDIARY VOTING STOCK": the voting Capital Stock of any Foreign Subsidiary.

          "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

          "GUARANTOR OBLIGATIONS": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "GUARANTORS": the collective reference to each Grantor other than the Borrower.

          "IMMATERIAL FOREIGN SUBSIDIARY": at any time, any Foreign Subsidiary of the Borrower having total assets (as determined in accordance with GAAP) in an amount of less than 1% of Consolidated Total Assets of the Borrower; provided, however, that the total assets (as so determined) of all Immaterial Foreign Subsidiaries shall not exceed 5% of Consolidated Total Assets of the Borrower. In the event that the total assets of all

                                                                              4.

     Immaterial Foreign Subsidiaries exceed 5% of Consolidated Total Assets of the Borrower, the Borrower will designate Foreign Subsidiaries which would otherwise constitute Immaterial Foreign Subsidiaries to be executed as Immaterial Foreign Subsidiaries until such 5% threshold is met.

          "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

          "INVESTMENT PROPERTY": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

          "ISSUERS": the collective reference to each issuer of any Investment Property.

          "LENDER HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower with any Lender (or any Affiliate of any Lender) providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "OBLIGATIONS": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in SCHEDULE 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                                                                              5.

          "PATENT LICENSE": all agreements, whether written or oral, providing for (i) the grant by any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent and (ii) the grant to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent (to the extent such agreement permits the Grantor to grant a security interest in its rights thereunder), including, without limitation, any of the foregoing referred to in SCHEDULE 6.

          "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than the Capital Stock of any Immaterial Foreign Subsidiary; PROVIDED that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder, provided, further, that the Borrower shall not be obligated to pledge the Capital Stock of a Foreign Subsidiary to the extent such pledge would violate the laws of the jurisdiction of such Foreign Subsidiary's organization.

          "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "SECURITIES ACT": the Securities Act of 1933, as amended.

          "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) the right to obtain all renewals thereof.

                                                                              6.

          "TRADEMARK LICENSE": any agreement, whether written or oral, providing for (i) the grant by any Grantor of any right to use any Trademark and (ii) the grant to any Grantor of any right to use any Trademark (to the extent such agreement permits the Grantor to grant a security interest in its rights thereunder), including, without limitation, any of the foregoing referred to in SCHEDULE 6.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

          2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time

                                                                              7.

during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

          2.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                                                                              8.

          2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this
Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to,

                                                                              9.

make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                     SECTION 3. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Deposit Accounts;

          (d) all Documents;

                                                                             10.

          (e) all Equipment;

          (f) all General Intangibles;

          (g) all Instruments;

          (h) all Intellectual Property;

          (i) all Inventory;

          (j) all Investment Property;

          (k) all other property not otherwise described above;

          (l) all books and records pertaining to the Collateral; and

          (m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

          4.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

          4.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting

                                                                             11.

to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except as are permitted by the Credit Agreement and except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

          4.3 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on SCHEDULE 4.

          4.4 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
SCHEDULE 5.

          4.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4.6 INVESTMENT PROPERTY. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.7 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (b)  None of the obligors on any Receivables is a Governmental
Authority.

          (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                                                                             12.

          4.8 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

          (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

          (c) Except as set forth in SCHEDULE 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                              SECTION 5. COVENANTS

     Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

          5.1 DELIVERY OF INSTRUMENTS, CERTIFICATED SECURITIES AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral in excess of $[500,000] shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          5.2 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies with A.M. Best ratings of A-III or better, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, in both cases as is normal and customary for the automotive parts industry and mutually agreeable to such Grantor and the Administrative Agent whose consent shall not be unreasonably withheld.

                                                                             13.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as additional loss payee as its interests may appear and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

          (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

          5.3 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          5.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                                                                             14.

          5.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5 with a value in excess of $[100,000];

          (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
     Section 4.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

          5.6 NOTICES. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b) of the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.7 INVESTMENT PROPERTY. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Except as otherwise provided in the Credit Agreement, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be

                                                                             15.

made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

          5.8 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                                                                             16.

          5.9 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative

                                                                             17.

Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent andTrademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                         SECTION 6. REMEDIAL PROVISIONS

          6.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications after the occurrence of a default or an Event of Default. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.


          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of

                                                                             18.

Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to any material contract of any Grantor to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or any material contract of any Grantor.

          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to any material contract of any Grantor that the Receivables and such contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and material contracts of any Grantor to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any contract of any Grantor by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or any contract of any Grantor, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.


          6.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other

                                                                             19.

action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that
(x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

          6.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral

                                                                             20.

Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.


          6.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application

                                                                             21.

and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7 REGISTRATION RIGHTS. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.


          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged

                                                                             22.

Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          6.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      SECTION 7. THE ADMINISTRATIVE AGENT

          7.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or any material contract of any Grantor or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or any material contract of any Grantor or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                                                                             23.

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
     (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.


          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum

                                                                             24.

equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the

                                                                             25.

Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

          8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with subsection 10.1 of the Credit Agreement.

          8.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

          8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                                                                             26.

          (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          8.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to subsection 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

          8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

                                                                             27.

prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                                                                             28.

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13 ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          8.14 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          8.15 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; PROVIDED that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a

                                                                             29.

written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          8.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                                TENNECO INC.

                                                By:_____________________________
                                                   Name:
                                                   Title:


                                                TENNECO AUTOMOTIVE INC.

                                                By:_____________________________
                                                   Name:
                                                   Title:



                                                [OTHER GRANTORS]

                                                                   SCHEDULE 1





                         NOTICE ADDRESSES OF GUARANTORS

                                                                    SCHEDULE 2


                       DESCRIPTION OF INVESTMENT PROPERTY


PLEDGED STOCK:


ISSUER                        CLASS OF STOCK        STOCK CERTIFICATE NO.        NO. OF SHARES
------                        --------------        ---------------------        -------------




PLEDGED NOTES:


ISSUER                            PAYEE                PRINCIPAL AMOUNT
------                            -----                ----------------




                                                                      SCHEDULE 3


                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                        UNIFORM COMMERCIAL CODE FILINGS


         [List each office where a financing statement is to be filed]*




                          PATENT AND TRADEMARK FILINGS


                               [List all filings]


                    ACTIONS WITH RESPECT TO PLEDGED STOCK**



                                 OTHER ACTIONS


                      [Describe other actions to be taken]



--------

* Note that perfection of security interests in patents and trademarks requires filings under the UCC in the jurisdictions where filings would be made for general intangibles, as well as filings in the U.S Copyright Office and the U.S. Patent & Trademark Office.


** If the interest of a Grantor in Pledged Stock appears on the books of a financial intermediary, a control agreement as described in Section 8-106 of the New York UCC will be required.

                                                                      SCHEDULE 4


      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


                  GRANTOR                             LOCATION

                                                                      SCHEDULE 5


                      LOCATION OF INVENTORY AND EQUIPMENT


                       GRANTOR                  LOCATION

                                                                      SCHEDULE 6


                       COPYRIGHTS AND COPYRIGHT LICENSES


                          PATENTS AND PATENT LICENSES


                       TRADEMARKS AND TRADEMARK LICENSES

                                                                      Annex 1 to
                                              GUARANTEE AND COLLATERAL AGREEMENT

          ASSUMPTION AGREEMENT, dated as of ______________, ____, made by

______________________________, a ______________ corporation (the "ADDITIONAL
GRANTOR"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                             W I T N E S S E T H :

          WHEREAS, Tenneco Inc. (the "BORROWER"), the Lenders, Commerzbank and Bank of America, as Co-Documentation Agents, Citibank, as Syndication Agent, and the Administrative Agent have entered into the Credit Agreement, dated as of September __, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of _______________, 1999 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT") in favor of the Administrative Agent for the benefit of the Lenders;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. GUARANTEE AND COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                                                                              2.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                     [ADDITIONAL GRANTOR]

                                     By: _______________________________________
                                         Name:
                                         Title:

                                                                    Annex 1-A to
                                                            ASSUMPTION AGREEMENT


                            SUPPLEMENT TO SCHEDULE 1




                            SUPPLEMENT TO SCHEDULE 2




                            SUPPLEMENT TO SCHEDULE 3




                            SUPPLEMENT TO SCHEDULE 4




                            SUPPLEMENT TO SCHEDULE 5




                            SUPPLEMENT TO SCHEDULE 6

                                                                       EXHIBIT B
                                                         TO THE CREDIT AGREEMENT

                                    FORM OF
                             COMPLIANCE CERTIFICATE

                                     [For the Fiscal Quarter ending____________]
                                        [For the Fiscal Year ending____________]

          Pursuant to Section 6.2(b) of the Credit Agreement, dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined unless otherwise defined), among TENNECO INC., the lenders parties thereto (the "LENDERS"), the Syndication Agent and the Co-Documentation Agents parties thereto and THE CHASE MANHATTAN BANK, as Administrative Agent, the undersigned, duly elected, qualified and acting Responsible Officer of the Borrower hereby certifies that, to the best of such Responsible Officer's knowledge:

          (a) The Borrower and each other Loan Party has, during the period or periods referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before the date hereof, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: _______________________________

          (b) The financial statements referred to in Section 6.1 of the Credit Agreement which have been delivered prior to or which are delivered concurrently with the delivery of this Compliance Certificate fairly present in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the date of such financial statements, and the consolidated results of their operations and their consolidated cash flows for the fiscal quarter then ended (subject to normal year-end audit adjustments in the case of quarterly financial statements). Such financial statements have been prepared in accordance with GAAP applied consistently throughout the period involved and with prior periods (except as approved by a Responsible Officer and disclosed therein).

          (c) The covenants as listed and calculated below are based on the financial statements referred to in Section 6.1 of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate.

                                                                              2.

     1.   CONSOLIDATED LEVERAGE RATIO* (SECTION 7.1(A))

          The ratio of

          (i)  Consolidated Total Debt* as of such day               $__________

          to

          (ii) Consolidated EBITDA for the period of four
               consecutive fiscal quarters*                          $__________

          Ratio:                                                      __________

          (must not be greater than [see appropriate period
          in Section 7.1(a)])                                         __________

     2.   CONSOLIDATED INTEREST COVERAGE RATIO* (SECTION 7.1(b))

          The ratio of

          (i)  Consolidated EBITDA* for the period of four
               consecutive fiscal quarters                           $__________

          to

          (ii) Consolidated Interest Expense* for such period        $__________

          Ratio:                                                      __________

          (must not be less than [see appropriate period
          in Section 7.1(b)])                                         __________

     3.   CONSOLIDATED FIXED CHARGE COVERAGE RATIO* (SECTION 7.1(c))

          The ratio of

          (i)  Consolidated EBITDA* for the period of four
               consecutive fiscal quarters                           $__________

          less

          (ii) Aggregate actual payment on account of Capital
               Expenditures during such period                       $__________

          to

___________________
* See Schedule 1 for calculations.

                                                                              3.

         (iii) Consolidated Interest Expense* for such period        $__________

          Ratio:                                                      __________

          (must not be less than [see appropriate period in
          Section 7.1(c)])                                            __________

     4.   LIMITATION ON INDEBTEDNESS (SECTION 7.2)

          (a)  Aggregate amount of Guarantee Obligations incurred
               in the ordinary course of business by the Borrower
               and its Subsidiaries of obligations of any
               Subsidiary not otherwise permitted under the
               Credit Agreement in an aggregate amount not to
               exceed $50,000,000                                    $__________

          (b)  Aggregate amount of Indebtedness of the Borrower
               and its Subsidiaries outstanding as of such date
               as permitted by Section 7.2(d) of the Credit
               Agreement                                             $__________

          (c)  Aggregate amount of Indebtedness of the Borrower
               and its Subsidiaries, including Capital Lease
               Obligations, permitted by Section 7.2(e) of the
               Credit Agreement, in an amount not to exceed
               $75,000,000                                           $__________

          (d)  Aggregate amount of Indebtedness of the Borrower
               in respect of the Senior Subordinated Notes
               permitted by Section 7.2(f) of the Credit
               Agreement, in an amount not to exceed $750,000,000    $__________

          (e)  Aggregate amount of Indebtedness of Foreign
               Subsidiaries under lines of credit in an amount
               not to exceed the local currency equivalent of
               $100,000,000                                          $__________

          (f)  Aggregate amount of additional Indebtedness of the
               Borrower or any of its Subsidiaries in an
               aggregate principal amount not to exceed
               $50,000,000                                           $__________

     5.   DISPOSITIONS OF PROPERTY (SECTION 7.5)

          (a)  Dispositions pursuant to Section 7.5(g) of the
               Credit Agreement so long as the fair market value
               of such disposed property does not exceed
               $________ (i.e., 10% of Consolidated Total Assets
               of the Borrower on the Funding Date ($________)
               plus the proceeds of any Reinvestment Deferred
               Amount reinvested in the business of the Borrower
               and its Subsidiaries after the Funding Date
               ($________))                                          $__________

                                                                              4.

     6.   RESTRICTED PAYMENTS (SECTION 7.6)

          (a)  Restricted Payments made pursuant to Section 7.6(b)
               of the Credit Agreement so long as the aggregate
               amount of payments made after the Funding Date does
               not exceed $10,000,000                                $__________

          (b)  Other Restricted Payments made pursuant to Section
               7.6[(e)][(f)] of the Credit Agreement (not to exceed
               [$2,500,000 in the fourth quarter or fiscal 1999]
               [$15,000,000 per fiscal year])                        $__________

     7.   CAPITAL EXPENDITURES (SECTION 7.7)

          (a) Aggregate Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business in accordance with Section 7.7 of the Credit Agreement
               (not to exceed [$75,000,000 from the Funding Date
               through December 31, 1999] [$275,000,000 per fiscal
               year] plus permitted carryovers)                      $__________

     8.   INVESTMENTS (SECTION 7.8)

          (a)  Aggregate amount of loans and advances to employees
               of the Borrower or any of its Subsidiaries as
               described in Section 7.8(d) of the Credit Agreement
               (not to exceed $10,000,000 at any one time
               outstanding)                                          $__________

          (b)  Aggregate amount of investments in Joint Ventures     $__________

          (c) Aggregate amount of other Investments not otherwise permitted by Section 7.8 of the Credit Agreement so long as the aggregate amount expended in connection therewith does not exceed $25,000,000 (valued at
               cost)                                                 $__________


          IN WITNESS WHEREOF, I have hereto set my name in my capacity as an officer of the Borrower.

Dated:

                                               By: _____________________________
                                                   Name:
                                                   Title: [Responsible Officer
                                                           of the Borrower]

                                                                   Schedule 1 to
                                                          Compliance Certificate

                                      CALCULATIONS

     1.   CONSOLIDATED TOTAL DEBT: for the Borrower and its
          Subsidiaries as of any date, without duplication, shall be:

          THE SUM OF

          (a)  all indebtedness for borrowed money,                  $__________

          (b) all obligations for the deferred purchase price of property or services (other than any such obligations incurred in the ordinary course of business maturing less than one year from the creation thereof), $__________

          (c) all obligations evidenced by notes, bonds, debentures or other similar instruments (other than an operating lease, synthetic lease or similar arrangement), $__________

          (d)  all unpaid reimbursement obligations in respect of
               drawings under letters of credit,                     $__________

          (e)  all obligations of the kind referred to in clauses
               (a) through (i) above secured by (or for which the
               holder of such obligation has an existing right,
               contingent or otherwise, to be secured by) any Lien
               on property (including accounts and contract rights)
               owned by any such Person, whether or not such Person
               has assumed or become liable for the payment of such
               obligation.                                           $__________

                                          CONSOLIDATED TOTAL DEBT    $__________


     2. CONSOLIDATED EBITDA: for any period with respect to the Borrower and its Subsidiaries:

          Consolidated Net Income for such period                    $__________

          PLUS THE SUM OF (without duplication and to the extent reflected as a charge in the statement of Consolidated
          Net Income for such period)

          (a)  total income tax expense,                             $__________

          (b)  interest expense, amortization or writeoff of debt
               discount and debt issuance costs and commissions,
               discounts and other fees and charges associated with
               Indebtedness,                                         $__________

          (c)  depreciation and amortization expense,                $__________

          (d)  amortization of intangibles and organization costs,   $__________

          (e)  any extraordinary, unusual or non-recurring non-cash
               expenses or losses, and                               $__________

          (f)  other noncash charges                                 $__________

                                       THE SUM OF (A) THROUGH (F)    $__________

                                                                              2.

          minus the sum of (without duplication and to the extent included in the statement of Consolidated Net Income for such period)

          (a)  interest income                                       $__________

          (b)  any non-cash extraordinary, unusual or non-recurring
               income or gains, and                                  $__________

          (c)  other non-cash income, all as determined on a
               consolidated basis in accordance with GAAP.           $__________

                               THE SUM OF (a) THROUGH (c)            $__________

                                             CONSOLIDATED EBITDA     $__________

     3.   CONSOLIDATED INTEREST EXPENSE: for any period, the sum of:

          (a)  total cash interest expense (including that
               attributable to Capital Lease Obligations but net of
               interest income) of the Borrower and its Subsidiaries
               during such period (including all commissions,
               discounts and other fees and charges owed with
               respect to letters of credit and bankers' acceptance
               financing and net costs under Hedge Agreements to the
               extent such net costs are allocable to such period in
               accordance with GAAP).                                $__________

                                    CONSOLIDATED INTEREST EXPENSE    $__________

                                                                       EXHIBIT C
                                                         TO THE CREDIT AGREEMENT

                                    FORM OF
                              CLOSING CERTIFICATE

     I, the undersigned, [President/Vice President/Chief Financial Officer] of [NAME OF LOAN PARTY], a corporation organized and existing under the laws of the State of_____________ (the "Company"), do hereby certify on behalf of the Company that:

     1. This Certificate is furnished pursuant to the Credit Agreement, dated as of September 30, 1999, among Tenneco Inc., the Lenders parties thereto, the Co-Documentation Agents and Syndication Agent party thereto and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

     2. The following named individuals are elected or appointed officers of the Company, and each holds the office of the Company set forth opposite his or her name and has held such office since _____________________, 19___(1). The signature written opposite the name and title of each such officer is his or her genuine signature.

NAME(2)                  OFFICE                        SIGNATURE

______________________   ___________________________   ________________________

______________________   ___________________________   ________________________

______________________   ___________________________   ________________________

     3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of _____________________ on ________________________, 19___,
together with all amendments thereto adopted through the date hereof.

     4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since ____________________, 19___.

____________
     1 Insert a date prior to the time of any corporate action relating to the Loan Documents or related documentation.

     2 Include name, office and signature of each officer who will sign the Credit Agreement and any Note, including the officer who will sign the certification at the end of this Certificate or related documentation.

     5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on ___________, 19___ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of the Loan Documents.

     6. On the date hereof, all of the conditions set forth in Section 5.3 of the Credit Agreement have been satisfied or waived in accordance with the Credit Agreement.

     7. On the date hereof, the representations and warranties of the Company set forth in the Credit Agreement are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof.

     8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof, as applicable.

     9. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

     IN WITNESS WHEREOF, I have hereunto set my hand this _____________ day of ________________, 1999.

                                   [NAME OF LOAN PARTY]

                                   By:_______________________________________
                                      Name:
                                      Title:

I, the undersigned, [Secretary/Assistant Secretary] of the [LOAN PARTY], do hereby certify that:

     1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President/Chief Financial Officer] of the [LOAN PARTY] and the signature above is his genuine signature.

     2. The certifications made by [name of Person making above certifications] in Items 2,3,4,5,6,7,8 and 9 above are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand this ______________ day of ______________, 1999.

                              [NAME OF LOAN PARTY]

                              By:___________________________________
                                 Name:
                                 Title:

                                                   EXHIBIT D -- Form of Mortgage

                                                                      [Michigan]

                   THIS MORTGAGE CONSTITUTES A FIXTURE FILING
                   UNDER THE MICHIGAN UNIFORM COMMERCIAL CODE

                          MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

                                      from

             _________________, Mortgagor, a _____________________
                                      corporation whose address
                                      is __________________________

                                       to

                           THE CHASE MANHATTAN BANK,
                      as Administrative Agent, Mortgagee,
                                               a New York banking
                                               corporation whose address
                                               is 270 Park Avenue
                                               New York, New York 10017

                     DATED AS OF ____________________, 1999

              Prepared by, and after recording, please return to:

                           Simpson Thacher & Bartlett
                          a partnership which includes
                           professional corporations
                              425 Lexington Avenue
                           New York, New York  10017

                        ATTN: Nicola Ramsay-Palmer, Esq.

                                                                        MICHIGAN


                          MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

          THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS
dated as of             , 1999 is made by                         ("MORTGAGOR"),
whose address is                                                   , to THE
CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as Administrative Agent for the Lenders referred to and as defined below (in such capacity, "MORTGAGEE", which term shall be deemed to include successors and assigns of the Administrative Agent), whose address is 270 Park Avenue, New York, New York 10017. References to this "MORTGAGE" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                Background

          A. Tenneco Inc., a Delaware corporation (the "BORROWER"), has entered into the Credit Agreement dated as of September 30, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") with the several banks and other financial institutions or entities from time to time parties thereto (the "LENDERS"), Commerzbank and Bank of America, as Co-Documentation Agents, Citicorp USA, Inc., as Syndication Agent, and Mortgagee. The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control, provided, that in the case of a provision in this Mortgage which is more specific and detailed than the related provision in the Credit Agreement (including by way of illustration, the section of this Mortgage entitled "Leases"), such Mortgage provision shall not be deemed to be in conflict with the related provision in the Credit Agreement.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate applicable to ABR Loans plus 2%.

          B. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

          C. Pursuant to the terms of the Credit Agreement, (1) the Lenders have agreed (a) to make certain Revolving Loans to, and issue Letters of Credit for the account of, Borrower in an aggregate principal amount at any one time outstanding not to exceed $500,000,000.00 and (b) to make certain Term Loans to Borrower in an aggregate principal amount not to exceed $1,050,000,000.00, (2) the Swing Line Lender has agreed to make certain Swing Line Loans to Borrower in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.00, and (3) the Issuing Lender, has agreed to issue, and the other Lenders which are L/C Participants have agreed to acquire participating interests in, Letters of Credit for the account of Borrower. The maximum aggregate principal amount of the Loans and the L/C Obligations outstanding at any one time shall not exceed $1,550,000,000.00.

          D. It is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective extensions of credit to the Borrower thereunder inter alia, that [(1) Mortgagor guaranty the obligations of Borrower under the Credit Agreement and the other Loan Documents in respect of the Loans and the Reimbursement Obligations by executing and delivering that certain Guarantee and Collateral Agreement dated as of November 4, 1999 in favor of Mortgagee (as the same may be amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT") and (2)] Mortgagor secure its obligations under the Guarantee and Collateral Agreement by executing and delivering this Mortgage. Mortgagor, a subsidiary of the Borrower, will receive substantial direct and indirect benefit from the extensions of credit made to the Borrower pursuant to the Credit Agreement. [THIS MORTGAGE WILL BE APPROPRIATELY MODIFIED FOR MORTGAGEES BY BORROWER]


                               Granting Clauses

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the following (collectively, the "OBLIGATIONS"):

               (a) the due and punctual payment and performance by Mortgagor of any and all of its obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Guarantee and Collateral Agreement;

               (b) the payment of all other obligations and liabilities of Mortgagor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Guarantee and Collateral Agreement, this Mortgage, any other document securing payment of the Obligations (the "SECURITY DOCUMENTS") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Letters of Credit, the Interest Rate Protection Agreements (as defined in the Guarantee and Collateral Agreement), the Guarantee and Collateral Agreement, this Mortgage and the other Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment and performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "LOAN DOCUMENTS"), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to Mortgagee or to the Lenders that are required to be paid by Mortgagor pursuant to the terms of the Credit Agreement, this Mortgage or any other Loan Document); and

               (c) the performance of all covenants, agreements, obligations and liabilities of Mortgagor under or pursuant to the provisions of the Loan Documents;

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO
MORTGAGEE:

          (A)  the Real Estate;

          (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, oil and gas rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "EQUIPMENT");

          (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "RENTS") including, but not limited to, all rights conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCLA 554.231 et seq.), and Act No. 228 of the Michigan Public

     Acts of 1925 as amended by Act No. 55 of the Michigan Public Acts of 1933 (MCLA 554.211 et seq.);

          (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to any such insurance policies and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "PERMITS") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "PLANS");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; and

          (K) all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "PREMISES", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "MORTGAGED PROPERTY").

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed. PROVIDED ALWAYS, that if Mortgagor shall promptly and fully pay and perform all of the Obligations and shall perform all of the other provisions contained herein and in the Loan Documents, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.


                              Terms and Conditions

          Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

          1. Warranty of Title. Mortgagor warrants the title to the Premises, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and to the Liens expressly permitted under Section 7.3 of the Credit Agreement (the "PERMITTED EXCEPTIONS")and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

          2. Payment of Obligations. Mortgagor shall pay and perform all the Obligations at the times and places and in the manner specified in the Guarantee and Collateral Agreement and in this Mortgage.

          3. Requirements.

          (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "LEGAL REQUIREMENTS".

          (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

          4. Payment of Taxes and Other Impositions. (a) Promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Mortgagor shall within 30 days after written request by Mortgagee deliver to Mortgagee (i) original or copies of receipted bills and canceled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, with notice to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent (unless being contested by Mortgagor as provided in (c) below), and to add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on written demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

          (c) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and
(iii) Mortgagor shall either (x) furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee or (y) maintain adequate reserves in accordance with GAAP on Mortgagor's books, in each case in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

          5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises

          (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss(provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms) and the policy limits shall be automatically reinstated after each loss (other than with respect to flood and earthquake coverage which shall be reinstated on a commercially reasonable basis);

          (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury, bodily injury or death, or property damage, relating to any one occurrence plus such excess limits as Mortgagee shall reasonably request from time to time;

          (iii) insurance against rent loss, extra expense or business interruption, in amounts reasonably satisfactory to Mortgagee, but not less than one year's gross rent or gross income (except as may be otherwise reasonably agreed to by Mortgagee);

          (iv) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

          (v) such other insurance in such amounts as is mutually agreeable to Mortgagor and Mortgagee against loss or damage by any other risk commonly insured against by persons occupying or using like properties for like purposes in the locality or localities in which the Real Estate is situated.

          (b) Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be canceled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and
(ii) with respect to all property insurance, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable to Mortgagee as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, subject to standard policy terms, conditions and exclusions. The amounts of each insurance policy and the form of each such policy shall at all times be mutually agreeable to Mortgagor and Mortgagee.

          (c) Mortgagor shall deliver to Mortgagee a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a certificate of insurance acceptable to Mortgagee, accompanied by evidence of payment satisfactory to Mortgagee and (iii) upon the written request of Mortgagee deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee.

          (d) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and with prior notice (written or otherwise), may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Obligations secured by this Mortgage.

          (e) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

          (f) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged, Mortgagor shall give immediate notice thereof to Mortgagee. All insurance proceeds shall be paid to Mortgagee to be held by Mortgagee as collateral to secure the payment and performance of the Obligations. Notwithstanding the preceding sentence, provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and subject to the provisions of Section 2.11 of the Credit Agreement, the insurance proceeds relating to such loss shall be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair.

          (g) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property,
(B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

          6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and except as expressly permitted under the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

          7. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Mortgagor shall not sell, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

          8. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. Mortgagor's failure to pay (i) any Imposition assessed against the Premises (not being contested in the manner provided therein), or any installment thereof, or (ii) any insurance premium upon policies required to be carried by the terms of this Mortgage, shall constitute waste (although the meaning of the term "waste" shall not be limited to such nonpayment) as provided by Act No. 236 of the Michigan Public Acts of 1961 (Revised Judicature Act), Section 600.2927, as and if amended and shall entitle Mortgagee to all remedies provided for therein; and Mortgagor agrees to and hereby does consent to the appointment of a receiver under said statute, should Mortgagee elect to seek such relief thereunder.

          (b) Mortgagee and any persons authorized by Mortgagee shall have the right at all reasonable times upon reasonable prior written notice to enter and inspect the Premises and all work done, labor performed and materials furnished in and about the Improvements and to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

          (c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

          9. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation upon the occurrence and during the continuance of an Event of Default. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.


          10. Restoration. Subject to Section 2.11 of the Credit Agreement, Mortgagor shall use all insurance proceeds and all condemnation proceeds and awards to promptly restore the Mortgaged Property to its condition prior to such casualty or condemnation, (giving effect to the remaining configuration of the Premises after such condemnation) and in compliance with all Legal Requirements.

          11. Leases. (a) Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) except as expressly permitted under the Credit Agreement, without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld or delayed), execute any Lease of the Mortgaged Property or permit to exist any Lease of any of the Mortgaged Property not already in existence prior to the date of this Mortgage.

          (b) As to any Lease consented to by Mortgagee, Mortgagor shall:

          (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

          (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

          (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

          (iv) exercise, within 5 days after a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

          (v) simultaneously deliver to Mortgagee copies of any notices of any material default (as reasonably determined in good faith by Mortgagor) which Mortgagor may at any time forward to or receive from the lessee;

          (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

          (vii) promptly deliver to Mortgagee, upon Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

          (c) Mortgagor shall deliver to Mortgagee, within 10 days after a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default.

          (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

          (e) As to any Lease now in existence or subsequently consented to by Mortgagee, except as expressly permitted under the Credit Agreement, Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

          (f) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest);
(v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

          12. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

          13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.


          14. Events of Default. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) an Event of Default (as defined in the Credit Agreement) shall occur under the Credit Agreement; or

          (b) a failure (i) to keep in force the insurance required by this Mortgage, or (ii) to comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which would affect Mortgagor's ability to keep in force the insurance required by this Mortgage or to collect any proceeds therefrom, or (iii) which is not cured within ten (10) days of written notice by Mortgagee to Mortgagor, to comply with any other material provisions of this Mortgage regarding insurance; or

          (c) a failure of Mortgagor to duly perform and observe, or a violation or breach of, any other terms, covenants, provisions or conditions of Sections 6 or 7 of this Mortgage.

          15. Remedies.

          (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (x) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8 of the Credit Agreement with respect to Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and
(y) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, Mortgagee may, or upon the request of the Required Lenders Mortgagee shall, by notice to Mortgagor declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, Mortgagee may, or upon the request of the Required Lenders, Mortgagee shall, by notice to Mortgagor, declare the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Guarantee and Collateral Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) Mortgagee may immediately commence foreclosure proceedings against the Mortgaged Property pursuant to applicable law. The commencement by Mortgagee of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by Mortgagee of its option set forth above to accelerate the due date of all sums secured hereby. Mortgagor hereby grants power to Mortgagee, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Mortgaged Property at public auction or vendue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws. Mortgagor acknowledges that the foregoing sentence confers a power of sale upon Mortgagee, and that upon the occurrence of an Event of Default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes. MORTGAGOR UNDERSTANDS THAT UPON DEFAULT, MORTGAGEE IS HEREBY AUTHORIZED AND EMPOWERED TO SELL THE MORTGAGED PROPERTY, OR CAUSE THE SAME TO BE SOLD AND TO CONVEY THE SAME TO THE PURCHASER IN ANY LAWFUL MANNER, INCLUDING BUT NOT LIMITED TO THAT PROVIDED BY CHAPTER 32 OF THE REVISED JUDICATURE ACT OF MICHIGAN, ENTITLED "FORECLOSURE OF MORTGAGE BY ADVERTISEMENT", WHICH PERMITS MORTGAGEE TO SELL THE MORTGAGED PROPERTY WITHOUT AFFORDING MORTGAGOR A HEARING, OR GIVING IT ACTUAL PERSONAL NOTICE. THE ONLY NOTICE REQUIRED UNDER SUCH CHAPTER 32 IS TO PUBLISH NOTICE IN A LOCAL NEWSPAPER AND TO POST A COPY OF THE NOTICE ON THE MORTGAGED PROPERTY.

     WAIVER: BY CONFERRING THIS POWER OF SALE UPON MORTGAGEE, MORTGAGOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AFTER AN OPPORTUNITY FOR CONSULTATION WITH ITS LEGAL COUNSEL, HEREBY

     VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ALL RIGHTS UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES AND UNDER THE CONSTITUTION AND LAWS OF THE STATE OF MICHIGAN, BOTH TO A HEARING ON THE RIGHT TO EXERCISE AND THE EXERCISE OF THE POWER OF SALE, AND TO NOTICE EXCEPT AS REQUIRED BY THE MICHIGAN STATUTE WHICH PROVIDES FOR FORECLOSURE OF MORTGAGES BY ADVERTISEMENT.

          (iii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

     In connection with Mortgagee's right to possession of the Mortgaged Property as specified in this paragraph, Mortgagor acknowledges that it has been advised that there is a significant body of case law in Michigan which purportedly provides that in the absence of a showing of waste of a character sufficient to endanger the value of the Mortgaged Property, or other special factors, a mortgagor is entitled to remain in possession of Mortgaged Property, and to enjoy the income, rents and profits therefrom, during the pendency of foreclosure proceedings and until the expiration of the redemption period, even if the mortgage documents expressly provide to the contrary. Mortgagor further acknowledges that it has been advised that Mortgagee recognizes the value of the security covered hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Mortgaged Property, and that Mortgagee would not extend the Loans and the other Obligations secured hereby unless it could be assured that it would have the right to take possession of the Mortgaged Property in order to manage or to control management thereof, and to enjoy the income, rents and profits therefrom, immediately upon default by Mortgagor hereunder, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or the redemption period may not have expired. Accordingly, Mortgagor hereby knowingly, intelligently and voluntarily waives all right to possession of the Mortgaged Property from and after the occurrence of an Event of Default hereunder, upon demand for possession by Mortgagee, and Mortgagor agrees not to assert any objection or defense to Mortgagee's request or petition to a court for possession. The rights hereby conferred upon Mortgagee have been agreed upon prior to any default by Mortgagor hereunder and the exercise by Mortgagee of any such rights shall not be deemed to put Mortgagee in the status of a "mortgagee in possession". Mortgagor acknowledges that this provision is material to this transaction and that Mortgagee would not extend the Indebtedness secured hereby but for this paragraph.

          (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.


          16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

          17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

          18. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness guaranteed under the Guarantee and Collateral Agreement, (ii) extend the maturity or alter any of the terms of the indebtedness guaranteed under the Guarantee and Collateral Agreement or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

          (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

          19. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "CODE") of the State of Michigan. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

          (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; (v) the mailing addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage; and (vi) Mortgagor's federal tax identification number is _______________. In addition, for purposes of Article 9 of the Michigan Uniform Commercial Code, (i) Mortgagor is the "debtor", (ii) Mortgagee is the "secured party" and (iii) information concerning the security interest created hereby may be obtained from Mortgagee at its address on the first page of this Mortgage.

          (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and refiling of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

          20. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid and performed in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any). Mortgagee shall be entitled to all of the rights and benefits conferred by Act No. 210 of the Michigan Public Acts of 1953 as it may be amended, including by Act

No. 151 of the Michigan Public Acts of 1966 (MCLA 554.231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as it may be amended, including by Act No. 55 of the Michigan Public Acts of 1933 (MCLA 554.211 et seq.). The collection of rents by Mortgagee shall in no way waive the right of Mortgagee to foreclose this Mortgage in the event of any Event of Default.

          21. Trust Funds. To the extent required under applicable law, all lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

          22. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Event of Default or invalidate any act taken by Mortgagee on account of such Event of Default.

          23. Notices. Except as otherwise set forth herein, all notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.2 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.


          24. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 10.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

          25. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any of the Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

          26. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

          27. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          28. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to enter into the Credit Agreement and to extend the indebtedness guaranteed by the Guarantee and Collateral Agreement, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

          29. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

          30. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

          31. GOVERNING LAW, ETC. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, EXCEPT THAT MORTGAGOR EXPRESSLY ACKNOWLEDGES THAT BY THEIR RESPECTIVE TERMS THE CREDIT AGREEMENT, THE NOTES AND THE GUARANTEE AND COLLATERAL AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, MORTGAGOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS MORTGAGE THE RIGHTS OF THE PARTIES TO THIS MORTGAGE SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

          32. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor agent for the Lenders," the words "Guarantee and Collateral Agreement" shall mean "the Guarantee and Collateral Agreement, the Credit Agreement or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

          33. Future Advances. This Mortgage is executed and delivered to secure, among other things, future advances and re-advances. It is understood and agreed that this Mortgage secures present and future advances and re-advances made for the benefit of Mortgagor and that the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

          34. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

          35. Release. If Mortgagor shall and does pay to Mortgagee the full principal amount of the indebtedness secured hereby, together with all interest accrued thereon, and keeps all the other covenants and agreements contained herein and in the Guarantee and Collateral Agreement and in the other Loan Documents, all in the manner and at the times set forth herein or in the Guarantee and Collateral Agreement and in the other Loan Documents, and if Mortgagor shall also pay all satisfaction costs, including, but not limited to, reasonable attorneys' fees and the cost of recording a satisfaction piece and, if appropriate, a power-of-attorney to satisfy this Mortgage, then and from thenceforth this Mortgage and the estate hereby created, granted, transferred and assigned shall cease and become void.

          This Mortgage has been duly executed by Mortgagor on ________________, 1999 and is intended to be effective as of __________________, 1999.



                                         ---------------------------------------

In the Presence of:



------------------------------
Print name:                           By:
                                         ---------------------------------------


                                         Print name:
                                                     ---------------------------
                                         Title:


Print name:

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )



          The foregoing instrument was acknowledged before me this ________ day
of _______________, 1999, by ______________, the [           ] President of
_______________________, a _________________ corporation, on behalf of the corporation.




                                          ------------------------------------
                                                      Notary Public

                                                              [Notarial Stamp]
                                                              [Notary Seal]

                                   Schedule A

                           Description of the Premises

                [Attach Legal Description of all parcels; include
               municipal tax assessment identification numbers] ]

                                                                       EXHIBIT E
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement, dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tenneco Inc. (the "Borrower"), the Lenders parties thereto, the Co-Documentation Agents and the Syndication Agent parties thereto and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently delivered pursuant to Section 6.1 thereof and such other financial information, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.19(d) of the Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor: ___________________________________

Name of Assignee: ___________________________________

Effective Date of Assignment: _______________________



      Credit Facility Assigned           Principal Amount Assigned                  Percentage Assigned1/
------------------------------------ ---------------------------------------------- --------------------------------
                                                    $_________                    __________%


[Name of Assignee]                                          [Name of Assignor]



By: ______________________________________________          By: ______________________________________________
Title:                                                      Title:



Consented To and Accepted By:                               [Consented To:

THE CHASE MANHATTAN BANK, as Administrative Agent           TENNECO INC.2/



By: ______________________________________________          By: ______________________________________________
Title:                                                      Title:

     1/ Calculate the percentage of the applicable Facility that is assigned to at least 15 decimal places and show as a percentage of the aggregate Commitments or Loans, as applicable, of all Lenders under the applicable Facility.

     2/ The Borrower's consent should be obtained only if required by Section 10.6(c) of the Credit Agreement.

                                                                       EXHIBIT F
                                                         TO THE CREDIT AGREEMENT

    WASHINGTON OFFICE                                      LAKE FOREST OFFICE
601 THIRTEENTH STREET, N.W.                              ONE WESTMINSTER  PLACE
    SUITE 1200 SOUTH                                      LAKE FOREST, IL 60048
  WASHINGTON, D.C. 20008                                     (647) 296-8200
     (202) 630-80000                                       (247) 295-7210 FAX
   (202) 630-6066 FAX
                                   LAW OFFICES
                                 JENNER & BLOCK
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 ONE IBM PLAZA
                          CHICAGO, ILLINOIS 60611-7602

                                 (312) 222-9350
                               (312) 527-0484 FAX

                               September 30, 1999


The Chase Manhattan Bank, a national banking association, as Administrative Agent under the Credit Agreement as hereinafter defined,

CITICORP USA, INC., as Syndication Agent under the Credit Agreement,

Commerzbank and Bank of America, as
Co-Documentation Agents

            and

The Lenders which are parties to the Credit Agreement on the date hereof (the "Initial Lenders")

            Re:   Tenneco Inc.

Ladies and Gentlemen:

     We have acted as special counsel to Tenneco Inc., a Delaware corporation (the "Borrower") in connection with the transactions contemplated in that certain Credit Agreement dated as of September 30, 1999, among Administrative Agent, CITICORP USA, INC., as Syndication Agent, Commerzbank and Bank of America, as Co-Documentation Agents and each of the Lenders from time to time a party thereto (the "Credit Agreement"). The opinions expressed below are being provided pursuant to Section 5.1(e) of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement (with references herein to the Credit Agreement and each document defined therein meaning the Credit Agreement and each such document as executed and delivered this date (or if executed and delivered on an earlier date, as the same is in effect on the date hereof)). The Initial Lenders and the Administrative Agent, the Co-Documentation Agents and Syndication Agent are herein sometimes called "you". References herein to the "Offering Memorandum" mean the Preliminary Offering Memorandum of the Borrower, dated September 22, 1999, covering the offering and sale of the Senior Subordinated Notes.

September 30, 1999
Page 2

     We have reviewed executed counterparts of the Credit Agreement and each of the other documents and instruments identified on the Schedule of Documents attached hereto (the "Other Documents"), each in the form executed and delivered on this date (or if executed and delivered on an earlier date, as the same is in effect on the date hereof).

     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter and in the schedules attached to this opinion letter, it is our opinion that:

1. The Borrower was duly incorporated and is existing and in good standing under the Delaware General Corporation Law ("DGCL"). The Borrower has the corporate power and authority to own and lease its properties and assets of which we are aware and to carry on the business in which it is presently engaged as described in the Offering Memorandum.

2. The Borrower is qualified to do business as a foreign corporation and is in good standing in the jurisdictions noted on the Schedule of Foreign Qualifications attached hereto.

3. The Borrower has the corporate power to execute and deliver the Credit Agreement, to borrow money under the Credit Agreement, and to perform its obligations under the Credit Agreement.

4. The Board of Directors of Borrower has duly authorized Borrower's execution, delivery and performance of the Credit Agreement, and no other corporate action of Borrower is required in connection with such authorizations.

5. The Credit Agreement has been duly executed and delivered by authorized officers of the Borrower.

6. The Credit Agreement is a valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

7. The Borrower is not presently required to obtain any consent, approval, authorization or order of any court or governmental or regulatory agency in order to obtain the right to execute and deliver the Credit Agreement, to borrow money under the Credit Agreement, and to perform its obligations under the Credit Agreement except for those obtained prior to the date hereof, which remain in full force and effect, or as may be required to be obtained and be in full force and effect on the Funding Date.

September 30, 1999
Page 3

     Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to that opinion. In preparing this opinion letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this opinion letter and upon: (i) factual information contained in certificates obtained from governmental authorities, (ii) factual information represented to be true in the Credit Agreement and the other Loan Documents; (iii) factual information provided to us in a support certificate signed by each of the Loan Parties; and
(iv) factual information we have obtained from such other sources as we have deemed reasonable. We have examined the originals or copies certified to our satisfaction, of such other corporate records of the Loan parties as we deem necessary for or relevant to this opinion, certificates of public officials and other officers of the Loan Parties and we have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this opinion letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this opinion letter is wrong. The terms "knowledge" and "actual knowledge and references to "awareness" whenever used in this opinion letter with respect to our firm means actual knowledge at the time this opinion letter is delivered on the date it bears by Jenner & Block lawyers who have given substantive attention to matters concerning the Loan Parties during the course of our representation of the Loan Parties which knowledge has been obtained by such attorneys in their capacity as such.

     We are licensed to practice only in the State of Illinois and, insofar as the opinions expressed herein involve matters of New York law, we have assumed with your permission and without investigation, that the laws of New York are substantially the same in all material respects as the laws of Illinois. Our advise on every legal issue addressed in this opinion letter is based exclusively on such internal laws of the State of Illinois (and, subject to the provisions of the preceding sentence, the laws of the State of New York) and such federal law of the United States which is in our experience normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated in the Loan Documents between the Loan Parties, on the one hand, and you on the other hand (but without our having made any special investigation as to any other laws), except that (i) we express no opinion or advice as to any law or legal issue (a) which might be violated by any misrepresentation or omission or a fraudulent act, (b) to which any Loan Party may be subject as a result of your legal or regulatory status, your sale or

September 30, 1999
Page 4

transfer of the Loans or interests therein or your (as opposed to any other lender's) involvement in the transactions contemplated by the Loan Documents, or
(c) identified on Schedule C, and (ii) the opinions in paragraphs 1 and 3 through 5 are based on the DGCL. For purposes of each opinion in the first sentence of paragraph 1 and each opinion in paragraph 2, we have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We advise you that some issues addressed by this opinion letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions do not cover or otherwise address any provision of the Credit Agreement of any type identified in Schedule D. Provisions in the Credit Agreement which are not excluded by Schedule D or any other part of this opinion letter or its attachments are called the "Relevant Agreement Terms."

     Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms of a remedial nature contained in the Credit Agreement may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms of a remedial nature contained in the Credit Agreement.

     This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this opinion letter, and any term defined in this opinion letter or any schedule has that defined meaning wherever it is used in this opinion letter or in any schedule to this opinion letter.

     You may rely upon this letter only for the purpose served by the provision in the Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited

September 30, 1999
Page 5

or quoted in any other document or communication which might encourage reliance upon this opinion letter by any person or for any purpose excluded by the restrictions in this paragraph, and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance (except to the extent such reliance is permitted (or would be permitted) pursuant to the following sentence if such person became a Lender or participant). Notwithstanding the foregoing persons who subsequently become Lenders in accordance with the terms of 10.6 of the Credit Agreement (or participants in accordance with the terms of Section 10.6 of the Credit Agreement) may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.


                                             Sincerely,



                                             Jenner & Block

                                   Schedule A

                             General Qualifications

     Our opinions in the opinion letter to which this Schedule A is attached ("our letter") are subject as follows to the following qualifications:

     1. Bankruptcy and Insolvency Exception. Each of the opinions ("our opinions") in our letter regarding the validity, binding effect and enforceability of any Loan Document (the "Specified Opinions") is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

     a. the Federal Bankruptcy Code and thus comprehends, among others, matters of turnover, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

     b. all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

     c. state fraudulent transfer and conveyance laws; and

     d. judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

     2. Equitable Principles Limitation. Each of the Specified Opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

     a. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

     b. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

     c. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

     d. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

     e. requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

     f. requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

     g. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

     3. Other Common Qualifications. Each of the Specified Opinions is subject to the effect of rules of law that;

     a. limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

     b. provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

     c. limit the availability of a remedy under certain circumstances where another remedy has been elected;

     d. provide a time limitation after which a remedy may not be enforced,

     e. limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

     f. relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale,

     g. limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

     h. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

     i. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

     j. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

     k. may render guarantees unenforceable under circumstances where the beneficiary's actions, failures to act or waivers, amendments or replacement of the documents evidencing or relating to the guaranteed obligations so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the beneficiary and any the principal obligor or any guarantor which is substantially and materially different from that presently contemplated by the original documents evidencing or relating to the guaranteed obligations; and

     l. limit the enforceablility of requirements in the Loan Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

     4. Referenced Provision Qualification. Each opinion regarding the validity, binding effect or enforceability of a provision (the "First Provision") in the Loan Documents requiring any Loan Party to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (the "Second Provision") of any Loan Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Second Provision.

     5. Lender's Regulatory Qualification. We express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.

     6. Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be changed, collected, received or contracted for, other than the internal laws of the State of Illinois and the federal laws of the United States, and, without limiting the foregoing, we expressly disclaim any opinions as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) which may be applicable to the transactions contemplated by the Loan Documents.

                                   SCHEDULE B

                                  ASSUMPTIONS


     For the purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

     1. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures (other than those of or on behalf of any Loan Party) on each such document are genuine.

     2. Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

     3. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

     4. The Loan Documents constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

     5. You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Loan Documents to which you are a party enforceable against you.

     6. The conduct of the parties to the Loan Documents has complied with any requirement of good faith, fair dealing and conscionability.

     7. All parties to the transactions contemplated by the Loan Documents (the "Transactions") will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Loan Documents.

     8. With respect to the opinions set forth in opinion paragraph 7, we assume no Loan Party will in the future take any discretionary action (including a decision not to act) permitted under the Loan Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Loan Party may be subject.

                                   SCHEDULE C

                         EXCLUDED LAW AND LEGAL ISSUES


     None of the opinions or advice contained in the letter to which this Schedule C is attached (herein called "our letter") covers or otherwise addresses any of the following legal issues:

     1. except with respect to the extent of our opinion in paragraph 7, federal securities laws and regulations administered by the Securities and Exchange Commission, state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

     2.   pension and employee benefit laws and regulations (e.g., ERISA);

     3. federal and state antitrust and unfair competition laws and regulations;

     4. federal laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

     5.   compliance with fiduciary duty requirements;

     6. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

     7.   fraudulent transfer and fraudulent conveyance laws;

     8. Federal and state environmental, tax, land use and subdivision, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations;

     9. Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations;

     10. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and

     11. the effect of any law, regulation or order which hereafter becomes effective.

                                   SCHEDULE D

                              EXCLUDED PROVISIONS


     None of the opinions in the letter to which this Schedule D is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Loan Documents:

     1.   Choice-of-law provisions.

     2. Indemnification for gross negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

     3. Provisions mandating contribution towards judgments or settlements among various parties.

     4.   Waivers of (i) legal or equitable defenses, (ii) rights to damages,
(iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, and (vii) other benefits to the extent they cannot be waived under applicable law.

     5. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages (to the extent deemed to be penalties), acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges (to the extent deemed to be penalties) and prepayment charges.

     6. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

     7. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

     8. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

     9.   Provisions which purport to award attorneys' fees solely to one party.

     10. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

     11. Provisions or agreements regarding proxies, shareholder voting rights and the like.

     12.  Confidentiality agreements.

     13. Provisions in any of the Loan Documents requiring a Loan Party to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Loan Document.

     14. Provisions, if any, which are contrary to the public policy of any jurisdiction.

                             SCHEDULE OF DOCUMENTS


1.   The Certificate of Incorporation of Borrower

2.   The By-Laws of Borrower

3. The resolutions adopted by the Board of Directors of Borrower on September 14, 1999;

4. Certificate of good standing issued by the State of Delaware with respect to the Borrower; and

5. Certificate as to the qualification of Borrower as a foreign corporation in the State of California.

                       SCHEDULE OF FOREIGN QUALIFICATIONS


1.   California

                                                                       EXHIBIT G
                                                         TO THE CREDIT AGREEMENT


                                     FORM OF
                            PREPAYMENT OPTION NOTICE




[Tranche [B][C] Term Lender]
Attention of [            ]
Telecopy No. [            ]


                                                                          [Date]

Ladies and Gentlemen:

                  The undersigned, The Chase Manhattan Bank, as Administrative Agent, refers to the Credit Agreement, dated as of September 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TENNECO INC., the lenders parties thereto (the "Lenders"), the Co-Documentation Agent and the Syndication Agent parties thereto and THE CHASE MANHATTAN BANK, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.11(e) of the Credit Agreement of the [Tranche B] [Tranche C] Prepayment Amount. Amounts applied to prepay the [Tranche B] [Tranche C] Term Loans shall be applied pro rata to the [Tranche B] [Tranche C] Term Loans held by you. The portion of the prepayment amount to be allocated to the [Tranche B] [Tranche C] Term Loans held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:


(A)      Total [Tranche B] [Tranche C] Prepayment Amount   -----------------

(B)      Portion of [Tranche B] [Tranche C] Prepayment
         Amount to be received by you                      -----------------

(C)      Prepayment Date (Five Business Days after the date
         of this Prepayment Option Notice)                 -----------------

                  Please indicate below whether or not you wish to accept the Borrower's prepayment offer by marking the appropriate box below, executing this Prepayment Option Notice and returning it via telecopy to the Administrative Agent (attention: [___________________]) no later than 10:00 a.m., New York City time, _____________, _____, at Telecopy No. [________________]. Failure to
properly complete, execute and submit this Prepayment Option Notice in accordance with the above terms shall be deemed to be notice that you accept the Borrower's prepayment offer.


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                             By: _________________
                                 Name:
                                 Title:



-  LENDER ACCEPTS BORROWER'S PREPAYMENT OFFER
-  LENDER DOES NOT ACCEPT BORROWER'S PREPAYMENT OFFER



By: ______________________________
    Name:
    Title:


__________________________________
[Name of Lender]